------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                 CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT

                           Dated as of April 29, 1998,
                 as amended and restated as of January 31, 2000

                                      among

                       VENTAS REALTY, LIMITED PARTNERSHIP

                                   as Borrower

                                       and

                        THE GUARANTORS REFERRED TO HEREIN

                                       and

                         THE LENDERS REFERRED TO HEREIN

                                       and

                              BANK OF AMERICA, N.A.
                      (formerly known as NATIONSBANK, N.A.)
                                 as Issuing Bank

                                       and

                              BANK OF AMERICA, N.A.
                      (formerly known as NATIONSBANK, N.A.)
                             as Administrative Agent

                                       and

                          MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK

                             as Documentation Agent
 -------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

1. DEFINITIONS.................................................................3

2. THE LOANS..................................................................30
     SECTION 2.1.  Term Loans.................................................30
     SECTION 2.2.  Revolving Credit Loans.....................................31
     SECTION 2.3.  Interest Rate Type of the Loans............................32
     SECTION 2.4.  Repayment of Loans; Evidence of Debt.......................32
     SECTION 2.5.  Interest...................................................35
     SECTION 2.6.  Commitment Fees, Facility Fee and Other Fees...............36
     SECTION 2.7.  Termination and/or Reduction of the Total Revolving
                   Credit Commitment..........................................36
     SECTION 2.8.  Prepayments................................................37
     SECTION 2.9.  Default Interest; Alternate Rate of Interest...............39
     SECTION 2.10.  Continuation and Conversion of Loans......................40
     SECTION 2.11.  Reimbursement of Lenders..................................41
     SECTION 2.12.  Change in Circumstances...................................43
     SECTION 2.13.  Change in Legality........................................46
     SECTION 2.14.  United States Withholding.................................46
     SECTION 2.15.  Interest Adjustments......................................48
     SECTION 2.16.  Manner of Payments........................................49
     SECTION 2.17.  Letters of Credit.........................................49
     SECTION 2.18.  Lending Office............................................55

3. REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES...........................56
     SECTION 3.1.  Existence and Power........................................56
     SECTION 3.2.  Authority and No Violation.................................57
     SECTION 3.3.  Governmental Approval......................................58
     SECTION 3.4.  Binding Agreements.........................................58
     SECTION 3.5.  No Material Adverse Effect.................................58
     SECTION 3.6.  Existing Loans.............................................59
     SECTION 3.7.  Financial Information......................................59
     SECTION 3.8.  Credit Parties.............................................60
     SECTION 3.9.  Patents, Trademarks, Copyrights and Other Rights...........60
     SECTION 3.10.  Fictitious Names..........................................60
     SECTION 3.11.  Title to Properties.......................................61
     SECTION 3.12.  Places of Business........................................61
     SECTION 3.13.  Litigation; Judgments.....................................61
     SECTION 3.14.  Federal Reserve Regulations...............................62
     SECTION 3.15.  Investment Company Act....................................62

     SECTION 3.16.  Taxes.....................................................62
     SECTION 3.17.  Compliance with ERISA.....................................63
     SECTION 3.18.  Agreements................................................63
     SECTION 3.19.  Security Interest.........................................64
     SECTION 3.20.  Disclosure................................................64
     SECTION 3.21.  Environmental Matters.....................................65
     SECTION 3.22.  Pledged Securities........................................66
     SECTION 3.23.  Compliance with Laws......................................67
     SECTION 3.24.  Projected Financial Information...........................67
     SECTION 3.25.  Real Property.............................................67
     SECTION 3.26.  Year 2000.................................................68
     SECTION 3.27.  No Default................................................68
     SECTION 3.28.  Labor Matters.............................................68
     SECTION 3.29.  Organizational Documents..................................68
     SECTION 3.30.  Insurance.................................................68
     SECTION 3.31.  Minimum REIT Dividend or Standard REIT Dividend...........69
     SECTION 3.32.  Bank Accounts.............................................69
     SECTION 3.33.  Sandwich Leases...........................................69

4. CONDITIONS TO THE EFFECTIVENESS OF THIS CREDIT AGREEMENT...................69
     SECTION 4.1.  Conditions Precedent to the Effectiveness of This Credit
                   Agreement..................................................69
     SECTION 4.2.  Conditions Precedent to Each Revolving Credit
                   Loan and Each Letter of Credit.............................75
     SECTION 4.3.  Conditions Subsequent......................................75

5. AFFIRMATIVE COVENANTS......................................................77
     SECTION 5.1.  Financial Statements and Reports...........................77
     SECTION 5.2.  Existence; Compliance with Laws............................81
     SECTION 5.3.  Maintenance of Properties..................................81
     SECTION 5.4.  Notice of Material Events..................................82
     SECTION 5.5.  Insurance..................................................83
     SECTION 5.6.  Books and Records..........................................84
     SECTION 5.7.  Third Party Audit Rights...................................84
     SECTION 5.8.  Observance of Agreements...................................84
     SECTION 5.9.  Taxes and Charges..........................................85
     SECTION 5.10.  Liens.....................................................85
     SECTION 5.11.  Further Assurances; Security Interests....................85
     SECTION 5.12.  Environmental Laws........................................86
     SECTION 5.13.  Subsidiaries..............................................87
     SECTION 5.14.  Lease Agreements..........................................87
     SECTION 5.15.  Interest Rate Protection..................................87
     SECTION 5.16.  After-Acquired Real Property Assets.......................88

     SECTION 5.17.  Lender Meetings...........................................88
     SECTION 5.18.  Use of Proceeds of Revolving Credit Loans.................88
     SECTION 5.19.  Bank Accounts.............................................88
     SECTION 5.20.  Release in the Vencor Bankruptcy Case.....................89
     SECTION 5.21.  Subordination, Non-Disturbance and Attornment
                    Agreements, Etc...........................................89
     SECTION 5.22.  Restricted Payments to Ventas and VLPR....................89

6. NEGATIVE COVENANTS.........................................................89
     SECTION 6.1.  Limitations on Indebtedness................................89
     SECTION 6.2.  Limitations on Liens.......................................92
     SECTION 6.3.  Limitation on Guaranties...................................95
     SECTION 6.4.  Limitations on Investments.................................96
     SECTION 6.5.  Restricted Payments........................................98
     SECTION 6.6.  Timing of Permitted Restricted Payments...................100
     SECTION 6.7.  Limitation on Leases......................................100
     SECTION 6.8.  Merger, Sale of Assets, Purchases, etc....................100
     SECTION 6.9.  Places of Business; Change of Name........................103
     SECTION 6.10.  Limitations on Capital Expenditures......................103
     SECTION 6.11.  Minimum EBITDA After the Vencor Effective Date...........103
     SECTION 6.12.  Interest Coverage Ratio..................................104
     SECTION 6.13.  Minimum Cash on Hand of the Credit Parties...............104
     SECTION 6.14.  Minimum Projected EBITDA.................................104
     SECTION 6.15.  Total Indebtedness.......................................104
     SECTION 6.16.  Transactions with Affiliates.............................104
     SECTION 6.17.  Business Activities......................................105
     SECTION 6.18.  Joint Ventures or Partnerships...........................105
     SECTION 6.19.  Receivables..............................................105
     SECTION 6.20.  Sale and Leaseback.......................................105
     SECTION 6.21.  Changes to Material Agreements...........................106
     SECTION 6.22.  Hazardous Materials......................................106
     SECTION 6.23.  Use of Proceeds of Loans.................................107
     SECTION 6.24.  Fiscal Year; Fiscal Quarter..............................107
     SECTION 6.25.  Development Activities...................................107
     SECTION 6.26.  Currency Agreements......................................107

7. EVENTS OF DEFAULT.........................................................107

8. GRANT OF SECURITY INTEREST; REMEDIES......................................111
     SECTION 8.1.  Security Interests........................................111
     SECTION 8.2.  Use of Collateral.........................................111
     SECTION 8.3.  Credit Parties to Hold in Trust...........................112
     SECTION 8.4   Collections, etc..........................................112

     SECTION 8.5.  Possession, Sale of Collateral, etc.......................112
     SECTION 8.6.  Application of Proceeds on Default........................113
     SECTION 8.7.  Power of Attorney.........................................114
     SECTION 8.8.  Financing Statements, Direct Payments.....................115
     SECTION 8.9.  Further Assurances........................................115
     SECTION 8.10.  Termination and Release..................................115
     SECTION 8.11.  Remedies Not Exclusive...................................115
     SECTION 8.12.  Continuation and Reinstatement...........................115

9. GUARANTY..................................................................116
     SECTION 9.1.  Guaranty..................................................116
     SECTION 9.2.  No Impairment of Guaranty, etc............................117
     SECTION 9.3.  Continuation and Reinstatement, etc.......................117
     SECTION 9.4.  Limitation on Guaranteed Amount etc.......................118

10. PLEDGE...................................................................118
     SECTION 10.1.  Pledge...................................................118
     SECTION 10.2.  Covenant.................................................118
     SECTION 10.3.  Registration in Nominee Name; Denominations..............119
     SECTION 10.4.  Voting Rights; Dividends; etc............................119
     SECTION 10.5.  Remedies Upon Default....................................120
     SECTION 10.6.  Application of Proceeds of Sale and Cash.................121
     SECTION 10.7.  Securities Act, etc......................................122
     SECTION 10.8.  Continuation and Reinstatement...........................122
     SECTION 10.9.  Termination..............................................122

11. CASH COLLATERAL..........................................................123
     SECTION 11.1.  Cash Collateral Account..................................123
     SECTION 11.2.  Investment of Funds......................................123
     SECTION 11.3.  Grant of Security Interest...............................123
     SECTION 11.4.  Remedies.................................................124

12. THE AGENTS AND THE ISSUING BANK..........................................124
     SECTION 12.1.  Administration by the Agents.............................124
     SECTION 12.2.  Advances and Payments....................................125
     SECTION 12.3.  Sharing of Setoffs and Cash Collateral...................127
     SECTION 12.4.  Notice to the Lenders....................................129
     SECTION 12.5.  Liability of the Administrative Agent, Documentation
                    Agent and the Issuing Bank...............................129
     SECTION 12.6.  Reimbursement and Indemnification........................130
     SECTION 12.7.  Rights of the Agents.....................................131
     SECTION 12.8.  Independent Investigation by Lenders.....................131
     SECTION 12.9.  Agreement of the Lenders.................................131

     SECTION 12.10.  Notice of Transfer......................................131
     SECTION 12.11.  Relations Among Lenders.................................131
     SECTION 12.12.  Successor Administrative Agent or Documentation Agent...132
     SECTION 12.13.  Tenant's Quiet Enjoyment................................132
     SECTION 12.14.  Lender Payments.........................................133

13. MISCELLANEOUS............................................................133
     SECTION 13.1.  Notices..................................................133
     SECTION 13.2.  Survival of Agreement, Representations and
                    Warranties, etc..........................................134
     SECTION 13.3.  Successors and Assigns; Syndications; Loan Sales;
                    Participations...........................................134
     SECTION 13.4.  Expenses; Documentary Taxes..............................139
     SECTION 13.5.  Indemnity................................................139
     SECTION 13.6.  Choice of Law............................................141
     SECTION 13.7.  Waiver of Jury Trial.....................................141
     SECTION 13.8.  Waiver with Respect to Damages...........................142
     SECTION 13.9.  No Waiver................................................142
     SECTION 13.10.  Extension of Payment Date...............................142
     SECTION 13.11.  Amendments, etc.........................................142
     SECTION 13.12.  Severability............................................144
     SECTION 13.13.  Venue; Service of Process...............................144
     SECTION 13.14.  Headings................................................145
     SECTION 13.15.  Execution in Counterparts...............................145
     SECTION 13.16.  Subordination of Intercompany Indebtedness,
                     Receivables and Advances................................146
     SECTION 13.17.  Confidentiality.........................................146
     SECTION 13.18.  Entire Agreement........................................147
     SECTION 13.19.  Release.................................................147
     SECTION 13.20.  Enforcement of Rights; No Obligation to
                     Marshall Assets.........................................147
     SECTION 13.21.  Reproduction of Documents...............................149

Schedules
---------

1        Schedule of Outstanding Term Loans and Revolving Credit Commitments
1(a)     Existing Affiliate Agreements
1(b)     Sandwich Leases
1(c)     Atria Property
3.1(a) List of jurisdictions where the Borrower is qualified/List of limited partners of the Borrower
3.1(b)   List of jurisdictions where Ventas is qualified
3.1(c)   List of jurisdictions where VLPR is qualified
3.2      Exceptions to Authority and No Violation Representation and Warranty
3.3(c)   Governmental Approvals
3.5      Material Adverse Effects
3.7(b)   Material Indebtedness and Guaranties
3.8(a)   Credit Parties
3.8(b)   Beneficial Interests in Persons other than a Credit Party
3.10     Fictitious Names
3.11     Title to Properties
3.12     Chief Executive Office, Location of Collateral and Records
3.13     Litigation
3.18(a)  Defaults under Agreements
3.18(b)  Agreements
3.19(a)  Filing Offices for UCC-1 Financing Statements
3.19(b)  Filing Offices for the Mortgages and Fixture Filings
3.21     Environmental Matters
3.22(a)  Pledged Securities
3.22(c)  Restrictions on Transfer of the Pledged Securities
3.24     Projections
3.25(a)  Owned Real Property Assets
3.25(b)  Leased Real Property Assets
3.28     Labor Matters
3.32     Bank Accounts
4.1(k)   Litigation Relating to the Fundamental Documents
4.3(b)   Real Property Assets for Which Mortgage Will be Escrowed
4.3(h)   Local Counsel Opinions
5.2      Non-compliance matters
6.1      Existing Indebtedness
6.2      Existing Liens
6.4      Existing Investments
7(j)     Judgments

Exhibits
--------

A        Form of Assignment and Acceptance
B-1      Form of Borrowing Certificate
B-2      Form of Conversion/Continuation Certificate
C        Form of Instrument of Assumption and Joinder
D-1      Form of Mortgage
D-2      Form of Assignment of Leases and Rents
E        Form of Excess Cash Certificate
F        Form of Excess Cash Flow Certificate
G        Form of Note
H        Form of Closing Certificate

                    AMENDED AND RESTATED CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT, dated as of April 29, 1998, as amended and restated as of January 31, 2000 (as this agreement may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among (i) VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"); (ii) the Guarantors referred to herein; (iii) the Lenders referred to herein; (iv) BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as issuer of Letters of Credit (as hereinafter defined); (v) BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as administrative agent for the Lenders and (vi) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agent for the Lenders.


                             INTRODUCTORY STATEMENT
                             ----------------------

     This Credit Agreement amends, restates and supersedes in its entirety each of the following agreements:

     (i) that certain Credit Agreement dated as of April 29, 1998, among the Borrower, NationsBank, N.A. (now known as Bank of America, N.A.) as a Bank (as such term is defined therein) and as Administrative Agent for the Banks, Morgan Guaranty Trust Company of New York, as a Bank and as Documentation Agent for the Banks, the Senior Managing Agents listed on the cover page thereof, the Managing Agents listed on the cover page thereof, the Co-Agents listed on the cover page thereof, the Banks referred to therein and JP Morgan Securities Inc. and NationsBanc Montgomery Securities LLC as Co-Arrangers, as such agreement has heretofore been amended by the Waiver Agreement (as hereinafter defined) (the "Prior Credit Agreement");

     (ii) that certain Pledge and Security Agreement dated as of April 29, 1998 among Ventas (as hereinafter defined) and the Borrower as pledgors and Morgan Guaranty Trust Company of New York as Documentation Agent as pledgee (the "Prior Security Agreement"); and

     (iii) that certain Guaranty of Payment dated as of April 29, 1998 among Ventas and VLPR (as such terms are hereinafter defined), together with other entities referred to therein (which such other entities are no longer in existence) as guarantors and Morgan Guaranty Trust Company of New York as Documentation Agent (the "Prior Guaranty Agreement").

     All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof or as defined elsewhere herein.

     The Borrower has requested that the Agents and the Lenders agree to this amendment to, and restatement of, the Prior Credit Agreement, the Prior Security Agreement and the Prior Guaranty Agreement and to make available to the Borrower a new $25,000,000 revolving credit facility.

     To provide assurance for the repayment of the Loans hereunder and the other Obligations (as such term is hereinafter defined) of the Borrower, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the Secured Parties, the following (each as more fully described herein):

     (i) a guaranty of the Obligations by each of the Guarantors pursuant to Article 9 hereof;

     (ii) a security interest in the Collateral from each of the Credit Parties pursuant to Article 8 hereof;

     (iii) a pledge by each of the Pledgors of the Pledged Collateral owned by it pursuant to Article 10 hereof; and

     (iv) a Mortgage and an Assignment of Leases and Rents with respect to each Real Property Asset owned or leased by a Credit Party.

     Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as administrative agent for the Lenders, the Documentation Agent is willing to act as documentation agent for the Lenders, the Issuing Bank is willing to issue Letters of Credit as provided herein, each Lender is willing to continue and convert the outstanding loans under the Prior Credit Agreement as provided herein, and the Revolving Credit Lenders (as such term is hereinafter defined) are willing to make Revolving Credit Loans and to participate in Letters of Credit to the Borrower as provided herein, in an aggregate amount at any one time outstanding not in excess of such Revolving Credit Lender's Revolving Credit Commitment hereunder.

     Accordingly, the parties hereto hereby agree as follows:

1. DEFINITIONS

     For the purposes hereof unless the context otherwise requires, all references to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Credit Agreement, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Whenever the context may require, any pronoun shall include the masculine, feminine and neuter forms. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

     "Administrative Agent" shall mean Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder or such successor Administrative Agent as may be appointed pursuant to Section 12.12 hereof.

     "Affiliate" shall mean with respect to any Person (including a Credit Party), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; provided, however, that the fact that a Person may own shares of the capital stock of both Ventas and Vencor shall not be deemed to make either entity an Affiliate of the other; and provided, further, however, that (x) Ventas shall not be deemed to be an Affiliate of Vencor or its Subsidiaries by virtue of Ventas' ownership of, or power to vote, Vencor's stock and (y) Baupost Group, Inc., Franklin Mutual Advisors, Inc., Cohen & Steers Capital Management Inc., and Tenant Healthcare Corporation shall not be deemed to be Affiliates of Ventas or its Subsidiaries by virtue of their ownership of, or power to vote, Ventas' stock. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, either (i) the power to vote 10% or more of any class of voting securities or other equity interests of such controlled Person or (ii) the power to direct, or cause the direction of, the management and policies of such controlled Person whether by contract or otherwise.

     "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

     "Agents" shall mean the Administrative Agent and the Documentation Agent.

     "Applicable Interest Margin" shall mean:

     (i) in the case of Base Rate Loans that are Tranche A Loans, 1.75% per annum;

     (ii) in the case of Base Rate Loans that are Tranche B Loans, 2.75% per annum; provided, however, that the Applicable Interest Margin for

               Tranche B Loans that are Base Rate Loans shall be reduced to 2.25% per annum on the date on which the aggregate principal amount of Tranche B Loans outstanding hereunder is less than or equal to $150,000,000 (any such reduction to be prospective only, i.e., it shall not affect any interest paid on any Interest Payment Date occurring prior to the date of such reduction or any interest accrued as of the date of such reduction);

     (iii) in the case of Base Rate Loans that are Tranche C Loans, 3.25% per annum;

     (iv) in the case of Base Rate Loans that are Revolving Credit Loans, 1.75% per annum;

     (v) in the case of Eurodollar Loans that are Tranche A Loans, 2.75% per annum;

     (vi) in the case of Eurodollar Loans that are Tranche B Loans, 3.75% per annum; provided, however, that the Applicable Interest Margin for Tranche B Loans that are Eurodollar Loans shall be reduced to 3.25% per annum on the date on which the aggregate principal amount of Tranche B Loans outstanding hereunder is less than or equal to $150,000,000 (any such reduction to be prospective only, i.e., it shall not affect any interest paid on any Interest Payment Date occurring prior to the date of such reduction or any interest accrued as of the date of such reduction);

     (vii) in the case of Eurodollar Loans that are Tranche C Loans, 4.25% per annum; and

     (viii) in the case of Eurodollar Loans that are Revolving Credit Loans, 2.75% per annum.

     "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein, or any foreign governmental body or of any regulatory agency applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

     "Approved Banks" shall have the meaning given to such term in the definition of "Cash Equivalents" set forth in this Article 1.

     "Assignment and Acceptance" shall mean an agreement substantially in the form of Exhibit A hereto, executed by the assignor, the assignee and the other parties as contemplated hereby or thereby.

     "Assignment of Leases and Rents" shall mean an Assignment of Leases and Rents, substantially in the form of Exhibit D-2 hereto, executed and delivered by any Credit Party to the Administrative Agent (for the benefit of the Secured Parties) and in each case as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Atria Liability" shall have the meaning set forth in Section 6.1(n) hereof.

     "Atria Property" shall mean the real property described in Schedule 1(c) hereto and the improvements located thereon, which real property and improvements are as of the date hereof owned by the Borrower and have been leased to Atria Communities, Inc. pursuant to a lease agreement dated August 19, 1996.

     "Authorized Officer" shall mean, with respect to the Borrower or any Guarantor, the president, vice president, chief financial officer, chief accounting officer, secretary, treasurer or general counsel of the general partner or managing member of such entity or of such entity itself, as the case may be.

     "Bank Credit Termination Date" shall mean the date on which all of the Obligations have been indefeasibly paid in full in cash, the Total Revolving Credit Commitment has been permanently terminated in its entirety and all Letters of Credit shall have expired or been terminated, canceled or cash collateralized in an amount equal to 102% of the then current L/C Exposure.

     "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. ss. 101 et seq.

     "Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum established from time to time by Bank of America, N.A. in Charlotte, North Carolina as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America, N.A. to its customers. "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including (without limitation) the inability or failure of the Administrative Agent to obtain quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

     "Base Rate Loan" shall mean a Loan based on the Base Rate in accordance with the provisions of Article 2 hereof.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" shall have the meaning given to such term in the initial paragraph of this Credit Agreement.

     "Borrowing" shall mean a group of Loans of a single Interest Rate Type and as to which a single Interest Period is in effect on a single day.

     "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit B-1 hereto, to be delivered by the Borrower to the Administrative Agent in connection with each Borrowing.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

     "Capital Expenditure Reimbursement" shall mean a reimbursement of a Capital Expenditure made by a Credit Party or a Subsidiary thereof, which reimbursement is actually received by a Credit Party or Subsidiary thereof in cash, including, without limitation, from insurance proceeds, Condemnation Proceeds, or indemnities or similar lease provisions.

     "Capital Expenditures" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person for such period and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures in the reasonable judgment of such Person required to be capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person.

     "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP and in the reasonable judgment of such Person, is required to be accounted for as a capital lease on the balance sheet of that Person.

     "Cash Collateral Account" shall have the meaning given to such term in
Section 11.1 hereof.

     "Cash Equivalents" shall mean (i) direct obligations of the United States government, including, without limitation, treasury bills, notes and bonds, (ii) interest bearing or discounted obligations of Federal agencies and Government sponsored entities, or pools of such instruments offered by banks which have a long-term debt rating of AA or better by S&P or Aa2 by Moody's ("Approved Banks") and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities, (iii) deposit accounts with Approved Banks, (iv) (A) commercial paper rated at least A-1 by S&P and P-1 by Moody's, and/or guaranteed by an entity having an Aa rating by Moody's, an AA rating by S&P, or better rated credit at the time of investment, and (B) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks, (v) obligations of domestic corporations, including, without limitation, commercial paper rated at least A-1 by S&P and P-1 by Moody's, bonds, debentures, and loan participations, each of which at the time of investment is rated at least AA by S&P, and/or Aa2 by Moody's, and/or unconditionally guaranteed by an entity having an AA rating by S&P, an Aa2 rating by Moody's, or better rated credit,
(vi) obligations issued by state and local governments or their agencies which obligations are rated at least MIG-1 by Moody's and/or SP-1 by S&P and/or are guaranteed by an irrevocable letter of credit of an Approved Bank, (vii) repurchase agreements with Approved Banks and primary government securities dealers fully secured by U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping, (viii) real estate loan pool participations, guaranteed by an entity with an AA rating or better by S&P or an Aa2 rating or better by Moody's, and (ix) shares of any mutual fund that has its assets primarily invested in the types of investments referred to in clauses (i) through (viii) above.

     "Cash Management Bank" shall mean any Lender to which the Borrower or any other Credit Party owes any Obligations of the type described in clause (a)(iii) of the definition of "Obligations" appearing in Article 1 hereof.

     "Change in Control" shall mean either (i) a Person or an Affiliated Group shall acquire fifteen percent (15%) or more of any class of the voting stock of Ventas, and the Borrower shall not have repaid all of the outstanding Obligations in full in cash, cash collateralized all outstanding Letters of Credit in an amount equal to 102% of the then current L/C Exposure and terminated the Total Revolving Credit Commitment within forty-five (45) days after such Person or Affiliated Group shall have acquired such percentage of such stock; or (ii) Ventas shall cease to be the sole general partner of the Borrower; or (iii) Ventas shall cease to own ninety percent (90%) or more of the equity interests in the Borrower.

     "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4.1 hereof have been satisfied or waived.

     "Code" shall mean the Internal Revenue Code of 1986, as heretofore and hereafter amended, as codified at 26 U.S.C. ss. 1 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

     "Collateral" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in and to (i) all personal property, tangible and intangible, whether now owned, presently existing or hereafter acquired or created, located at or used in connection with any Real Property Asset, including, but not limited to, all accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, interests in limited liability companies, documents, chattel paper, general intangibles, equipment, machinery, investment property, insurance proceeds, cash proceeds and deposit accounts, in each case located at or used in connection with any Real Property Asset, and any proceeds or products of any or all of the foregoing, or income from any or all of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing; (ii) all books, records, ledger cards, computer tapes and diskettes wherever located, related to the Collateral described in clause (i) or (iii) of this definition or any of the Real Property Assets; and (iii) the Pledged Collateral; provided, however, that the Collateral shall not include any issued and outstanding capital stock, warrants, stock purchase rights or other equity interests of Vencor held by such Credit Party or any Interest Rate Protection Agreement held by such Credit Party or the proceeds of either thereof or any Tax Refund arising with respect to taxes paid or payable for periods on or prior to April 30, 1998.

     "Commitment Fee" shall have the meaning given to such term in Section 2.6 hereof.

     "Condemnation Event" shall mean any condemnation or other taking, or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case as the result of the exercise of any right of condemnation or eminent domain. A transfer to a Governmental Authority in lieu or in anticipation of condemnation shall be deemed to be a Condemnation Event.

     "Condemnation Proceeds" shall mean, with respect to any Condemnation Event, all awards or payments received by a Credit Party or any Subsidiary thereof by reason of such Condemnation Event, including, without limitation, all amounts received with respect to any transfer in lieu or in anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event; but excluding any such award and other payment so received as and to the extent that, pursuant to any lease or other contractual obligation applicable to such Credit Party or such Subsidiary (as applicable), such Credit Party or such Subsidiary (as applicable) is contractually obligated
(i) to pay such award or other payment to a Person (other than a Credit Party or any of its Subsidiaries) or (ii) to expend or apply such award or other payment (or allow another Person to expend or apply) any such awards or other payments towards the cost of repair or restoration of the affected Real Property Asset.

     "Consolidated EBITDA" shall mean, for any period, for Ventas and its Consolidated Subsidiaries on a consolidated basis, the Consolidated Net Income for such period, plus, without duplication, to the extent deducted in computing Consolidated Net Income, the sum for such period of (i) amortization and depreciation expense, (ii) Consolidated Interest Expense, (iii) provision for taxes during such period, (iv) the non-cash portion of any extraordinary after-tax losses, and (v) any other non-cash charges or non-cash losses minus, without duplication, to the extent added in computing Consolidated Net Income, the sum of (a) any interest income, (b) the non-cash portion of any extraordinary after-tax gains, and (c) any other non-cash income or non-cash gains, all as determined for such period in conformity with GAAP.

     "Consolidated Interest Expense" means, for any period, the gross interest expense, whether paid or accrued (including the interest component of Capital Lease obligations) of Ventas and its Consolidated Subsidiaries on a consolidated basis for such period (provided, however, that with respect to a Subsidiary of Ventas that is less than wholly owned, Consolidated Interest Expense shall only include Ventas' pro rata share of the gross interest expense of such Subsidiary), including, without limitation or duplication, (a) interest expense in respect of the Loans and all other outstanding Indebtedness, (b) amortization of the discount or issuance cost of any Indebtedness (including, without limitation, any original issue discount attributable to any issuance of debt securities), (c) commissions, discounts and other fees and charges payable in connection with letters of credit, (d) net income or expense in connection with all Interest Rate Protection Agreements (including amortization of any discount), (e) any interest which is capitalized, (f) non-cash interest accruals (other than (i) imputed interest in connection with the Government Settlement, and (ii) imputed interest expense for obligations at below market interest rates) and (g) preferred stock dividends and other distributions in respect of preferred stock permitted hereunder of any Subsidiary of Ventas held by a Person other than the Borrower or one of the Borrower's wholly owned Subsidiaries, all as determined in conformity with GAAP.

     "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the net income or loss of Ventas and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person (other than a Consolidated Subsidiary) in which Ventas or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to Ventas or any of its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of Ventas or is merged into or consolidated with Ventas or any of its Consolidated Subsidiaries or the Person's assets are acquired by Ventas or any of its Consolidated Subsidiaries, (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) accruals or charges to net income, determined in accordance with GAAP, arising from payments made or required to be made as a result of the Vencor Bankruptcy Case and the Vencor Plan of Reorganization, including, without limitation, the Government Settlement and (v) any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income.

     "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which in the reasonable judgment of such Person are required to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

     "Contribution Agreement" shall mean a contribution agreement (if any), in form and substance reasonably satisfactory to the Administrative Agent, which agreement shall provide for a right of contribution among the Guarantors and the Borrower if any of the Guarantors is called upon to perform under its Guaranty hereunder, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Conversion/Continuation Certificate" shall mean a certificate substantially in the form of Exhibit B-2 hereto, to be delivered by the Borrower to the Administrative Agent in connection with a continuation or a conversion of a Loan pursuant to Section 2.10 hereof.

     "Credit Agreement" shall have the meaning given to such term in the initial paragraph of this agreement.

     "Credit Exposure" shall mean, with respect to any Lender, an amount equal to (i) the aggregate principal amount of outstanding Loans owed to such Lender hereunder, plus (ii) such Lender's pro rata share of any L/C Exposure (if applicable), plus (iii) the unused amount of the Revolving Credit Commitment of such Lender then in effect.

     "Credit Party" shall mean the Borrower and each of the Guarantors.

     "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect a Credit Party against fluctuations in currency values or reduce the effect of any such fluctuations.

     "Debtor Relief Laws" shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall mean, at any time, any Lender which shall not have theretofore made available to the Administrative Agent, the Documentation Agent or the Issuing Bank, as applicable, any amounts required to be made by such Lender hereunder or otherwise failed to pay any obligation owing by such Lender pursuant to this Credit Agreement.

     "Documentation Agent" shall mean Morgan Guaranty Trust Company of New York, in its capacity as documentation agent for the Lenders hereunder, or such successor Documentation Agent as may be appointed pursuant to Section 12.12 hereof.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,500,000,000 or (ii) a finance company, insurance company, other financial institution, investing company or fund, in each case reasonably acceptable to the Agents, which in the ordinary course of its business extends or invests in credit of the type herein and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA.

     "Environment" means any surface or subsurface water, groundwater, water vapor, surface or subsurface land, air, fish, wildlife, microorganisms and all other natural resources.

     "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damage, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

     "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, or a threatened or suspected Release of a Hazardous Material.

     "Environmental Laws" shall mean any and all federal, state, local, municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, common law doctrines, decrees or requirements of any governmental authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. ss. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. ss. 655 and ss. 657, together, in each case, with any amendment thereto, and the regulations adopted and the publications promulgated thereunder and all substitutions thereof.

     "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. ss. 1001 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

     "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

     "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

     "Event of Default" shall have the meaning given to such term in Article 7 hereof.

     "Excess Cash" shall mean, as determined as of the date that is thirty (30) days after the Vencor Effective Date, an amount, without any duplication, equal to (i) cash on hand and Cash Equivalents of the Credit Parties and their Subsidiaries as of such date, minus (ii) cash attributable to any Tax Refund or any portion thereof to the extent received by a Credit Party or a Subsidiary of a Credit Party but still subject to any dispute with Vencor or any of its Subsidiaries, minus (iii) reasonable reserves for the following:

          (a) amounts payable in cash with respect to the Government Settlement which amounts are payable within three (3) calendar months of the Vencor Effective Date, to the extent not previously paid;

          (b) the $50,000,000 mandatory repayment of the Tranche A Loans pursuant to clause (ii) of Section 2.4(a), to the extent not previously paid;

          (c) amounts payable in cash with respect to the Minimum REIT Dividend for 1999, to the extent not previously paid;

          (d) $1,000,000;

          (e) fees and expenses due and payable to the Credit Parties' financial advisor pursuant to the engagement letter dated as of December 17, 1999, a copy of which will be provided to either of the Agents upon request, to the extent not previously paid; and

          (f) other non-monthly cash disbursements which shall be reasonably acceptable to the Agents.

     "Excess Cash Flow" shall mean for any month, an amount, without any duplication, equal to all cash receipts of the Credit Parties and their Subsidiaries during such month (other than proceeds of Revolving Credit Loans hereunder), minus the following:

          (i) cash received during such month which cash is attributable to any Tax Refund or any portion thereof to the extent still subject to any dispute with Vencor or any of its Subsidiaries (it being understood that cash attributable to any Tax Refund shall be deemed to be a cash receipt of the Credit Parties on the date on which it is no longer subject to any dispute with Vencor or its Subsidiaries), and

          (ii) Net Cash Proceeds received during such month required to be applied pursuant to Section 2.8(d) hereof, and

          (iii) cash proceeds of insurance received during such month on account of the loss of or damage to any assets and any Condemnation Proceeds received during such month in each case to the extent paid to the Lenders or otherwise utilized pursuant to and in accordance with Section 2.8(e) or 2.8(f) hereof, and

          (iv) amounts described in clause (y) of the second proviso appearing in the definition of "Net Cash Proceeds" herein, and amounts applied pursuant to Section 6.8(a)(vi) (X)(1) hereof, and

          (v) reasonable reserves for customary indemnity obligations and purchase price adjustments in connection with asset sales permitted hereunder, and

          (vi) all cash disbursements of the Credit Parties permitted hereunder during such month, and

          (vii) amounts payable in cash with respect to the Government Settlement which amounts are due and payable within the immediately succeeding three (3) calendar months (without duplication for amounts reserved against pursuant to clause (iii)(a) of the definition of "Excess Cash" set forth herein), and

          (viii) amounts payable in cash with respect to the Minimum REIT Dividend for (x) any prior year to the extent not previously paid, and (y) without any duplication, the portion of the current calendar year then expired and the current quarter of Ventas' taxable year, in each case to the extent not previously paid and for which a certificate described in
     Section 5.1(k) hereof shall have been timely delivered to the Administrative Agent, and

          (ix) taxes due and payable in cash within the immediately succeeding three (3) calendar months, to the extent not previously paid, and

          (x) an amount sufficient to establish a reasonable working capital reserve in an aggregate amount not to exceed $1,000,000, and

          (xi) other non-monthly cash disbursements which shall be reasonably acceptable to the Agents.

     "Existing Affiliate Agreements" shall mean those agreements between Ventas and its Affiliates listed on Schedule 1(a) hereto.

     "Existing Loans" shall mean all loans outstanding on the Closing Date under the Prior Credit Agreement, regardless of whether such loans are Tranche A Loans, Tranche B Loans, Tranche C Loans, Tranche D Loans or Swing Loans (all such terms being used in this definition as defined in the Prior Credit Agreement).

     "Facility Fee" shall have the meaning given to such term in Section 2.6(c) hereof.

     "Federal Funds Rate" shall have the meaning given to such term in the definition of "Base Rate" set forth in this Article 1.

     "Fee Letter" shall mean those certain letter agreements dated as of January 31, 2000 between the Borrower and the Administrative Agent, relating to the payment of certain fees, as either of such letter agreements may be amended, modified or supplemented from time to time by a written instrument executed by the parties thereto.

     "FFO" shall mean Consolidated Net Income, (i) excluding (a) gains (or losses) from debt restructurings, (b) gains (or losses) from sales of property and (c) items defined as extraordinary items under GAAP, and (ii) plus (x) depreciation of real estate and (y) real estate related amortization, and (iii) after adjustments for unconsolidated partnerships and joint ventures, which adjustments are calculated to reflect funds from operations on the same basis.

     "Fundamental Documents" shall mean this Credit Agreement, any note issued to evidence any Loan hereunder, any Letter of Credit, any Mortgage, any Assignment of Leases and Rents, the Contribution Agreement (if applicable), UCC financing statements, the Fee Letters and any other documentation which is required to be or is otherwise executed by any Credit Party and delivered in connection with this Credit Agreement or any of the documents listed above.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements); provided, however, that for purposes of determining compliance with any covenant set forth in Article 6 hereof, GAAP shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, applied on a basis consistent with the application used in the financial statements referred to in clause (a)(i) of Section 3.7 hereof.

     "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

     "Government Settlement" shall mean the settlement of the claims against Ventas or Vencor arising from the investigation by the United States of America or its agencies of claims, and/or Qui Tam plaintiffs' actions, related to or arising under the False Claims Act and other United States of America governmental claims arising from Vencor's, Ventas' and/or their respective Subsidiaries' participation in government reimbursement programs upon the terms as shall be set forth in the Vencor Plan of Reorganization.

     "Guarantors" shall mean Ventas, VLPR, and any other direct or indirect Subsidiary of a Credit Party acquired or created after the date hereof, which Subsidiary becomes a signatory to this Credit Agreement as a Guarantor as required by Section 5.13(a) hereof.

     "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

     "Hazardous Materials" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

     "Hedging Agreements" shall mean (i) that certain ISDA Master Agreement, dated as of June 16, 1998, between Morgan Guaranty Trust Company of New York and the Borrower, together with all schedules executed in connection therewith, as amended, amended and restated, supplemented or otherwise modified from time to time and (ii) any other Interest Rate Protection Agreement entered into from time to time among a Lender and the Borrower as permitted by this Credit Agreement; provided that the Administrative Agent shall have received written notice thereof within ten (10) Business Days after execution of such Interest Rate Protection Agreement.

     "Hedging Banks" shall mean (i) Morgan Guaranty Trust Company of New York so long as it is a party to a Hedging Agreement and (ii) any other Lender or Lenders which have entered into a Hedging Agreement.

     "Hedging Obligations" shall mean all the obligations of the Borrower to Hedging Banks under the Hedging Agreements.

     "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause
(iii) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (iv) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (v) any Guaranty by such Person;
(vi) obligations of such Person under Capital Leases; (vii) all obligations of such Person under any Interest Rate Protection Agreement or Currency Agreement; and (viii) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation. For purposes of this Credit Agreement, "Indebtedness" of a Credit Party shall include all of such Credit Party's monetary obligations (if any) under the Government Settlement.

     "Initial Date" shall mean (i) in the case of the Administrative Agent, the Documentation Agent and Bank of America, N.A., in its capacity as the Issuing Bank, the Closing Date, (ii) in the case of each Lender which is an original party to this Credit Agreement, the Closing Date and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

     "Instrument of Assumption and Joinder" shall mean an Assumption and Joinder Agreement substantially in the form of Exhibit C hereto.

     "Interest Deficit" shall have the meaning given to such term in Section
2.15 hereof.

     "Interest Payment Date"shall mean as to any Loan, the last Business Day of each month (commencing the last Business Day of February, 2000).

     "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date such Loan is made, continued or converted or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, then the last day) in the calendar month that is one, two or three months thereafter as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period with respect to a Tranche A Loan, a Tranche B Loan, a Tranche C Loan or a Revolving Credit Loan (in each case constituting a Eurodollar Loan) may be selected which would end later than the Tranche A Maturity Date, the Tranche B Maturity Date, the Tranche C Maturity Date or the Revolving Credit Commitment Termination Date, respectively, (iii) interest shall accrue from and including the first day of such Interest Period to but excluding the last date of such Interest Period and (iv) no Interest Period with respect to any portion of the Tranche A Loans, the Tranche B Loans or the Tranche C Loans constituting a Eurodollar Loan may be selected which would result in the aggregate amount of Eurodollar Loans which are Tranche A Loans, Tranche B Loans or Tranche C Loans, as applicable, having Interest Periods ending after any date on which an installment of principal of the Tranche A Loans, the Tranche B Loans or the Tranche C Loans (as applicable) is scheduled to mature, being in excess of the aggregate principal installments of the Tranche A Loans, the Tranche B Loans or the Tranche C Loans (as applicable) scheduled to mature after such date. In addition, if, within thirty (30) days of the date on which an Interest Period ends, there is a payment required pursuant to Section 2.4 hereunder, then the Borrower may elect for that portion of such Eurodollar Loan that is required to be paid, an Interest Period shorter than one month but in no case less than seven (7) days.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates or to reduce the effect of any such fluctuations.

     "Interest Rate Type" shall have the meaning given to such term in Section
2.3 hereof.

     "Investment" shall mean any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others, but excluding trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), any purchase of (i) any security of another Person or (ii) a line of business, or all or substantially all of the assets, of any Person or any commitment to make any such purchase.

     "Issuing Bank" shall mean Bank of America, N.A. or any other Revolving Credit Lender which agrees to serve as issuer of Letters of Credit hereunder.

     "Joint Venture" shall mean any Person (other than a wholly owned Subsidiary of a Credit Party) in which an equity interest is, at the time any determination is being made, owned or controlled by a Credit Party as permitted by this Credit Agreement.

     "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed, whether directly or from the proceeds of a Revolving Credit Loan hereunder.

     "Lender" and "Lenders" shall mean the financial institutions whose names and signatures appear at the foot hereof and any assignee of a Lender pursuant to Section 13.3 hereof, and their respective successors.

     "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which such Lender's Eurodollar Loans or Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Base Rate Loans are made, as notified to the Administrative Agent from time to time.

     "Letter of Credit" shall mean a standby letter of credit issued by the Issuing Bank pursuant to Section 2.17 hereof.

     "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.17 hereof.

     "LIBO Rate" shall mean, with respect to the applicable Interest Period for a Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

            LIBO Rate =                LIBO Base Rate
                        --------------------------------------------
                        1.00 minus the Eurodollar Reserve Percentage

     As used in this definition, the term "LIBO Base Rate" shall mean, for such Interest Period:

     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

     (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

     (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Eurodollar Loan and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     As used in this definition, the term "Eurodollar Reserve Percentage" shall mean, for any day during such Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to a Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBO Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Loans" shall mean, collectively, the Tranche A Loans, the Tranche B Loans, the Tranche C Loans and the Revolving Credit Loans. A "Loan" shall mean any one of such Loans individually.

     "Margin Stock" shall be as defined in Regulation U of the Board.

     "Master Leases" shall mean (i) those four master lease agreements dated on or about April 30, 1998, between Vencor and Vencor Operating, Inc., on the one hand, and Ventas, the Borrower, First Healthcare Corporation, Nationwide Care, Inc., Northwest Health Care, Inc., Hillhaven of Central Florida, Inc., Hillhaven/Indiana Partnership, St. George Nursing Home Limited Partnership, Vencor Hospitals Illinois, Inc., Carrolwood Care Center, Windsor Woods Nursing Home Partnership, San Marcos Nursing Home Partnership, New Pond Village

Associates, Health Haven Associates, L.P., Oak Hill Nursing Associates, L.P., Vencor Hospitals East, Inc. and Hahnemann Hospital, Inc. on the other hand, and
(ii) that certain lease agreement dated August 7, 1998 between the Borrower and Vencor Nursing Centers Limited Partnership for a nursing center located in Corydon, Indiana, as any of the foregoing lease agreements has heretofore been amended, or shall hereafter be amended and restated in accordance with the Vencor Plan of Reorganization, or amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided, that the lessee under such lease agreement is Vencor, one of its Subsidiaries or any of their successors (including, without limitation, by way of merger, sale of all or substantially all of such entity's assets or otherwise).

     "Material Adverse Effect" shall mean any event or condition that (a) has a material adverse effect on the business, assets, properties, operations or financial condition of the Credit Parties taken as a whole or of the Borrower,
(b) materially impairs the ability of the Borrower or any Credit Party to perform its respective obligations under the Credit Agreement or (c) materially and adversely affects the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) with respect to a material portion of the Collateral and the Real Property Assets, or materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Administrative Agent or the Secured Parties with respect to a material portion of the Collateral and the Real Property Assets under the Fundamental Documents; provided, however, that any event or condition will be deemed to have a "Material Adverse Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so. The parties hereto hereby agree that notwithstanding the foregoing definition, (x) during the period from the Closing Date to, but not including, the Vencor Effective Date, no action by any Person (other than a Credit Party or an Affiliate of a Credit Party) in connection with the Vencor Bankruptcy Case shall be deemed to have caused a Material Adverse Effect of the type described in clause (a) above to have occurred; provided, however, that this clause (x) shall not excuse the Credit Parties from any Event of Default which is not qualified by a Material Adverse Effect standard and shall not be deemed to be a waiver of any such Event of Default; and (y) if the Credit Parties are in compliance with the covenants set forth in Sections 5.20, 6.13, 6.14 and 6.15 hereof on the Vencor Effective Date, no event or condition arising primarily from the Vencor Plan of Reorganization shall cause or be deemed to have caused a Material Adverse Effect to occur.

     "Material Leases" shall mean the Master Leases and any other leases which are material to the Borrower and its Subsidiaries taken as a whole. A "Material Lease" shall mean any one of such Master Leases or such other leases individually.

     "Minimum REIT Dividend" shall mean, with respect to each of the 1999 and 2000 taxable years of Ventas, an amount equal to the sum of 95% (or, if different, the percentage then applicable under Section 857(a)(1)(A)(i) of the Code) of the real estate investment trust taxable income of Ventas (adjusted as provided in Section 857(a)(1)(A)(i) of the Code) for such year and 95% (or, if different, the percentage then applicable under Section 857(a)(1)(A)(ii) of the Code) of the excess of the net income from foreclosure property of Ventas for such year over the tax imposed on such income, minus any excess noncash income (as determined under Section 857(e) of the Code) for such year and, with respect to any subsequent taxable year of Ventas, an amount equal to the sum of 90% (or, if different, the percentage then applicable under Section 857(a)(1)(A)(i) of the
Code) of the real estate investment trust taxable income of Ventas (adjusted as provided in Section 857(a)(1)(A)(i) of the Code) for such year and 90% (or, if different, the percentage then applicable under Section 857(a)(1)(A)(ii) of the
Code) of the excess of the net income from foreclosure property of Ventas for such year over the tax imposed on such income, minus any excess noncash income (as determined under Section 857(e) of the Code) for such year; provided that if Ventas does not otherwise qualify as a real estate investment trust under the Code for any taxable year, then the Minimum REIT Dividend with respect to such year shall mean an amount equal to zero.

     "Moody's" shall mean Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agents and the Borrower.

     "Mortgage" shall mean a Mortgage, Open End Mortgage, Deed of Trust, Trust Deed, Deed to Secure Debt, Credit Line Deed of Trust, Assignment, Security Agreement and Financing Statement, substantially in the form of Exhibit D-1 hereto, executed and delivered by any Credit Party to the Administrative Agent (for the benefit of the Secured Parties) and in each case, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five preceding plan years made or accrued an obligation to make contributions.

     "Net Cash Proceeds" shall mean the aggregate cash proceeds received by a Credit Party or any Subsidiary thereof (including, without limitation, as applicable, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), minus the following, without any duplication: (a) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses related to such transaction (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by the applicable Credit Party or Subsidiary and reasonable expenditures made to improve the property in connection with the applicable transaction) and (b) in each case, to the extent applicable, payments made to retire Indebtedness (other than the Loans) secured by any assets being sold or otherwise disposed of where payment of such Indebtedness is required in connection with such sale or disposition and/or reasonable amounts paid to the extent necessary to obtain the consent of any Person to the transfer of the subject asset, and (c) amounts relating to Restricted Payments permitted to be made pursuant to Sections 6.5(c) through (f) hereof, or amounts applied to the purchase of replacement assets pursuant to, and in accordance with, Section 6.8, in each case to the extent applicable and (d) any income, franchise, transfer or other tax liability of any Credit Party or any Subsidiary thereof arising from the applicable transaction; provided, that such taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a direct result of the applicable transaction and (e) reasonable reserves for customary indemnity obligations and purchase price adjustments in connection with asset sales permitted hereunder to the extent applicable; provided, however, that the following shall not be deemed to be Net Cash Proceeds: (x) proceeds of insurance on account of the loss of or damage to any assets and Condemnation Proceeds, in each case to the extent paid to the Lenders or otherwise utilized pursuant to and in accordance with Section 2.8(e) or 2.8(f) and (y) amounts from sales and other dispositions of assets in an aggregate amount of $3,000,000 over the term of this Credit Agreement.

     "Obligations" shall mean (a) all obligations whether, direct or indirect, contingent or absolute, of every type or description and at any time existing, of the Borrower to make due and punctual payment of (i) principal of and all interest on the Loans, the Commitment Fees, the Letter of Credit Fees, any reimbursement obligations in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of the Borrower to either of the Agents, the Issuing Bank or any Lender under or in respect of this Credit Agreement, any note evidencing any of the Loans hereunder, any other Fundamental Document or the Fee Letters, (ii) all Hedging Obligations and (iii) amounts payable to Bank of America, N.A., Morgan Guaranty Trust Company of New York, or any Lender in connection with any bank account maintained by the Borrower or any other Credit Party at Bank of America, N.A., Morgan Guaranty Trust Company of New York, or any Lender or any other banking services (including, without limitation, cash management services) provided to the Borrower or any other Credit Party by Bank of America, N.A., Morgan Guaranty Trust Company of New York, or any Lender with respect to, or in any way related to or otherwise required by, any of the Fundamental Documents (including, without limitation, interest accruing at the then applicable rate provided in this Credit Agreement after the maturity of any of the Loans, and interest accruing at the then applicable rate provided in this Credit Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (b) all other obligations of the Borrower or any other Credit Party pursuant to this Credit Agreement or any other Fundamental Document.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Percentage" shall mean with respect to any Lender, the percentage of the Total Credit Exposure represented by such Lender's Credit Exposure.

     "Permitted Encumbrances" shall mean Liens permitted under Section 6.2 hereof.

     "Person" shall mean any natural person, corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" shall mean an employee pension benefit plan within the meaning of
Section 3(2) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Credit Party or any ERISA Affiliate, or otherwise pursuant to which any Credit Party could have liability.

     "Pledged Collateral" shall mean the Pledged Securities and any proceeds or products thereof or income therefrom, in any form, together with (a) all profits and distributions to which a Pledgor shall at any time be entitled in respect of its Pledged Securities; (b) all other payments, if any, due or to become due to a Pledgor in respect of its Pledged Securities, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (c) all of a Pledgor's claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under or arising out of the ownership of such Pledgor's Pledged Securities; (d) all present and future claims, if any, of a Pledgor against the applicable entity in which such Pledgor owns its Pledged Securities or under or arising out of the applicable partnership or operating agreement, as applicable, for monies loaned or advanced, for services rendered or otherwise; (e) to the extent permitted by Applicable Law, all of a Pledgor's rights, if any, under the applicable partnership or operating agreement, as applicable, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to its Pledged Securities, including, without limitation, any power to terminate, cancel or modify the applicable partnership or operating agreement, as applicable, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of its Pledged Securities and the entity in which such Pledgor owns its Pledged Securities, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of the applicable entity, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and (f) to the extent not otherwise included, any and all proceeds (as defined in Section 9-306(1) of the UCC) of any or all of the foregoing.

     "Pledged Securities" shall mean (a) all of the issued and outstanding capital stock or other equity interests (including, without limitation, partnership interests) of any Subsidiary directly or indirectly owned or controlled by a Credit Party; and (b) all other equity securities or equity interests (including, without limitation, partnership interests) now or hereafter owned by a Credit Party, all as initially listed on Schedule 3.22 hereto provided, however, that the Pledged Securities shall not include any issued and outstanding capital stock, warrants, stock purchase rights or other equity interests of Vencor held by a Credit Party.

     "Pledgor" shall mean a Credit Party that owns any of the Pledged
Securities.

     "Premises" shall mean any real property currently or formerly owned, leased or operated by any Credit Party or any Subsidiary of any Credit Party, including, but not limited to, all soil, surface water, or groundwater thereat.

     "Prepayment Date" shall have the meaning given to such term in Section 2.8(j) hereof.

     "Prime Rate" shall have the meaning given to such term in the definition of "Base Rate" set forth in this Article 1.

     "Prior Credit Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "Prior Guaranty Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "Prior Security Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "Projected Consolidated EBITDA" shall mean the estimated or projected Consolidated EBITDA as determined by Ventas on a reasonable basis and in good faith after consultation with the Credit Parties' financial advisor, for a specified future period.

     "Pro Rata Share" shall mean with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

     "Purchasing Lender" shall have the meaning given to such term in Section 2.12(e).

     "Real Property Assets" shall mean as of any time, all parcels of real property, owned or leased at such time directly or indirectly by any Credit Party or any Subsidiary of a Credit Party, together with in each case, all buildings, improvements, appurtenant fixtures and equipment, easements and other property and rights incidental to the ownership or lease (as applicable) of such parcel of real property or any of the foregoing; provided, however, that Real Property Assets shall not include (x) any property subject to a Sandwich Lease,
(y) the Borrower's corporate offices to the extent used as its headquarters and
(z) the Atria Property.

     "Register" shall have the meaning given to such term in Section 13.3(e).

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Fund" shall mean, with respect to any Lender that is a fund that invests in the type of credit extended hereunder, any other fund that (i) invests in such type of credit, (ii) is advised or managed by the same investment advisor as such Lender, and (iii) has been advised or managed by such same investment advisor for a period of not less than 120 days.

     "Release" shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material into the Environment.

     "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA.

     "Required Lenders" shall mean Lenders having Credit Exposure greater than fifty percent (50%) of the Total Credit Exposure; provided, that for purposes of this definition, the Credit Exposure of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Required Revolving Lenders" shall mean (i) Revolving Credit Lenders holding greater than fifty percent (50%) of the unpaid principal amount, if any, of the Revolving Credit Loans and L/C Exposure then outstanding or (ii) if no Revolving Credit Loans and no Letters of Credit are then outstanding, Revolving Credit Lenders holding greater than fifty percent (50%) of the Total Revolving Credit Commitment; provided that for purposes of this definition, the Revolving Credit Loans, the pro rata portion of L/C Exposure or the Revolving Credit Commitment of a Revolving Credit Lender shall be disregarded if and for so long as such Revolving Credit Lender shall be a Defaulting Lender.

     "Requirements" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over any Real Property Asset and all restrictive covenants applicable to any Real Property Asset.

     "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of, partnership interest in, or any other equity interest of, a Credit Party, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any shares of any class of its own stock or other equity interest(s) or equity interest(s) of another Credit Party or an Affiliate, now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of, any outstanding warrants, puts or options or other rights to purchase or otherwise acquire shares of any class of stock of, or any equity interest in, a Credit Party or an Affiliate, now or hereafter outstanding, and (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any indebtedness now or hereafter outstanding which indebtedness is subordinated to any of the Obligations.

     "Revolving Credit Commitment" shall mean the commitment of a Lender to make Revolving Credit Loans to the Borrower and to participate in Letters of Credit from the Initial Date applicable to such Lender through the Revolving Credit Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite such Lender's name under the column entitled "Revolving Credit Commitment" in the Schedule of Outstanding Term Loans and Revolving Credit Commitments appearing in Schedule 1 hereto, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement or increased from time to time in accordance with the terms of this Credit Agreement (including, without limitation, pursuant to Section 13.11 hereof).

     "Revolving Credit Commitment Termination Date" shall mean the earlier of December 31, 2002, and the date on which the Total Revolving Credit Commitment shall terminate in accordance with Section 2.7 or Article 7 hereof, as such date may be extended as provided in Section 13.11 hereof.

     "Revolving Credit Lender" shall mean any Lender holding a Revolving Credit Commitment hereunder.

     "Revolving Credit Loans" shall have the meaning given to such term in
Section 2.2 hereof.

     "Revolving Credit Percentage" shall mean with respect to any Revolving Credit Lender, the percentage of the Total Revolving Credit Commitment represented by such Revolving Credit Lender's Revolving Credit Commitment.

     "S&P" shall mean Standard & Poor's Ratings Group (presently a division of The McGraw-Hill Companies, Inc.) or, if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agents and the Borrower.

     "Sandwich Leases" shall mean the lease, sublease and other agreements described on Schedule 1(b) hereto.

     "Secured Parties" shall mean the Agents, the Issuing Bank, the Lenders, the Hedging Banks, any and all Cash Management Banks and each of their respective successors and assigns.

     "Specified Pay Down Date" shall mean the date on which the aggregate amount of amortization payments and/or prepayments of the Term Loans hereunder equals or exceeds $200,000,000.

     "Standard REIT Dividend" shall mean, with respect to any taxable year of Ventas, an amount equal to the greater of (i) 80% of the FFO of Ventas for such taxable year and (ii) the Minimum REIT Dividend for such taxable year.

     "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

     "Tax Allocation Agreement" shall mean that certain Tax Allocation Agreement dated as of April 30, 1998 between Vencor and Ventas, as amended from time to time.

     "Tax Refund" shall mean a refund or refunds of federal, state or local property, franchise, income, excise, sales and use, occupational and similar business taxes previously paid by Ventas or any of its Subsidiaries or any of their predecessors.

     "Term Loans" shall mean, collectively, the Tranche A Loans, the Tranche B Loans and the Tranche C Loans. A "Term Loan" shall mean any one of such Loans individually.

     "Title Company" means a title insurance company of recognized national standing which is acceptable to the Agents in their sole discretion.

     "Title Policy" shall mean, with respect to any Real Property Asset, a mortgagee policy of title insurance (ALTA or the equivalent) insuring the Mortgage as a first priority Lien on such Real Property Asset in favor of the Administrative Agent (for the benefit of the Secured Parties), free of all Liens other than Permitted Encumbrances or such Liens as may be noted on such policy of title insurance and acceptable to the Agents, which policy of title insurance shall be issued by a Title Company in a policy amount reasonably acceptable to the Borrower and the Agents (but with the aggregate amount of title insurance to be provided by all of the Title Policies as to all of the Real Property Assets not to exceed $300,000,000.00) and with endorsements and exceptions to coverage reasonably acceptable to the Borrower and the Agents.

     "Total Credit Exposure" shall mean an amount equal to (i) the aggregate principal amount of all outstanding Loans hereunder, plus (ii) the then current amount of L/C Exposure, plus (iii) the amount of the unused Total Revolving Commitment then in effect.

     "Total Indebtedness" shall mean as at any date of determination, the aggregate amount of outstanding Indebtedness of the type described in clauses
(i), (ii), (iii) (other than Indebtedness secured by Liens permitted by Section 6.2(b)(i) hereof), (iv) and (vi) of the definition of "Indebtedness" appearing in this Article 1 (including, without limitation, the Government Settlement), plus Guaranties of any of the foregoing types of Indebtedness (but specifically excluding the Atria Liability) of Ventas and its Consolidated Subsidiaries determined on a consolidated basis.

     "Total Revolving Credit Commitment" shall mean the aggregate amount of the Revolving Commitments then in effect of all of the Revolving Credit Lenders, as such amount may be reduced or modified from time to time in accordance with the terms of this Credit Agreement.

     "Trailing Four Quarters" shall mean, with respect to any date of determination, the fiscal quarter then ended and the three (3) immediately preceding fiscal quarters considered as a single period; provided, however, that until four full fiscal quarters after the Vencor Effective Date have elapsed, "Trailing Four Quarters" shall mean the period from the day which is the first day of the first calendar month immediately following the Vencor Effective Date to the date of determination considered as a single period.

     "Tranche A Loans" shall have the meaning given to such term in Section 2.1 hereof.

     "Tranche A Maturity Date" shall mean December 31, 2002.

     "Tranche B Loans" shall have the meaning given to such term in Section 2.1 hereof.

     "Tranche B Maturity Date" shall mean December 31, 2005.

     "Tranche C Loans" shall have the meaning given to such term in Section 2.1 hereof.

     "Tranche C Maturity Date" shall mean December 31, 2007.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York at the relevant time.

     "Vencor" shall mean Vencor, Inc., a Delaware corporation.

     "Vencor Bankruptcy Case" shall mean those certain cases pending in the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the Bankruptcy Code (Case Nos. 99-3199 (MFW) through 99-3327 (MFW)) filed by Vencor and many of its Subsidiaries on September 13, 1999, which cases are jointly administered as Case No. 99-3199 (MFW).

     "Vencor Effective Date" shall mean the date of effectiveness of the Vencor Plan of Reorganization.

     "Vencor Plan of Reorganization" shall mean the Plan of Reorganization confirmed by the United States Bankruptcy Court for the District of Delaware in the Vencor Bankruptcy Case.

     "Ventas" shall mean Ventas, Inc., a Delaware corporation.

     "VLPR" shall mean Ventas LP Realty, L.L.C., a Delaware limited liability company.

     "Waiver Agreement" shall have the meaning given to such term in Section 4.1(h).


2. THE LOANS

     SECTION 2.1. Term Loans.

     (a) The parties hereby agree that on the Closing Date, (i) $200 million of the aggregate outstanding principal amount of the Existing Loans shall be continued, but converted to tranche A loans (the "Tranche A Loans") hereunder;
(ii) $300 million of the aggregate outstanding principal amount of the Existing Loans shall be continued, but converted to Tranche B loans (the "Tranche B Loans") hereunder, and (iii) the balance of the aggregate outstanding principal amount of the Existing Loans shall be continued, but converted to Tranche C loans (the "Tranche C Loans") hereunder. The foregoing continuations and conversions of the outstanding Existing Loans shall be made on an aggregate basis and without regard to whether an Existing Loan was a Tranche A Loan, a Tranche B Loan, a Tranche C Loan, a Tranche D Loan or a Swing Loan (as such terms are defined in the Prior Credit Agreement) under the Prior Credit Agreement. The Borrower hereby confirms and acknowledges to the Agents and the Lenders that it is validly and justly indebted to the Lenders for the payment of all Existing Loans without offset, defense, cause of action or counterclaim of any kind or nature whatsoever.

     (b) On the Closing Date, the Tranche A Loans, the Tranche B Loans and the Tranche C Loans shall be held by each of the Lenders in such amounts as are set forth opposite the name of such Lender under the columns entitled "Outstanding Tranche A Loans",

"Outstanding Tranche B Loans" and "Outstanding Tranche C Loans", respectively, on Schedule 1 hereto.

     (c) Once repaid, none of the Tranche A Loans, the Tranche B Loans and the Tranche C Loans may be re-borrowed.

     SECTION 2.2. Revolving Credit Loans. (a) Each Revolving Credit Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereinafter set forth, to make loans (the "Revolving Credit Loans") to the Borrower on any Business Day and from time to time from the Closing Date to but excluding the Revolving Credit Commitment Termination Date, each in a principal amount which, when added to the aggregate principal amount of all Revolving Credit Loans then outstanding to the Borrower from such Revolving Credit Lender, plus such Revolving Credit Lender's Revolving Credit Percentage of the then current L/C Exposure, does not exceed such Revolving Credit Lender's Revolving Credit Commitment (after giving effect to all Revolving Credit Loans repaid and all reimbursements of Letters of Credit made concurrently with the making of any Revolving Credit Loans).

     (b) Subject to the terms and conditions of this Credit Agreement, at any time prior to the Revolving Credit Commitment Termination Date, the Borrower may borrow, repay and re-borrow amounts constituting the Revolving Credit Commitments.

     (c) Each Revolving Credit Loan requested hereunder on any date shall be made by each Revolving Credit Lender in accordance with its respective Revolving Credit Percentage.

     (d) The Borrower shall give the Administrative Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing of Revolving Credit Loans hereunder; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent not later than 11:30 a.m., Eastern time, (i) in the case of Base Rate Loans, on the Business Day on which such Revolving Credit Loan is to be made and (ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such Revolving Credit Loan is to be made. Such notice shall specify (A) the amount of the proposed Borrowing, (B) the date thereof (which shall be a Business Day) and
(C) whether the Revolving Credit Loan then being requested is to be (or what portion or portions thereof are to be) a Base Rate Loan or a Eurodollar Loan and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans. In the case of a Eurodollar Loan, if no election of an Interest Period is specified in such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any Loan, such notice shall be deemed a request for a Base Rate Loan.

     (e) The Administrative Agent shall promptly notify each Revolving Credit Lender of its proportionate share of each Borrowing consisting of Revolving Credit Loans, the date of such Borrowing, the Interest Rate Type of each Revolving Credit Loan being requested and the Interest Periods applicable thereto. On the borrowing date specified in such notice, each

Revolving Credit Lender shall make its share of the Borrowing available to the Administrative Agent at the location as set forth in Section 2.16 hereof, in each case, no later than 1:00 p.m. Eastern time, in Federal or other immediately available funds.

     (f) Notwithstanding any provision to the contrary in this Credit Agreement, the Borrower shall not, in any notice of borrowing under this Section 2.2 request any Eurodollar Loan which, if made, would result in an aggregate of more than twelve (12) separate Eurodollar Loans (whether such Eurodollar Loans are Revolving Credit Loans or Term Loans) of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Eurodollar Loans having Interest Periods commencing and ending on the same days shall be considered one (1) single Eurodollar Loan.

     (g) The aggregate amount of any Borrowing of a Revolving Credit Loan consisting of a Eurodollar Loan shall be in a minimum aggregate principal amount of $2,500,000 or such greater amount which is an integral multiple of $250,000, and the aggregate amount of any Borrowing of a Revolving Credit Loan consisting of a Base Rate Loan shall be in a minimum aggregate principal amount of $1,000,000 or such greater amount which is an integral multiple of $100,000 (or such lesser amount as shall equal (i) the available but unused portion of the Total Revolving Credit Commitment then in effect or (ii) the amount necessary to fund a drawing under a Letter of Credit).

     (h) The Administrative Agent shall disburse the proceeds of Revolving Credit Loans (other than a Revolving Credit Loan used to fund a drawing under a Letter of Credit) by depositing them on the date of the Borrowing in an account of the Borrower as the Borrower may specify to the Administrative Agent in writing.

     SECTION 2.3. Interest Rate Type of the Loans. Each Loan shall be either a Base Rate Loan or Eurodollar Loan (each such type of Loan, an "Interest Rate Type") as the Borrower may request either (i) in its notice of Borrowing delivered to the Administrative Agent pursuant to Section 2.2(d) hereof in the case of a Revolving Credit Loan or (ii) in its notice delivered to the Administrative Agent pursuant to Section 4.1(f) hereof in the case of a Term Loan (in each case, as such Loan may be continued or converted pursuant to the provisions of Section 2.10 hereof). Subject to Sections 2.12(d), 2.14(g) and
2.18 hereof, each Lender may at its option fulfill its obligations hereunder with respect to any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof and of any note evidencing such Loan. Subject to the provisions of
Section 2.2, Section 2.9(b), Section 2.10, Section 2.13 and Section 4.1(f), Loans of more than one Interest Rate Type may be outstanding at the same time.

     SECTION 2.4. Repayment of Loans; Evidence of Debt. The Tranche A Loans shall be payable as follows (subject to acceleration as provided in Article 7 hereof):

     (i) a principal payment in the amount of $50,000,000 shall be due on the Closing Date;

     (ii) a principal payment in the amount of $50,000,000 shall be due on the date which is thirty (30) days after the Vencor Effective Date, together with the principal payment referred to in clause
               (i) of Section 2.4 (b) below (the Borrower hereby agrees to deliver to the Agents at the same time it makes the foregoing payment referred to in this clause (ii), a certificate substantially in the form of Exhibit E hereto, signed by the chief financial officer of Ventas, as the general partner of the Borrower, setting forth in reasonable detail the calculation of Excess Cash); and

     (iii) a principal payment in the amount of the remaining outstanding amount of the Tranche A Loans shall be due on the Tranche A Maturity Date.

     So long as no Event of Default shall have occurred and then be continuing, the foregoing payments of the Tranche A Loans shall be applied in the order of maturity thereof and if an Event of Default has occurred and is then continuing, such payments shall be applied in the inverse order of maturity thereof. The Tranche A Loans shall be subject to mandatory prepayment as provided in Section
2.8 hereof. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders holding the Tranche A Loans the then aggregate unpaid principal amount of the Tranche A Loans on the Tranche A Maturity Date.

     (b) The Tranche B Loans shall be payable as follows (subject to acceleration as provided in
Article 7 hereof):

     (i) a principal payment in an amount equal to Excess Cash as shown on the certificate referred to in clause (ii) 2.4(a) above, shall be due on the date which is thirty (30) days after the Vencor Effective Date which payment shall be applied to the Tranche B Loans in the inverse order of maturity thereof;

     (ii) a principal payment in the amount of $50,000,000 shall be due on December 30, 2003;

     (iii) a principal payment in the amount of $50,000,000 shall be due on December 30, 2004; and

     (iv) a principal payment in the amount of the remaining outstanding amount of Tranche B Loans shall be due on the Tranche B Maturity Date.

     Except as otherwise provided in clause (i) above, so long as no Event of Default shall have occurred and then be continuing, the foregoing payments of the Tranche B Loans shall be applied in the order of maturity thereof and if an Event of Default has occurred and is then continuing, such payments shall be applied in the inverse order of maturity thereof. The Tranche B Loans shall be subject to mandatory prepayment as provided in Section 2.8 hereof. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders holding the Tranche B Loans the then aggregate principal amount of the Tranche B Loans on the Tranche B Maturity Date.

     (c) The outstanding principal balance of each Tranche C Loan shall be payable in full on the Tranche C Maturity Date, subject to mandatory prepayment as provided in Section 2.8 hereof and acceleration as provided in Article 7 hereof. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders holding the Tranche C Loans the then aggregate unpaid principal amount of the Tranche C Loans on the Tranche C Maturity Date.

     (d) The outstanding principal balance of the Revolving Credit Loans shall be payable in full on the Revolving Credit Commitment Termination Date, subject to mandatory prepayment as provided in Section 2.8 hereof and acceleration as provided in Article 7 hereof. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Revolving Credit Lenders the then aggregate principal amount of the Revolving Credit Loans on the Revolving Credit Commitment Termination Date.

     (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (f) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each outstanding Loan hereunder, the Interest Rate Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (g) The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section 2.4 shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and other Obligations in accordance with the terms of this Credit Agreement.

     (h) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns permitted by Section 13.3), in substantially the form of Exhibit G hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.3 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

     (i) All amounts received by the Administrative Agent from or on behalf of the Borrower as a payment or prepayment of, or interest on, the Tranche A Loans, the Tranche B Loans, the Tranche C Loans or the Revolving Credit Loans shall be applied among the Lenders holding the Tranche A Loans, the Tranche B Loans, the Tranche C Loans or the Revolving Credit Loans, as the case may be, on a pro rata basis in accordance with the outstanding Tranche A Loans, the Tranche B Loans, the Tranche C Loans or the Revolving Credit Loans (as the case may be) owed to each such Lender.

     SECTION 2.5. Interest. (a) Subject to Section 2.9 hereof, in the case of a Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Base Rate plus the Applicable Interest Margin. Interest shall be payable in arrears on each Base Rate Loan on each Interest Payment Date, on the Tranche A Maturity Date (in the case of a Base Rate Loan which is a Tranche A Loan), on the Tranche B Maturity Date (in the case of a Base Rate Loan which is a Tranche B Loan), on the Tranche C Maturity Date (in the case of a Base Rate Loan which is a Tranche C Loan), and on the Revolving Credit Commitment Termination Date (in the case of a Base Rate Loan which is a Revolving Credit Loan). The Administrative Agent shall determine the Base Rate applicable to the Base Rate Loans hereunder and shall give prompt notice to the Borrower of the Base Rate so determined and of any change in the Base Rate. Such determination shall be conclusive absent manifest error.

     (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Interest Margin. Interest shall be payable on each Eurodollar Loan on each Interest Payment Date, on the Tranche A Maturity Date (in the case of a Eurodollar Loan which is a Tranche A Loan), on the Tranche B Maturity Date (in the case of a Eurodollar Loan which is a Tranche B Loan), on the Tranche C Maturity Date (in the case of a Eurodollar Loan which is a Tranche C Loan), and on the Revolving Credit Commitment Termination Date (in the case of a Eurodollar Loan which is a Revolving Credit Loan). The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall promptly notify the Borrower and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

     (c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

     (d) Anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding, the interest rate on the Loans or with respect to any drawing under a Letter of Credit shall in no event be in excess of the maximum rate permitted by Applicable Law.

     SECTION 2.6. Commitment Fees, Facility Fee and Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender on the last Business Day of each month in each year (commencing on the last Business Day of February, 2000) prior to the Revolving Credit Commitment Termination Date, on the date of any termination or reduction of the Total Revolving Credit Commitment (as provided in Section 2.7(d)), and on the Revolving Credit Commitment Termination Date, a fee (the "Commitment Fee" and collectively, for all the Revolving Credit Lenders, the "Commitment Fees") of 1/2 of 1% per annum (computed on the basis of the actual number of days elapsed during the preceding period over a year of 360 days) on the average daily amount during the preceding period by which such Revolving Credit Lender's Revolving Credit Commitment (as such Revolving Credit Commitment may be modified in accordance with the provisions of this Credit Agreement) exceeded the sum of (i) the product of such Revolving Credit Lender's Revolving Credit Percentage and the L/C Exposure, and (ii) the aggregate principal amount of such Revolving Credit Lender's outstanding Revolving Credit Loans.

     (b) The Commitment Fees shall commence to accrue on the Closing Date.

     (c) The Borrower agrees to pay to the Administrative Agent, on the Closing Date, a facility fee in an agreed upon amount with respect to the Total Revolving Credit Commitment in effect on the Closing Date (the "Facility Fee").

     (d) In addition, the Borrower agrees to pay to the Administrative Agent, on the Closing Date, any and all fees that are then due and payable pursuant to the Fee Letters.

     SECTION 2.7. Termination and/or Reduction of the Total Revolving Credit Commitment. (a) Upon at least three (3) Business Days' prior written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment. In the case of a partial reduction, each such reduction of the Total Revolving Credit Commitment shall be in a minimum aggregate principal amount of $500,000 or an integral multiple thereof; provided, however, that the Total Revolving Credit Commitment may not be reduced to an amount less than the aggregate principal amount of all Revolving Credit Loans then outstanding, plus the then current L/C Exposure.

     (b) [Intentionally Omitted]

     (c) Any partial reduction of the Total Revolving Credit Commitment hereunder shall be made among the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Percentages.

     (d) Simultaneously with each termination or reduction of the Total Revolving Credit Commitment, the Borrower shall pay to the Administrative Agent for the benefit of the Revolving Credit Lenders, all accrued and unpaid Commitment Fees on the amount of the Total Revolving Credit Commitment so terminated or reduced through the date of such termination or reduction.

     SECTION 2.8. Prepayments. (a) If at any time the sum of the aggregate principal amount of all Revolving Credit Loans outstanding, plus the then current L/C Exposure shall exceed the Total Revolving Credit Commitment hereunder, the Borrower will immediately prepay Revolving Credit Loans to the extent necessary to eliminate such excess.

     (b) Subject to the terms of Section 2.11 hereof, the Borrower shall have the right at its option at any time and from time to time to prepay (i) any Base Rate Loan, in whole or in part, upon at least one (1) Business Day's prior written, facsimile, or telephonic (promptly confirmed in writing) notice to the Administrative Agent received not later than 11:30 a.m. (Eastern time) on such day, in the principal amount of $1,000,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, and (ii) any Eurodollar Loan, in whole or in part, upon at least three (3) Business Days' prior written, facsimile, or telephonic (promptly confirmed in writing) notice received not later than 11:30 a.m. (Eastern time) on such day, in the principal amount of $2,500,000 or such greater amount which is an integral multiple of $250,000 if prepaid in part. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay each such Loan in the amount and on the date stated therein.

     (c) During the period commencing with the date which is thirty (30) days after the Vencor Effective Date until the Specified Pay Down Date, on the last Business Day of each month (beginning with the first full calendar month after the date which is 30 days after the Vencor Effective Date), the Borrower shall prepay Loans in an amount equal to 100% of the Excess Cash Flow for the immediately preceding month (or such longer period in the case of the first payment under this paragraph (c) made after the Vencor Effective Date). Concurrently with the making of each such prepayment, the Borrower shall deliver to the Agents, a certificate substantially in the form of Exhibit F hereto signed by the chief financial officer of Ventas, as the general partner of the Borrower, setting forth in reasonable detail the calculation of Excess Cash Flow for the immediately preceding month.

     (d) Within one (1) Business Day of the receipt of any Net Cash Proceeds by any Credit Party from any of the following: (i) the sale or other disposition of any Collateral or any

Real Property Asset, (ii) any refinancing of all or any portion of the outstanding Loans hereunder, (iii) any equity Investment made in any Credit Party (other than by another Credit Party), (iv) any commercial mortgage backed securities transaction, (v) any formation of a Joint Venture, (vi) the sale of any Investment permitted by Section 6.4(h) or 6.4(i) hereof (unless such Net Cash Proceeds are applied as permitted by such Section 6.4(h) or 6.4(i)) or
(vii) any other transaction similar to any of the foregoing which transaction generates Net Cash Proceeds to any Credit Party, the Borrower shall prepay Loans in an amount equal to 100% of the Net Cash Proceeds received by a Credit Party.

     (e) Within two (2) Business Days following the receipt by the Borrower or any other Credit Party (or by the Administrative Agent as loss payee) of any payment of proceeds of any insurance (other than business interruption insurance) on account of any loss, damage or injury to any tangible property of a Credit Party or any of its Subsidiaries (provided, that (i) in the case of a loss, damage or injury to any tangible property of a Credit Party or any of its Subsidiaries that, by the terms of a lease or any other contract applicable thereto, such Credit Party or such Subsidiary is contractually obligated to allow the insurance proceeds on account thereof to be used for repair or replacement, then, whether or not a Default or Event of Default shall have occurred and then be continuing, such Credit Party or such Subsidiary may receive, hold and expend such insurance proceeds for such repair or replacement on the terms provided in the applicable lease or other contract, (ii) in the case of any other loss, damage or injury to any tangible property of a Credit Party or any of its Subsidiaries, so long as no Default or Event of Default shall have occurred and then be continuing, the Administrative Agent shall receive and hold the insurance proceeds on account thereof and provide such proceeds to the relevant Credit Party (or the relevant Subsidiary) in such amounts and at such times as may be necessary during the one year period following the receipt by the Administrative Agent of such proceeds for repair or replacement of such tangible property or to comply with any contractual arrangements made by the relevant Credit Party (or the relevant Subsidiary) for such repair or replacement of such tangible property (it being understood that after the one year anniversary of the Administrative Agent's receipt of the insurance proceeds any unexpended portion of such proceeds shall be applied as provided in Section 12.2(b) hereof), and (iii) in the case of either of the foregoing, the Borrower shall furnish to the Agents evidence reasonably satisfactory to the Agents that the Borrower and the other Credit Parties are complying with clause (i) or (ii) above, as applicable, and shall have certified to the Agents that the insurance proceeds (or such proceeds, together with other funds available to the Borrower (which other funds may be in the form of a letter of credit) are sufficient to repair or replace such tangible property)), the Borrower shall prepay or, to the extent the Administrative Agent is loss payee under any insurance policy, irrevocably direct the Administrative Agent to apply as a prepayment, an amount equal to 100% (or such lesser percentage which represents that portion of such proceeds not expended or committed pursuant to the immediately preceding proviso) of such insurance proceeds; provided, that, subject to clause (i) above and the immediately following proviso, if an Event of Default shall have occurred and be continuing, all proceeds of insurance which would otherwise be payable to the Borrower or another Credit Party shall be paid to the Administrative Agent and applied pursuant to Section 12.2(b) hereof; provided, however, that with respect to tangible property subject to any Permitted Encumbrance, this Section shall not apply to the extent that this Section would require an application of insurance proceeds or action that would violate or breach any of the provisions of the instruments or documents under which such Permitted Encumbrance arises.

     (f) Within two (2) Business Days following the receipt by the Borrower or any other Credit Party of any Condemnation Proceeds, the Borrower shall prepay Loans in an amount equal to 100% of such Condemnation Proceeds received; provided, however, that with respect to any Real Property Asset subject to any Permitted Encumbrance, no such prepayment shall be required to the extent that this Section would require an application of Condemnation Proceeds that would violate or breach any of the provisions of the instruments or documents under which such Permitted Encumbrances arises.

     (g) Any prepayments pursuant to this Section 2.8 not otherwise specifically provided for in this Section 2.8, shall be applied as provided in Section 12.2(b) hereof.

     (h) All prepayments of Loans under this Section 2.8 shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and subject to Section 2.8(j) hereof, then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e. those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later).

     (i) All prepayments under this Section 2.8 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

     (j) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.8, but for the operation of this Section 2.8(j) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of Base Rate Loans which are of the type required to be prepaid (i.e., Tranche A Loans, Tranche B Loans, Tranche C Loans or Revolving Credit Loans), and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the Borrower shall deposit Dollars into the Cash Collateral Account in an amount equal to such excess, and only the outstanding Base Rate Loans which are of the type required to be prepaid shall be required to be prepaid on such Prepayment Date and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is the type required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Cash Collateral Account.

     SECTION 2.9. Default Interest; Alternate Rate of Interest. (a) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all

Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such Loan or overdue amount (after as well as before judgment)
(i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for each such Eurodollar Loan (it being understood by the parties hereto that no Eurodollar Loan may be continued into a subsequent Interest Period and no Base Rate Loan may be converted to a Eurodollar Loan, at any time when an Event of Default shall have occurred and then be continuing unless the Administrative Agent and the Required Lenders otherwise consent), (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan and for all Base Rate Loans of a certain type (i.e. Tranche A Loan, Tranche B Loan, Tranche C Loan or Revolving Credit Loan), at 2% in excess of the rate then in effect for Base Rate Loans of the same type and (iii) for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Base Rate Loans which are Tranche A Loans; provided, however, that if an Event of Default is waived by the applicable Lenders in accordance with the terms of this Credit Agreement, then the provisions of this Section 2.9(a) shall also be deemed waived from and after the effective date of the applicable waiver.

     (b) In the event, and on each occasion, that on or before the day on which the LIBO Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender's Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's Eurodollar Loan during the applicable Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lender or the Administrative Agent to the Borrower and the Lenders and any request by the Borrower for a Eurodollar Loan pursuant to Section 2.2 or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.10, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be deemed to be a request for a Base Rate Loan; provided, however, that in the circumstances described in clause (i) above, such deemed request shall only apply to the affected Lender's portion thereof.

     SECTION 2.10. Continuation and Conversion of Loans. The Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to a Base Rate Loan or to continue any Eurodollar Loan for a successive Interest Period, or (ii) to convert any Base Rate Loan or portion thereof to a Eurodollar Loan, subject to the following:

     (a) at least three (3) Business Days prior to any conversion or continuation hereunder, the Borrower shall deliver to the Administrative Agent a notice with respect thereto, in the form of a Conversion/Continuation Certificate; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 11:30 a.m., Eastern time;

     (b) unless the Administrative Agent and the Required Lenders otherwise consent, no Event of Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of a Eurodollar Loan into a subsequent Interest Period;

     (c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be in a minimum amount of $2,500,000 or in such greater amount which is an integral multiple of $250,000;

     (d) if fewer than all Loans of a particular type at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

     (e) no Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than twelve (12) separate Eurodollar Loans would be outstanding hereunder with respect to a Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Eurodollar Loans even if made on the same date);

     (f) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

     (g) if a Eurodollar Loan is converted to a Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by
Section 2.11 shall be paid upon such conversion; and

     (h) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

Subject to the foregoing, in the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to a Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

     SECTION 2.11. Reimbursement of Lenders. (a) The Borrower shall reimburse each Lender in accordance with this Section 2.11(a) for any loss or expense incurred or to be incurred by such Lender in the re-employment of the funds released (i) by any prepayment or conversion (for any reason whatsoever) of a Eurodollar Loan if such Loan is prepaid or converted prior to the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.2 or notice of continuation or conversion under
Section 2.10 in respect of a Eurodollar Loan, such Loan is not made, continued or converted on the first day of the Interest Period specified in the applicable notice for any reason other than (I) a suspension or limitation under Section 2.9(b) of the right of the Borrower to select a Eurodollar Loan or (II) a breach by such Lender of its obligation to fund such Borrowing when it was otherwise required to do so hereunder. Such losses and expenses shall include (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but shall exclude any loss of margin for the period after any such payment or conversion or failure to borrow, convert or repay. Each Lender shall deliver to the Administrative Agent as soon as reasonably practicable but in no event more than forty-five (45) Business Days after (x) in the case of a payment or conversion prior to the last day of the Interest Period for a Eurodollar Loan, the date of such prepayment or conversion of such Loan, or (y) in the case of a failure to borrow, continue or convert, the last day of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, a certificate setting forth the amount of such loss and expenses (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificate shall be conclusive absent manifest error. Promptly after the end of such period of forty-five (45) Business Days, the Administrative Agent shall notify the Borrower of all certificates received by it during such period and shall deliver to the Borrower copies of all certificates received by the Administrative Agent from the Lenders. The Borrower shall pay each Lender timely delivering a certificate under this Section 2.11(a), the amount shown on the applicable certificate delivered by such Lender on the next Interest Payment Date which is at least five (5) Business Days following the Borrower's receipt of such certificate.

     (b) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.8(b), the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with this Section 2.11(b), any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Administrative Agent as soon as reasonably practicable, but in no event more than forty-five (45) Business Days after the date of such failure to prepay, a certificate setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificate shall be conclusive absent manifest error. Promptly after the end of such period of forty-five (45) Business Days, the Administrative Agent shall notify the Borrower of all certificates received by it during such period and shall deliver to the Borrower copies of all certificates received by the Administrative Agent from the Lenders. The Borrower shall pay the Administrative Agent for the account of the Lenders timely delivering a certificate under this

Section 2.11(b) the amounts shown on such certificates on the next Interest Payment Date which is at least five (5) Business Days following the Borrower's receipt of such certificates.

     SECTION 2.12. Change in Circumstances. (a) In the event that after the Initial Date, any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clauses (ii),
(iii) or (iv) below any changes in conditions, shall occur which shall:

          (i) subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (x) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

          (ii) change the basis of taxation of any payment to any Lender of principal of or interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing, other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein); or

          (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan; or

          (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case, the Borrower agrees to pay to the Administrative Agent for the account of such Lender, in accordance with, and as provided in, paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

     (b) If at any time and from time to time after the Initial Date, any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the Initial Date, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive issued after the Initial Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender in its sole judgment to be material, then from time to time the Borrower agrees to pay to the Administrative Agent for the account of such Lender, in accordance with, and as provided in, paragraph (c) below, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto; provided that the Borrower shall not be liable to any Lender in respect of any such reduction with respect to any period of time more than three (3) months before the Borrower receives from such Lender the certificates required by the first sentence of Section 2.12(c) hereof.

     (c) Each Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amounts due to such Lender under paragraph (a) or (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate on the next Interest Payment Date which is at least five (5) Business Days following the Borrower's receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion, except to the extent set forth in the proviso to the last sentence of Section 2.12(b). The protection of this Section
2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

     (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.9(b), this Section 2.12,
Section 2.13 or Section 2.17(g) or (ii) would require the Borrower to pay an increased amount under Section 2.9(b), this Section 2.12, Section 2.13 or
Section 2.17(g), it will notify the Borrower in writing of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will make, fund or maintain the affected Loans of such Lender, or, if applicable, participate in Letters of Credit as required by Section 2.17, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender hereunder in respect of such Loans, Letters of Credit or participations therein would be reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans, Letters of Credit or participations therein pursuant to Section 2.9(b), this Section 2.12, Section
2.13 or Section 2.17 would be reduced or the taxes or other amounts otherwise payable under Section 2.9(b), this Section 2.12, Section 2.13 or Section 2.17 would be reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise adversely affect such Loans, Letters of Credit or participations therein or such Lender.

     (e) If the Borrower shall receive notice from any Lender that Eurodollar Loans are no longer available from such Lender pursuant to Section 2.13, that amounts are due to such Lender pursuant to paragraph (c) hereof, that any of the events designated in paragraph (d) hereof have occurred, or that an event has occurred that would cause the Borrower to pay any amount pursuant to clause (e) of Section 2.14, the Borrower may (but subject in any such case to the payments required by this Credit Agreement, including, without limitation Section 2.11 hereof), upon at least five (5) Business Days' prior written or facsimile notice to such Lender and the Agents, identify to the Agents a lending institution ("Purchasing Lender") reasonably acceptable to the Borrower and the Agents which will purchase (for an amount, in immediately available funds, equal to the principal amount of outstanding Loans payable to such Lender, plus all accrued but unpaid interest and fees payable to such Lender) the Revolving Credit Commitment (if applicable), the amount of outstanding Loans and participations in Letters of Credit (if applicable) from the Lender providing such notice, and such Lender shall thereupon assign its Revolving Credit Commitment (if applicable), its participations in Letters of Credit (if applicable) and any Loans owing to such Lender, and any notes held by such Lender to such Purchasing Lender pursuant to
Section 13.3 hereof.

     SECTION 2.13. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to Section 2.11, all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be a Base Rate Loan unless such declaration is subsequently withdrawn.

     (b) A notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

     SECTION 2.14. United States Withholding. (a) Prior to the Closing Date, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Fundamental Document.

     (b) The Borrower or the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments to a Lender hereunder or under any other Fundamental Document, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to, or deposit with, the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide to each Lender from whom taxes were deducted or withheld, evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by such Lender; and (iii) shall forward to each such Lender any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any note evidencing the Loans hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

     (c) Each Lender agrees (i) that as between it and the Borrower or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law, it shall deduct and withhold taxes on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 13.3; and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, partners, limited liability company members, agents, employees or representatives of the Borrower or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause
(i) of this paragraph (c) or arising from the reliance by the Borrower or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Fundamental Document.

     (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this Section 2.14, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.14.

     (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or either of the

Agents (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the applicable Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall forward to such Lender or the applicable Agent (as the case may be) the official tax receipts or other documentation pursuant to and as set forth in Section 2.14(b). In addition, the Borrower shall indemnify each Lender and each of the Agents for any additional withholding taxes paid by such Lender or such Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

     (f) In the event that a Lender or an Agent receives a refund of or credit for taxes withheld or paid pursuant to this Section, which credit or refund is with respect to taxes withheld or paid in connection with sums payable hereunder or under any other Fundamental Document and indemnified by the Borrower pursuant to Section 2.14(e) hereof, such Lender or such Agent (as applicable) shall promptly notify the Administrative Agent and the Borrower and shall remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under any other Fundamental Document.

     (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrower to pay any amount pursuant to clause (e) of this Section 2.14, it will notify the Borrower of such event and, to the extent not inconsistent with such Lender's internal policies, will make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.14(e) in respect of such Loans would be reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise adversely affect such Loans or such Lender.

     (h) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 2.14(a) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.14(e); provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

     SECTION 2.15. Interest Adjustments. If the provisions of this Credit Agreement or any note evidencing any of the Loans hereunder would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the applicable interest payments to that Lender in connection with such Loan shall be reduced to the extent and in such a manner as is necessary in order that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder with respect to a Loan or under a note evidencing such Loan in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the Bank Credit Termination Date (except to the extent paid pursuant to the immediately succeeding sentence). Interest otherwise payable to a Lender hereunder with respect to such Loan and under any note evidencing such Loan for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by Applicable Law.

     The amount of any Interest Deficit relating to any Loan and any note evidencing such Loan shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans within the applicable tranche at that time outstanding pursuant to Section 2.8(b) hereof. The amount of any Interest Deficit relating to a Loan and any note at the time of any complete payment of the Loans within the applicable tranche at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.8(b) hereof) shall be canceled and not paid.

     SECTION 2.16. Manner of Payments. All payments of principal and interest by the Borrower in respect of any Loans shall be allocated pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them. All payments by the Borrower hereunder and under any notes evidencing the Loans hereunder shall be made without offset, counterclaim, recoupment, defense, setoff or other deduction in Dollars, in Federal or other immediately available funds, at the office of Bank of America, N.A., 101 North Tryon, Charlotte, NC 28255, NC1-001-1504, Attention: Credit Services (wiring information: ABA053000196; Acct. No. 1366212250600, Account
Name: Credit Services; Ref: Ventas Realty, Limited Partnership), no later than 1:00 p.m., Eastern time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day.

     SECTION 2.17. Letters of Credit. (a)(i) Upon the terms and subject to the conditions hereof and of Applicable Law, the Issuing Bank agrees, upon the request of the Borrower, to issue Letters of Credit (and to extend Letters of Credit previously issued hereunder) payable in Dollars from time to time after the Closing Date and prior to the Revolving Credit Commitment Termination Date, provided, however, that (A) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit if, after giving effect thereto, the sum of the then current L/C Exposure, plus the aggregate principal amount of all Revolving Credit Loans then outstanding would exceed the then current amount of the Total Revolving Credit Commitment then in effect, (B) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit having an expiration date (x) later than the tenth day prior to the Revolving Credit Commitment Termination Date or (y) more than one year after its date of issuance or extension, and (C) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit if, after giving effect thereto, the then current L/C Exposure with respect to Letters of Credit would exceed $15,000,000.

     (ii) Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit in accordance with such Revolving Credit Lender's Revolving Credit Percentage.

     (iii) Each Letter of Credit may, at the option of the Issuing Bank, provide that the Issuing Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence or continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Issuing Bank shall deposit the funds in question in a segregated account with the Issuing Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Revolving Credit Lenders (or, if all Obligations shall have been indefeasibly paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

     (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent and the Issuing Bank a written notice no later than 1:00 p.m. (Eastern time) at least two (2) Business Days prior to the proposed date of issuance (or such lesser time as is acceptable to the Issuing Bank). Such notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit,
(iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Issuing Bank or the Administrative Agent, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided, however, that the Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Any Letter of Credit shall be issued solely for one of the following purposes: (1) to provide credit support for the Borrower's obligations under and pursuant to a Hedging Agreement in accordance with the terms of the applicable Hedging Agreement, (2) to provide credit support for indemnity obligations of a

Credit Party or Subsidiary thereof in connection with the sale or lease of an asset permitted hereunder (provided that the applicable indemnity obligation is not prohibited by the terms of this Credit Agreement), (3) in connection with a Permitted Encumbrance or (4) for such other purpose as has been approved by the Agents and the Issuing Bank. Upon issuance of each Letter of Credit, the Issuing Bank shall notify the Administrative Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Administrative Agent shall notify each Revolving Credit Lender of the issuance and the amount of such Revolving Credit Lender's respective participation in the applicable Letter of Credit.

     (c) Each Letter of Credit shall be subject to (i) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, or any successor publication, as adopted or amended from time to time (the "Uniform Customs") and (ii) as to matters not addressed by the Uniform Customs, the law of the State of New York (or, if the Issuing Bank so elects, the law of the jurisdiction in which the office from which it issues its Letters of Credit is located). The Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. The Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     (d) If the Issuing Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred), the Issuing Bank shall give notice of such payment to the Administrative Agent and the Revolving Credit Lenders, and each Revolving Credit Lender hereby authorizes and requests the Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Issuing Bank in immediately available funds in Dollars for the amount so advanced on its behalf by the Issuing Bank. If any such reimbursement is not made by any Revolving Credit Lender in immediately available funds on the same day on which the Issuing Bank shall have made payment on any such draft, such Revolving Credit Lender shall pay interest thereon to the Issuing Bank at a rate per annum equal to the Issuing Bank's cost of obtaining overnight funds in the Federal Funds market for the first three (3) days following the time when such Revolving Credit Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Revolving Credit Loans.

     (e) The Borrower is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made at any time on or before the Revolving Credit Commitment Termination Date, then payment by the Issuing Bank of such draft shall constitute a Revolving Credit Loan (which is a Base Rate Loan) hereunder and interest shall accrue from the date the Issuing Bank makes payment on such draft under such Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made after the Revolving Credit Commitment Termination Date or at the time when an Event of Default or Default shall have occurred and then be continuing, then the Borrower shall immediately pay to the Issuing Bank, in immediately available funds, the full amount of such draft together with interest thereon at a rate per annum of 2% in excess of the rate then in effect for Revolving Credit Loans which are Base Rate Loans from the date on which the Issuing Bank makes such payment of such draft until the date it receives full reimbursement for such payment from the Borrower. The Borrower further agrees that the Issuing Bank may reimburse itself for such drawing from the balance in any other account of the Borrower maintained with the Issuing Bank.

     (f)(i) The Borrower agrees to pay the following amounts to the Issuing Bank with respect to Letters of Credit issued by it hereunder:

          (A) with respect to the issuance, amendment, transfer or other transaction related to a Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, drawing or other transaction, as the case may be; and

          (B) a fronting fee payable directly to the Issuing Bank, for its sole account, for the period from and including the Closing Date to, but excluding, the Revolving Credit Commitment Termination Date computed at a rate equal to one-quarter of one percent (1/4 of 1%) per annum of the daily average L/C Exposure (calculated in the same manner as interest on a Eurodollar Loan), such fee to be due and payable in arrears on and through the last Business Day of each month in each year (commencing on the last Business Day of February, 2000) prior to the Revolving Credit Commitment Termination Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Revolving Credit Commitment Termination Date and the expiration of the last outstanding Letter of Credit.

     (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each Revolving Credit Lender in respect of its L/C Exposure, such Revolving Credit Lender's pro rata share (based on its Revolving Credit Commitment) of a commission equal to (A) a per annum percentage rate equal to the Applicable Interest Margin for Revolving Credit Loans which are Eurodollar Loans multiplied by (B) the average daily amount of the L/C Exposure. Such commission shall be calculated in the same manner as interest on a Eurodollar Loan and shall be due and payable in arrears on and through the last Business Day of each month (commencing the last Business Day of February, 2000) prior to the Revolving Credit Commitment Termination Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Revolving Credit Commitment Termination Date and the expiration of the last outstanding

Letter of Credit. From the occurrence and during the continuance, of an Event of Default, such commission shall be increased to an amount equal to 2% plus the Applicable Interest Margin for Revolving Credit Loans which are Eurodollar Loans multiplied by the daily average amount of the L/C Exposure; provided, however, that if an Event of Default is waived by the applicable Lenders in accordance with the terms of this Credit Agreement then the provisions of this sentence shall be deemed waived from and after the effective date of the applicable waiver; and

     (iii) Promptly upon receipt by the Issuing Bank or the Administrative Agent of any amount described in clause (ii) of this Section 2.17(f), or any amount described in Section 2.17 previously reimbursed to the Issuing Bank by the Revolving Credit Lenders, the Issuing Bank or the Administrative Agent (as applicable) shall distribute to each Revolving Credit Lender its pro rata share of such amount based on its participation in, or amount paid by such Revolving Credit Lender with respect to, the applicable Letter(s) of Credit. Amounts payable under clause (i)(A) and (i)(B) of this Section 2.17(f) shall be paid directly to the Issuing Bank and shall be for its exclusive use.

     (g) If by reason of (i) any change in Applicable Law after the Initial Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Issuing Bank or any Revolving Credit Lender with any direction, request or requirement (whether or not having the force of law) issued after the Initial Date by any Governmental Authority or monetary authority, including, without limitation, any change whether or not proposed or published prior to the Initial Date and any modifications to Regulation D occurring after the Initial Date:

          (A) the Issuing Bank or any Revolving Credit Lender shall be subject to any tax, levy, impost, duty, fee, charge, deduction or withholding of any nature with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, fee, charge, deduction or withholding (1) that is measured with respect to the overall net income of the Issuing Bank or such Revolving Credit Lender or of a Lending Office of the Issuing Bank or such Revolving Credit Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Issuing Bank or such Revolving Credit Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Issuing Bank or such Revolving Credit Lender has its principal office or a presence which is not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein) or (2) that is imposed solely by reason of the Issuing Bank or such Revolving Credit Lender failing to make a declaration of, or otherwise to establish, nonresidence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Issuing Bank or such Revolving Credit

     Lender may properly make the declaration or claim or so establish nonresidence or otherwise comply), or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.17, whether directly or by such being imposed on or suffered by the Issuing Bank or any Revolving Credit Lender;

          (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit or any participation therein shall be changed;

          (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Issuing Bank or participations therein purchased by any Revolving Credit Lender; or

          (D) there shall be imposed on the Issuing Bank or any Revolving Credit Lender any other condition regarding this Section 2.17, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase from the conditions that exist on the Initial Date the cost to the Issuing Bank or any Revolving Credit Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Revolving Credit Lender, then and in any such case the Issuing Bank or such Revolving Credit Lender may, at any time, notify the Borrower, and the Borrower shall pay on demand such amounts as the Issuing Bank or such Revolving Credit Lender may specify to be necessary to compensate the Issuing Bank or such Revolving Credit Lender for such additional cost or reduced receipt. Sections 2.12(b), (c) and
(d) shall in all instances apply to the Issuing Bank and any Revolving Credit Lender with respect to the Letters of Credit issued hereunder or participations therein. The determination by the Issuing Bank or any Revolving Credit Lender, as the case may be, of any amount due pursuant to this Section 2.17 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

     (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Issuing Bank may, and if directed by the Required Revolving Lenders shall, require the Borrower to deliver to the Administrative Agent cash or Cash Equivalents in an amount equal to 102% of the amount of the L/C Exposure or to furnish other security acceptable to the Issuing Bank and the Required Revolving Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Issuing Bank for the amount of any drawings honored under Letters of Credit and any costs associated with the Letters of Credit; provided, however, that if prior to the Revolving Credit Commitment Termination Date, (i) no Default or Event of Default is then continuing, then the Administrative Agent shall return all of such collateral relating to such deposit to the Borrower if requested by it or (ii) Letters of Credit shall expire or be returned by the beneficiary so that the amount of the cash or Cash Equivalents delivered to the Administrative Agent hereunder shall exceed 102% of the then current L/C Exposure, then such excess shall first be applied to pay any Obligations owing to the Revolving Credit Lenders under this Credit Agreement and the remainder shall be returned to the Borrower.

     (i) Notwithstanding the termination of the Revolving Credit Commitments and the payment of the Revolving Credit Loans, the obligations of the Borrower under this Section 2.17 shall remain in full force and effect until the Administrative Agent, the Issuing Bank and the Revolving Credit Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

     (j) The obligations of the Borrower to reimburse the Issuing Bank and the Revolving Credit Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit;
(ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against the Issuing Bank or any of the Revolving Credit Lenders, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction; (iii) payment by the Issuing Bank against any draft, demand, certificate or other document presented under any Letter of Credit which proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (including, without limitation, payment by the Issuing Bank in accordance with its usual practices and procedures, subsequent to the expiry date of a Letter of Credit, as long as the Issuing Bank has obtained the consent of the Borrower thereto and has not been notified in writing by the Administrative Agent or a Revolving Credit Lender of the occurrence of the Revolving Credit Commitment Termination Date); (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire against any party as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof).

     SECTION 2.18. Lending Office. (a) Each Lender agrees that its Lending Office with respect to Base Rate Loans shall be located in the United States and
(b) no Lender shall be permitted to change its Lending Office if at the time of and as a direct result of, such change either (x) pursuant to the provisions of
Section 2.9(b) or 2.13, the Borrower would be unable to maintain any Eurodollar Loans; or (y) the Borrower would be required to make any payment to such Lender pursuant to the provisions of Section 2.11, 2.12, 2.13, 2.14 or 2.17.

3. REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

     In order to induce the Agents, the Issuing Bank and the Lenders to enter into this Credit Agreement, to convert and continue the Existing Loans as provided herein, to make Revolving Credit Loans and to issue or purchase participations in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Agents, the Issuing Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of any notes evidencing any of the Loans hereunder, the conversion and continuation of the Existing Loans, the making of the Revolving Credit Loans and the issuance of the Letters of Credit:

     SECTION 3.1. Existence and Power. (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect (a list of such jurisdictions as of the Closing Date is attached hereto as Schedule 3.1(a)). Ventas is the sole general partner of the Borrower.
Schedule 3.1(a) hereto contains a true and complete list of all the limited partners of the Borrower as of the Closing Date.

     (b) Ventas is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect (a list of such jurisdictions as of the Closing Date is attached hereto as Schedule 3.1(b)).

     (c) VLPR is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect (a list of such jurisdictions as of the Closing Date is attached hereto as Schedule 3.1(c)).

     (d) Each Credit Party acquired or created after the Closing Date shall be a corporation, limited liability company, limited partnership, general partnership or business trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and shall be qualified to do business and shall be in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect.

     (e) Each of the Credit Parties has the partnership, company or corporate, as the case may be, power and authority (i) to own its respective properties and carry on its respective business as now being, or as now intended to be, conducted, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents to which it is or will be a party, and (iii) to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral and the Real Property Assets as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party; and in the case of the Pledgors, to pledge to the Administrative Agent for the benefit of the Secured Parties, the Pledged Collateral as contemplated by Article 10 hereof; and in the case of the Borrower, to execute, deliver and perform its obligations under this Credit Agreement and any notes evidencing any of the Loans hereunder and to borrow hereunder; and in the case of the Guarantors, to guaranty the Obligations as contemplated by Article 9 hereof.

     (f) Ventas has the corporate power and authority as the Borrower's general partner, on behalf of the Borrower, to execute, deliver and perform the obligations under the Fundamental Documents (including, without limitation, this Credit Agreement and any notes evidencing any of the Loans hereunder) and any other documents contemplated hereby or thereby to which the Borrower is or will be a party, to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral and the Real Property Assets as contemplated by this Credit Agreement and the other Fundamental Documents to which the Borrower is or will be a party, to pledge to the Administrative Agent for the benefit of the Secured Parties, the Pledged Collateral as contemplated by Article 10 hereof and to borrow hereunder.

     SECTION 3.2. Authority and No Violation. Except as set forth in Schedule
3.2 hereto, the execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party and by the Borrower's general partner, Ventas, on behalf of the Borrower, the grant to the Administrative Agent for the benefit of the Secured Parties of the security interest in the Collateral and the Real Property Assets as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party, by each Credit Party and by the Borrower's general partner, Ventas, on behalf of the Borrower, and the pledge to the Administrative Agent for the benefit of the Secured Parties of the Pledged Collateral as contemplated by Article 10 hereof by each Pledgor and, in the case of the Borrower, the Borrowings hereunder and the execution, delivery and performance of the notes evidencing any of the Loans hereunder and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article 9 hereof, (i) have been duly authorized by all necessary company, partnership or corporate (as applicable) action on the part of each such Credit Party, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to such Credit Party or any of its respective properties or assets, (iii) will not violate any provision of the Certificate of Incorporation, By-Laws, partnership agreement, limited liability company agreement, articles of organization or any other organizational document of any Credit Party or any Subsidiary of a Credit Party, or any provision of any material indenture, agreement, bond, note, mortgage, deed of trust, or other similar instrument to which such Credit Party is a party or by which such Credit Party or any of its respective properties or assets are bound or to which such Credit Party is subject, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note, mortgage, deed of trust, or other instrument, and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien whatsoever upon any of the properties or assets of any of the Credit Parties or any Subsidiary of a Credit Party other than pursuant to this Credit Agreement or the other Fundamental Documents.

     SECTION 3.3. Governmental Approval. (a) All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority (other than UCC financing statements, the Mortgages and the Assignments of Leases and Rents, all of which will be delivered to the Administrative Agent in accordance with the terms of this Credit Agreement, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party or Ventas (as the Borrower's general partner on behalf of the Borrower) of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrower of any notes evidencing any of the Loans hereunder, have been duly obtained or made, and are in full force and effect.

     (b) Each Credit Party and each Subsidiary of a Credit Party has obtained and holds in full force and effect all governmental licenses, authorizations, consents, franchises, permits, certificates (including, without limitation, certificates of need), accreditations, easements, rights of way and other approvals necessary to own its respective property and assets and to carry on its respective business as conducted, other than those the absence of which is not reasonably likely to have a Material Adverse Effect.

     (c) From October 1,1998 to the Closing Date, except as set forth on
Schedule 3.3(c) hereto, no Credit Party nor any Subsidiary of a Credit Party has been notified by any relevant state licensing authority or other Governmental Authority with respect to a material license to operate its business as currently being conducted of such authority's intention to rescind, or not renew, any such license.

     SECTION 3.4. Binding Agreements. Each Credit Party has duly executed and delivered this Credit Agreement and each other Fundamental Document to which it is a party. Each of this Credit Agreement and the other Fundamental Documents constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

     SECTION 3.5. No Material Adverse Effect. (a) Except as set forth on
Schedule 3.5 hereto and in the Waiver Agreement, since September 30, 1999, there has been no Material Adverse Effect.

     (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) expected to be borrowed or repaid on the Closing Date: (i) each Credit Party expects the assets available to such Credit Party, after taking into account all other anticipated uses of the assets of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.5(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (i)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.5(b), "debt" means any liability or a claim, and "claim" means any (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

     SECTION 3.6. Existing Loans. As of the Closing Date, the aggregate outstanding principal amount of the Existing Loans is $973,367,900.00 (without giving effect to the payment of the Tranche A Loans required by Sections 2.4(a)(i) and 4.1(e) hereof).

     SECTION 3.7. Financial Information. (a) (i) The audited, consolidated balance sheet of Ventas and its Consolidated Subsidiaries at December 31, 1998 and (ii) the unaudited, consolidated balance sheets of Ventas and its Consolidated Subsidiaries at March 31, 1999, at June 30, 1999 and at September 30, 1999, together in each case with the related statements of income, stockholders' equity and cash flows and the related notes and supplemental information, in the forms which have previously been delivered to the Lenders, have been prepared in accordance with GAAP consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements, to changes resulting from year-end and audit adjustments. All of such financial statements fairly present, in accordance with GAAP, the consolidated financial position and the results of operations, as the case may be, of Ventas and its Consolidated Subsidiaries, at the dates or for the periods indicated.

     (b) During the period from September 30, 1999 to and including the Closing Date, none of the Borrower, Ventas, any other Credit Party or any Subsidiary of a Credit Party has incurred any material Indebtedness or Guaranty other than Indebtedness and Guaranties that (i) would have been permitted under this Credit Agreement if this Credit Agreement was in effect during such time period or (ii) is described on Schedule 3.7(b) hereto.

     SECTION 3.8. Credit Parties. (a) Annexed hereto as Schedule 3.8(a) is a correct and complete list as of the Closing Date, of each Credit Party and each Subsidiary of a Credit Party showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) in the case of a Credit Party which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and in the case of a Credit Party other than Ventas, the ownership of such capital stock, (iv) in the case of a Credit Party which is a limited partnership, the general partners and limited partners of such Credit Party and the ownership of its partnership interests, and (v) in the case of a Credit Party which is a limited liability company, the members of such Credit Party and the ownership of its limited liability company interests.

     (b) As of the Closing Date, no Credit Party owns any voting stock or other beneficial interest, either directly or indirectly, in any Person other than another Credit Party or as set forth on Schedule 3.8(b) hereto.

     (c) As of the Closing Date, no Credit Party is a limited or general partner in any joint venture or partnership, except that Ventas is the general partner of the Borrower and VLPR is a limited partner of the Borrower.

     SECTION 3.9. Patents, Trademarks, Copyrights and Other Rights. There is no patent, patent right or license, trademark, service mark, tradename, trademark right or license, copyright, copyright right or license or any other similar right which is material to the operation of the business as presently conducted of any Credit Party or any Subsidiary of a Credit Party. To any Credit Party's knowledge after due inquiry, no material product, process, method, substance, part or other material presently sold by or employed by a Credit Party or any Subsidiary of a Credit Party in connection with its business infringes any patent, trademark, service mark, tradename, copyright, license or other such similar right owned by any other Person.

     SECTION 3.10. Fictitious Names. Except as disclosed on Schedule 3.10 hereto, none of the Credit Parties is doing business or intends to do business other than under its full corporate, partnership or company name (as applicable), including, without limitation, under any trade name or other doing business name; provided, that if any of the Credit Parties intends to do business other than under its full corporate, partnership or company name (as applicable), including, without limitation, under any trade name or other doing business name, it shall have provided the Administrative Agent with reasonable prior written or facsimile notice of its intention to do so.


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


     SECTION 3.11. Title to Properties. (a) Except as set forth on Schedule 3.11 hereto, the Credit Parties and their Subsidiaries have good title to, or valid leasehold interests in, each of the properties and assets reflected on the financial statements referred to in Section 3.7 hereof, including, without limitation, the Real Property Assets listed on Schedules 3.25(a) and 3.25(b) hereto (other than such properties or assets disposed of in the ordinary course of business since the date of such financial statements or as permitted hereunder) and all such properties and assets are free and clear of Liens, except Permitted Encumbrances. For purposes of this Section, the Sandwich Leases and the Atria Property shall not be deemed to be property or assets reflected on the financial statements referred to in Section 3.7 hereof.

     (b) Each of the Credit Parties and each Subsidiary of a Credit Party has complied in all material respects with all Material Leases and has given notice under Section 5.1(n) of all defaults for which notice must be given in accordance with Section 5.1(n), is aware of no defaults for which notice is required but has not been given pursuant to Section 5.1(n) under any such Material Lease or any conditions which with the passage of time or delivery of notice would constitute such a default thereunder and all such Material Leases are in full force and effect except as permitted hereunder. Each of the Credit Parties and each Subsidiary of a Credit Party which is a lessee under any Material Lease, enjoys peaceful and undisturbed possession of the Real Property Assets leased pursuant to such lease, subject to Permitted Encumbrances.

     (c) [Intentionally Omitted]

     (d) No Credit Party or any Subsidiary of a Credit Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property Asset or any interest therein except for such rights of first refusal, options or other contractual rights expressly permitted by Section 6.2(q) hereof and contracts for the sale of assets permitted by Section 6.8 hereof.

     SECTION 3.12. Places of Business. The chief executive office of each Credit Party is, on the Closing Date, as set forth on Schedule 3.12 hereto. All of the places where each Credit Party keeps the records concerning the Collateral or any Real Property Asset on the Closing Date or regularly keeps any item included in the Collateral on the Closing Date are also listed on Schedule 3.12 hereto.

     SECTION 3.13. Litigation; Judgments. (a) Except as set forth on Schedule
3.13 hereto and except for litigation for which a Credit Party has been fully indemnified and such indemnity remains in full force and effect and has not been cancelled or terminated, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or, to the best of each Credit Party's knowledge, any investigation by any Governmental Authority of the affairs of, or threatened action, suit or other proceeding against or affecting, any Credit Party, any Subsidiary of a Credit Party or of any of their respective properties or rights which either (A) could reasonably be expected to have a Material

Adverse Effect, or (B) relate to this Credit Agreement, any Loans hereunder or a material portion of the Collateral and the Real Property Assets. No Credit Party and no Subsidiary of a Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to have a Material Adverse Effect.

     (b) There are no final, nonappealable judgments or decrees in an aggregate amount of five million dollars ($5,000,000) or more entered by a court or courts of competent jurisdiction against the Credit Parties and their Subsidiaries (other than (i) judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or (ii) judgments as to which a Credit Party has been fully indemnified provided such indemnity remains in full force and effect and has not been cancelled or terminated).

     SECTION 3.14. Federal Reserve Regulations. No Credit Party nor any Subsidiary of a Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

     SECTION 3.15. Investment Company Act. No Credit Party nor any Subsidiary of a Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document, except for fraudulent conveyance, fraudulent transfer and similar laws relating to creditors' rights generally.

     SECTION 3.16. Taxes. Each Credit Party and each Subsidiary of a Credit Party has filed or caused to be filed all United States federal tax returns, state income tax returns and other material tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except as permitted by Section 5.9 hereof. No Credit Party knows of any material additional assessments which have not been disclosed to the Agents or reserved for on Ventas' financial statements. In the reasonable, good faith opinion of the Credit Parties, the charges, accruals and reserves on the books of the Credit Parties and their Subsidiaries in respect of taxes or other governmental charges are adequate.


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


     SECTION 3.17. Compliance with ERISA. (a) Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years as to any Plan, and the present value of all benefits under all Plans subject to Title IV of ERISA determined on a plan termination basis (based on those actuarial assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plans allocable to such benefits by a material amount. No liability (including, without limitation, any indirect, contingent or secondary liability) for an amount that is reasonably likely to have a Material Adverse Effect has been, and no circumstances exist pursuant to which any such liability could be, imposed upon any Credit Party or ERISA Affiliate (i) under Chapter 43 of the Code,
Section 409, 502(i), 502(l) or 515 of ERISA, or under Title IV of ERISA with respect to any Plan or Multiemployer Plan, or with respect to any Plan heretofore maintained by any Credit Party or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or (iii) with respect to any Plan or welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA; to the knowledge of any Credit Party, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated; and, using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of the Credit Parties and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such plan then ended would not exceed an amount that could reasonably be expected to have a Material Adverse Effect.

     (b) The execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     SECTION 3.18. Agreements. (a) Except as set forth on Schedule 3.18(a) hereto, no Credit Party nor any Subsidiary of a Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including, without limitation, the Material Leases) to which it is a party or by which it or any of its property or assets is bound in any respect, which default is reasonably likely to result in a Material Adverse Effect.

     (b) Schedule 3.18(b) hereto is a true and complete listing as of the Closing Date of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of any Credit Party or any Subsidiary of a Credit Party, other than the Fundamental Documents, (ii) all joint venture agreements to which any Credit Party or any


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


Subsidiary of a Credit Party is a party, (iii) all leases with respect to any Real Property Asset, (iv) all agreements or other arrangements which are required to be filed by Ventas with the Securities and Exchange Commission.

     SECTION 3.19. Security Interest. (a) This Credit Agreement and the other Fundamental Documents (other than the Mortgages and the Assignments of Leases and Rents), when executed and delivered, will create and grant to the Administrative Agent for the benefit of the Secured Parties (upon (i) the filing of the appropriate UCC-1 financing statements with the filing offices listed on
Schedule 3.19(a) hereto and (ii) the possession of certificated Pledged Securities and Collateral of the type specified in Section 9-305 of the UCC), a valid and first priority perfected security interest in the Collateral for which a security interest may be perfected by filing a UCC-1 financing statement or by possession, subject only to Permitted Encumbrances.

     (b) The Mortgages and the Assignments of Leases and Rents, when executed and delivered, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on all of the Credit Parties' respective right, title and interest in and to all the Real Property Assets (except personalty that does not constitute fixtures) and the proceeds thereof (provided that any cash proceeds are held in accordance with the terms of this Credit Agreement and the other Fundamental Documents), and when the Mortgages and the Assignments of Leases and Rents are filed in the offices specified on Schedule 3.19(b) hereto, the proper amount of mortgage recording or similar taxes (if any) are paid and when the UCC-1 financing statements relating to fixtures are duly filed with the filing offices listed on
Schedule 3.19(b) hereto, the Mortgages and the Assignments of Leases and Rents shall constitute fully perfected first priority Liens on, and fully perfected first priority security interests in, all right, title and interest of the Credit Parties' in all the Real Property Assets (except personalty that does not constitute fixtures) and the proceeds thereof (provided that any cash proceeds are held in accordance with the terms of this Credit Agreement and the other Fundamental Documents), in each case subject only to Permitted Encumbrances.

     SECTION 3.20. Disclosure. Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to either of the Agents, the Issuing Bank or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or their Subsidiaries or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. Except as set forth on Schedule 3.5 hereto, there is no fact known to any Credit Party (other than general industry conditions or facts which have been disclosed to the Agents in writing) which has a Material Adverse Effect, or is reasonably likely in the future to have a Material Adverse Effect.


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


     SECTION 3.21. Environmental Matters. Except as set forth on Schedule 3.21 hereto, (a) there are no past, pending, or threatened Environmental Claims against, affecting or with respect to, any Credit Party or any Subsidiary of any Credit Party or any Premises, and no Credit Party nor any Subsidiary of any Credit Party is aware of any facts or circumstances which could reasonably be expected to form the basis for any such Environmental Claim, except to the extent that any such Environmental Claims, individually or in the aggregate, would not have a Material Adverse Effect;

     (b) To the knowledge of the Credit Parties, no Premises is currently or was formerly used for the handling, storage, treatment, disposal, manufacture, processing or generation of Hazardous Materials, except to the extent that any such activity, individually or in the aggregate, would not have a Material Adverse Effect on any Credit Party or any Subsidiary of any Credit Party;

     (c) Each Credit Party, each Subsidiary of any Credit Party and to the knowledge of the Credit Parties, any tenants, operators or occupants of any Premises have obtained and hold all necessary Environmental Permits, except to the extent that any failure to hold any such Environmental Permit, individually or in the aggregate, would not have a Material Adverse Effect;

     (d) Each Credit Party and each Subsidiary of each Credit Party is in compliance with all terms, conditions and provisions of all applicable (1) Environmental Permits, and (2) Environmental Laws, except to the extent that any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect;

     (e) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Premises, and no Hazardous Materials are present in, on, about or migrating to or from any Premises, except to the extent that any such Releases or presence of Hazardous Materials, individually or in the aggregate, would not have a Material Adverse Effect;

     (f) Neither any Credit Party nor any Subsidiary of any Credit Party, nor any predecessor of any Credit Party or Subsidiary of any Credit Party, nor any entity previously owned by any Credit Party or Subsidiary of any Credit Party, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any location (other than any Premises) which could result in an Environmental Claim against any Credit Party or any Subsidiary of any Credit Party, except to the extent that any such activity, individually or in the aggregate, would not have a Material Adverse Effect;

     (g) No Premises is a current, or to the knowledge of any Credit Party or any Subsidiary of any Credit Party, a proposed Environmental Clean-up Site, except to the extent as would not have a Material Adverse Effect;


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     (h) To the knowledge of the Credit Parties, there are no (1) underground storage tanks (active or abandoned), (2) polychlorinated biphenyl containing equipment, (3) asbestos-containing material at any Premises, or (4) lead-based paint located at any Premises, except to the extent that the presence of any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect; and

     (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of, and which are in the possession of, any Credit Party or any Subsidiary of any Credit Party with respect to any Premises which have not been delivered to the Agents.

     SECTION 3.22. Pledged Securities. (a) Annexed hereto as Schedule 3.22(a) is a correct and complete list as of the Closing Date, of all the Pledged Securities hereunder showing, as to each, the entity whose stock or other equity interests are being pledged, the Pledgor of such stock or other equity interests, the stock certificate number (if applicable) and the number of shares or amount of the capital stock or other equity interests being pledged hereunder. Each Pledgor (i) is the legal and beneficial owner of, and has sole right, title and interest to, the Pledged Securities owned by such Pledgor, free and clear of all Liens, security interests or other encumbrances whatsoever, except the security interests created by this Credit Agreement and the other Fundamental Documents and (ii) has sole right and power to pledge, and grant the security interest in, and Lien upon, such Pledged Securities pursuant to this Credit Agreement without the consent of any Person or Governmental Authority whatsoever.

     (b) All of the Pledged Securities are duly authorized, validly issued, fully paid and, except for Ventas' general partnership interest in the Borrower, non-assessable.

     (c) There are no restrictions on the transfer of any of the Pledged Securities which limit the ability of a Pledgor to pledge such securities or interests (as applicable) to the Administrative Agent (for the benefit of the Secured Parties). Except as set forth on Schedule 3.22(c) hereto and for restrictions created herein or under applicable securities laws and the regulations promulgated thereunder, there are no restrictions on the transfer of any of the Pledged Securities by the Administrative Agent upon the occurrence of an Event of Default.

     (d) Other than in connection with a Joint Venture permitted hereunder: (x) there are no warrants, options, conversion or similar stock purchase rights currently outstanding with respect to, and no agreements to purchase or otherwise acquire, any shares of the capital stock or other equity interests of any issuer of any of the Pledged Securities; and (y) there are no securities or obligations of any kind convertible into any shares of the capital stock or other equity interests of any issuer of any of the Pledged Securities.

     (e) Article 10 of this Credit Agreement is, among other matters, effective to continue the valid, binding and enforceable security interest in, and Lien upon, all right, title and interest of the Pledgors in the Pledged Collateral granted pursuant to the Prior Security

Agreement (provided, however, that the holder of such security interest and Lien shall be the Administrative Agent (for the benefit of the Secured Parties)); and to create a valid, binding and enforceable security interest in, and Lien upon, all right, title and interest of the Pledgors in the Pledged Collateral and such security interest and Lien constitute a fully perfected first and prior security interest and Lien upon all right, title and interest of the Pledgors in the Pledged Collateral.

     SECTION 3.23. Compliance with Laws. (a) No Credit Party, Subsidiary of a Credit Party or any Real Property Asset is in violation of any Applicable Law (including, without limitation, any Environmental Law) or any restrictions of record or agreements affecting any Real Property Asset, except for such violations which in the aggregate are not reasonably likely to have a Material Adverse Effect.

     (b) No Credit Party, Subsidiary of a Credit Party or any Real Property Asset is in violation of any zoning or building law, ordinance, rule, regulation or restriction affecting a Real Property Asset or any building permit, including, without limitation, any certificate of occupancy, except for such violations which in the aggregate are not reasonably likely to have a Material Adverse Effect.

     (c) The Loans hereunder, the intended use of the proceeds of the Revolving Credit Loans as contemplated by Section 5.18 hereof, the issuance of the Letters of Credit hereunder and the performance of the Fundamental Documents will not violate any Applicable Law.

     SECTION 3.24. Projected Financial Information. The Borrower has delivered to the Agents those projections specifically described on Schedule 3.24 hereto relating to Ventas and its Consolidated Subsidiaries consisting of balance sheets, income statements and cash flows, together with a statement of the underlying assumptions. Such projected statements are based on good faith estimates and assumptions believed to be reasonable at the time made after consultation with the Credit Parties' financial advisor, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results particularly as a result of the Vencor Plan of Reorganization.

     SECTION 3.25. Real Property. (a) Schedule 3.25(a) is a true and complete list as of the Closing Date of (i) the facility number and street address of each Real Property Asset owned by a Credit Party or a Subsidiary of a Credit Party, (ii) the Credit Party or Subsidiary which owns each such Real Property Asset, (iii) the facility type of each such Real Property Asset, (iv) the lease(s) to which each such Real Property Asset is subject and (v) the name and address of the lessee of each such Real Property Asset. Except as set forth on
Schedule 3.11 hereto, the applicable Credit Party or Subsidiary has a fee simple title to each Real Property Asset listed on Schedule 3.25(a) hereto.

     (b) Schedule 3.25(b) is a true and complete list as of the Closing Date of
(i) the facility number and street address of each Real Property Asset leased by a Credit Party or a Subsidiary of a Credit Party, (ii) the Credit Party or Subsidiary which leases each such Real Property Asset, (iii) the facility type of such Real Property Asset, (iii) the name and address of the owner/lessor of each such Real Property Asset, (iv) the leases to which each such Real Property Asset is subject and (v) the name and address of the sublessee of each such Real Property Asset.

     (c) As of the Closing Date, each of the Real Property Assets listed on either Schedule 3.25(a) or Schedule 3.25(b) hereto are leased by a Credit Party to the party listed opposite such Real Property Asset under the column entitled "Lessee" in the case of a Real Property Asset listed on Schedule 3.25(a) hereto or "Sublessee" in the case of a Real Property Asset listed on Schedule 3.25(b) hereto.

     (d) The leases for substantially all of the Credit Parties' Real Property Assets provide for "triple net" terms with respect to substantially all property related expenses.

     SECTION 3.26. Year 2000. Any reprogramming required to permit the proper functioning in and following the year 2000 of the date recognition function, of
(i) the Credit Parties' computer systems and (ii) equipment within the control of the Credit Parties containing embedded microchips (including systems and equipment supplied by others or with which Credit Parties' systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Credit Parties of the reasonably foreseeable consequences of year 2000 to the Credit Parties (including, without limitation, reprogramming errors and the failure of others systems or equipment) will not result in a Default or a Material Adverse Effect.

     SECTION 3.27. No Default. No Default or Event of Default exists under or with respect to any Fundamental Document.

     SECTION 3.28. Labor Matters. Except as set forth on Schedule 3.28 hereto, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Credit Party or any Subsidiary of a Credit Party.

     SECTION 3.29. Organizational Documents. The documents delivered pursuant to
Section 4.1(b) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Credit Parties as of the Closing Date. The Credit Parties represent that they have delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in Section 4.1(b).

     SECTION 3.30. Insurance. The Credit Parties currently maintain, or cause to be maintained pursuant to the provisions of applicable leases or subleases, insurance at 100% replacement cost in respect of each of their Real Property Assets, as well as commercial general liability insurance against claims for personal, and bodily injury and/or death, to one or more Persons, or property damage, as well as workers' compensation insurance, in each case, with insurers having an A.M. Best policyholders' rating of not less than A-V, or an S&P rating of A or the equivalent thereto, in amounts as is customary for companies of the same or similar size in the same or similar businesses; provided, however, that with respect to a Real Property Asset, such insurance shall be obtained by the date a Mortgage or an Assignment of Leases and Rents is recorded, and shall in all events be obtained no later than February 28, 2000.

     SECTION 3.31. Minimum REIT Dividend or Standard REIT Dividend. If any portion of the Minimum REIT Dividend or Standard REIT Dividend, as applicable, for a tax year is paid at any time prior to the filing of Ventas' or the Borrower's federal tax return for such year, the Minimum REIT Dividend or Standard REIT Dividend, as applicable, for such tax year shall be based on Ventas' good faith estimate after consultation with Ventas' independent public accountants of the Minimum REIT Dividend or Standard REIT Dividend for such year and Ventas shall have delivered the certificate required by Section 5.1(k) hereof prior to the payment of each such portion thereof.

     SECTION 3.32. Bank Accounts. Listed on Schedule 3.32 hereto are all bank accounts maintained as of the Closing Date by a Credit Party or a Subsidiary of a Credit Party.

     SECTION 3.33. Sandwich Leases. (a) The annual base rent (exclusive of taxes, insurance, maintenance and impositions) provided under the Sandwich Leases does not exceed $40,000,000 in the aggregate, excluding the escalation provisions as set forth in such leases as in effect on the Closing Date and (b) the Credit Parties have either assigned or subleased the properties subject to the Sandwich Leases, and/or are indemnified for the amount of all payments thereunder except as is not reasonably likely to have a Material Adverse Effect.


4. CONDITIONS TO THE EFFECTIVENESS OF THIS CREDIT AGREEMENT

     SECTION 4.1. Conditions Precedent to the Effectiveness of This Credit Agreement. The effectiveness of this Credit Agreement is subject to the satisfaction in full or waiver of the following conditions precedent on or before January 31, 2000:

     (a) Credit Agreement. The Administrative Agent shall have received executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Administrative Agent, the Documentation Agent, the Issuing Bank, all of the Credit Parties and all of the Lenders.

     (b) Supporting Documents of the Credit Parties. The Administrative Agent shall have received:

          (i) a copy of the Certificate of Limited Partnership of the Borrower, certified as of a recent date by the Secretary of State (or other appropriate governmental official) of Delaware;

          (ii) a certificate of the Secretary of State (or other governmental official) of Delaware, dated as of a recent date as to the good standing of, and payment of taxes by, the Borrower which certificate lists the documents on file in the office of such Secretary of State (or other governmental official) with respect to the Borrower;

          (iii) a certificate dated as of a recent date as to the good standing and/or authority to do business of the Borrower issued by the Secretary of State or other appropriate governmental official of each jurisdiction listed in Schedule 3.1(a) hereto;

          (iv) a copy of the certificate of incorporation of Ventas, certified as of a recent date by the Secretary of State of Delaware;

          (v) a certificate of the Secretary of State (or other governmental official) of Delaware, dated as of a recent date as to the good standing of, and payment of taxes by, Ventas, which certificate lists the documents on file in the office of such Secretary of State (or other governmental official) with respect to Ventas;

          (vi) a certificate dated as of a recent date as to the good standing and/or authority to do business of Ventas issued by the Secretary of State or other appropriate governmental official of each jurisdiction listed in
     Schedule 3.1(b) hereto;

          (vii) a certificate of the Secretary of Ventas, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the agreement of limited partnership of the Borrower as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of the by-laws of Ventas as in effect on the date of such certification; (C) that the respective organizational documents of the Borrower and Ventas have not been amended since the date of the last amendment thereto indicated on the certificates of the Secretary of State (or other governmental official) furnished pursuant to clauses (i) and (iv) above, except to the extent specified in such Secretary's Certificate; (D) that attached thereto is a true and complete copy of resolutions adopted by Ventas' Board of Directors authorizing the Borrowings by the Borrower, the Guaranty hereunder by Ventas, the grant by the Borrower and Ventas of the security interests contemplated by the Fundamental Documents and the execution, delivery and performance by the Borrower and Ventas in accordance with the respective terms of this Credit Agreement, the other Fundamental Documents to which it is or will be a party and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect; and
     (E) as to the incumbency and specimen signature of each officer of Ventas executing this Credit Agreement, any notes (on behalf of the Borrower), the other Fundamental Documents or any other document delivered in connection herewith or therewith on behalf of Ventas or on behalf of Ventas as the Borrower's general partner on behalf of the Borrower (such certificate to contain a certification by another officer of Ventas as to the incumbency and signature of the officer signing the certificate referred to in this clause (vii));

          (viii) a copy of the Certificate of Formation of VLPR, certified as a recent date by the Secretary of State (or other appropriate governmental official) of Delaware;

          (ix) a certificate of the Secretary of State (or other governmental official) of Delaware, dated as of a recent date as to the good standing of, and payment of taxes by, VLPR, which certificate lists the documents on file in the office of the Secretary of State (or other governmental official) of Delaware with respect to VLPR;

          (x) a certificate dated as of a recent date as to the good standing and/or authority to do business of VLPR issued by the Secretary of State or other appropriate governmental official of each jurisdiction listed on
     Schedule 3.1(c) hereto;

          (xi) a certificate of the Secretary of VLPR or Ventas in its capacity as the sole member of VLPR, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the limited liability company agreement of VLPR as in effect on the date of such certification;
     (B) that the Certificate of Formation of VLPR has not been amended since the date of the last amendment thereto indicated on the applicable certificate of the Secretary of State (or other governmental official) of Delaware furnished pursuant to clause (viii) above, except to the extent specified in such Secretary's Certificate; (C) that attached thereto is a true and complete copy of resolutions adopted by the managing member of VLPR authorizing the Guaranty hereunder by VLPR, the grant by VLPR of the security interests contemplated by the Fundamental Documents and the execution, delivery and performance by VLPR in accordance with its respective terms of this Credit Agreement, the other Fundamental Documents to which it is or will be a party and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect; and
     (D) as to the
     incumbency and specimen signature of each officer of VLPR (or Ventas as the sole member of VLPR) executing this Credit Agreement, any other Fundamental Documents or any other document delivered in connection herewith or therewith on behalf of VLPR (such certificate to contain a certification by another officer of VLPR (or Ventas as the sole member of VLPR) as to the incumbency and signature of the officer signing the certificate referred to in this clause (xi)); and

          (xii) such additional documents relating to the Borrower, Ventas or any other Credit Party as either of the Agents or their counsel or any Lender may reasonably request.

     (c) Opinion of Counsel. The Administrative Agent shall have received the written opinion of Willkie Farr & Gallagher, counsel to the Credit Parties, dated the Closing Date and addressed to the Agents, the Issuing Bank and the Lenders, which opinion shall be in form and substance reasonably satisfactory to the Agents and to Morgan, Lewis & Bockius LLP, counsel to the Agents.

     (d) No Material Adverse Effect. No Material Adverse Effect shall have occurred since September 30, 1999, except for matters disclosed in writing to the Agents.

     (e) Payment of the Tranche A Loans. The Administrative Agent shall have received $50,000,000 from the Borrower to be applied to the payment of the Tranche A Loans hereunder pursuant to Section 2.4(a)(i) hereof.

     (f) Notice with respect to the Term Loans; Payment of Interest and Fees under the Prior Credit Agreement. The Administrative Agent shall have received a notice from the Borrower setting forth, with respect to each of the Tranche A Loans, the Tranche B Loans and the Tranche C Loans, what portion thereof are to be maintained as Eurodollar Loans and what portion thereof are to be maintained as Base Rate Loans and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans; provided, that as of the Closing Date, there may not be an aggregate of more than twelve (12) outstanding separate Eurodollar Loans of any Lender (as determined as set forth in Section 2.2(f) hereof). The Administrative Agent shall have received (for the benefit of the parties entitled thereto) payment of all accrued but unpaid interest and fees under and pursuant to the Prior Credit Agreement and all other amounts owed to an Agent or any Lender under the Prior Credit Agreement (including, without limitation, any amounts owed under Section 2.13 of the Prior Credit Agreement), which other amounts have been billed to the Borrower as of the Closing Date.

     (g) Ancillary Documentation. To the extent available, the Administrative Agent shall have received the documents required to be delivered to the Administrative Agent pursuant to Section 4.3 hereof.

     (h) Payment of the Balance of the Restructuring Fee; Payment of the Facility Fee. (i) The Administrative Agent (for the benefit of Lenders holding the Term Loans hereunder) shall have received the balance of the restructuring fee referred to in the Outline of Principal Terms of Proposed Restructuring which was attached to that certain Waiver and Extension Agreement dated as of October 29, 1999 to the Prior Credit Agreement (the "Waiver Agreement"), in an aggregate amount equal to three quarters of one percent (3/4 of 1%) of the aggregate outstanding principal amount of the Existing Loans on the effective date of the Waiver Agreement (i.e. $7,306,821.76), which amount shall be non-refundable under all circumstances; and (ii) the Administrative Agent shall have received the Facility Fee, which amount shall be non-refundable under all circumstances; and (iii) the Administrative Agent shall have received all amounts due and owing pursuant to the Fee Letters, which amounts shall be non-refundable under all circumstances.

     (i) Notes. For each Lender that has requested (by no later than January 28, 2000) that the Loans made by it be evidenced by a promissory note, the Administrative Agent shall have received one or more promissory notes each duly executed on behalf of the Borrower, dated the date hereof and payable to the order of such Lender in the principal amount equal to such Lender's Term Loans and/or Revolving Credit Commitment, as applicable provided, that if any request from a Lender is received after January 28, 2000, such promissory note(s) shall be delivered by the Borrower promptly after the Closing Date.

     (j) Payment of other Fees and Expenses. All out-of-pocket expenses incurred by the Agents in connection with the Prior Credit Agreement, this Credit Agreement, the transactions contemplated by either of the foregoing or the restructuring of the Existing Loans, including, without limitation, all statements presented for reasonable fees and disbursements of any financial, accounting or valuation advisors or special counsel retained by the Agents (including, but not limited to, Morgan, Lewis & Bockius LLP, counsel to the Agents and Conway, Del Genio, Gries & Co., LLP, financial advisors to Morgan, Lewis & Bockius LLP), shall have been paid by the Borrower. In addition, all reasonable out-of-pocket expenses of members of the steering committee for the Lenders (other than the Agents), including reasonable fees and expenses of counsel retained by individual members of the steering committee shall have been paid by the Borrower; provided, however, that the aggregate amount of such out-of-pocket fees and expenses for all of the individual steering committee members shall not exceed $150,000. Without limiting the generality of Section
13.4 and 13.5 of this Credit Agreement, any such payments described in this
Section 4.1(j) shall also be deemed to have satisfied the obligations of the Borrower pursuant to Section 9(a) of the Waiver Agreement.

     (k) Litigation. Except as set forth in Schedule 4.1(k), no litigation, injunction or restraining order shall be pending, entered or threatened which involves this Credit Agreement or any of the other Fundamental Documents or which in the Administrative Agent's or the Documentation Agent's good faith judgment is reasonably likely to have a Material Adverse Effect.

     (l) Required Consents and Approvals. The Agents shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party and from any other entity whose consent, waiver or approval is required pursuant to the terms of existing contracts to which any of the Credit Parties is bound and which the Agents in their reasonable discretion deem necessary to the transactions contemplated hereby.

     (m) Compliance with Laws. The Lenders shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law, or any order of any court or other agency of the United States or any state thereof applicable to any of the Credit Parties or any of their respective properties or assets.

     (n) Representations and Warranties; No Default. After giving effect to the transactions contemplated by this Credit Agreement, the representations and warranties set forth in Article 3 hereof and in any other Fundamental Documents then in existence shall be true and correct in all material respects, and no Default or Event of Default shall have occurred and be continuing hereunder.

     (o) Surveys. The Administrative Agent shall have received from the Borrower a list of each Real Property Asset for which it possesses or has been given access to a survey, together with copies of each such survey in the Borrower's possession as of the Closing Date.

     (p) Master Leases. The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower, dated the Closing Date, certifying that attached thereto is a true and complete copy of the most recent draft of the proposed form of the Master Leases currently being negotiated with Vencor (it being understood that the terms of such draft may be subject to further negotiation).

     (q) Closing Certificate. The Administrative Agent shall have received a closing certificate signed by an Authorized Officer of the Borrower, substantially in the form of Exhibit H.

     (r) Depository Letters. The Administrative Agent shall have received such depository letters as are necessary for the Credit Parties and their Subsidiaries to be in compliance with Section 5.19 hereof.

     (s) Approval of Counsel to the Agents. All legal matters incident to this Credit Agreement, the Fundamental Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Agents.

     (t) Other Documents. The Agents and their counsel shall have received such other documentation as either of the Agents or their counsel may reasonably request.

     SECTION 4.2. Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit. The obligation of the Issuing Bank to issue each Letter of Credit and of the Lenders to make each Revolving Credit Loan and to participate in each Letter of Credit (including the initial Revolving Credit Loan and/or Letter of Credit) are subject to the following conditions precedent:

     (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or the Issuing Bank and the Administrative Agent shall have received a notice with respect to such Letter of Credit as required by
Section 2.2 or Section 2.17 hereof, as applicable.

     (b) Borrowing Certificate. The Administrative Agent shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of the Borrower.

     (c) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing or issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

     (d) No Event of Default. On the date of each Borrowing or issuance of a Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur by reason of the making of the requested Revolving Credit Loan or the issuance of the requested Letter of Credit.

Each request for a Borrowing or issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of a Letter of Credit hereunder as to the matters specified in paragraphs (c) and (d) of this Section 4.2.

     SECTION 4.3. Conditions Subsequent. Each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will use its best efforts to deliver to the Administrative Agent, as soon as practicable after the Closing Date (but in no event later than February 28, 2000), each of the following (to the extent not delivered pursuant to Section 4.1(g) hereof):

     (a) (i) fully executed copies of appropriate UCC-1 financing statements relating to the Collateral; (ii) the Pledged Securities (to the extent such Pledged Securities are represented by a certificate or other instrument) with appropriate undated stock powers or other appropriate documents executed in blank; and (iii) Collateral of the type specified in Section 9-305 of the UCC;

     (b) a duly executed Mortgage, Assignment of Leases and Rents and appropriate UCC-1 Financing Statements with respect to each Real Property Asset, provided, however, that the Administrative Agent shall hold in escrow each Mortgage and Assignment of Leases and Rents relating to any Real Property Asset listed on Schedule 4.3(b) hereto (and, for purposes of subsection (c) below, the Credit Parties shall be excused from delivering a marked title commitment as set forth therein with respect to such Real Property Asset) until such time as either (i) the consent described in Part A of Schedule 4.3(b) relating to such Real Property Asset shall have been obtained or (ii) the applicable title defect referred to in Part B or C of Schedule 4.3(b) with respect to such Real Property Asset shall have been corrected (as applicable); provided, that the Credit Parties shall use all commercially reasonable efforts to obtain such consents or correct such defects as soon as practicable (it being understood that commercially reasonable efforts shall be construed to include payment of fees and/or other consideration for obtaining such consents or correcting such defects);

     (c) a marked title commitment with respect to each Mortgage which title commitment satisfies the requirements for a Title Policy set forth in the definition of "Title Policy" appearing in Article 1 hereof;

     (d) a schedule certified by an Authorized Officer of the Borrower setting forth the then current estimated percentage allocation of projected rental payments among the Real Property Assets, in form satisfactory to the Agents;

     (e) true and complete copies of all leases encumbering the Real Property Assets (including, without limitation, all Material Leases) certified by an Authorized Officer of the Borrower;

     (f) evidence reasonably satisfactory to the Agents that all financing statements, mortgages and other filings under Applicable Law necessary to provide the Administrative Agent for the benefit of the Secured Parties with a first priority perfected security interest in the Collateral and all Real Property Assets (subject in the case of the Collateral (other than Pledged Collateral) and the Real Property Assets, to Permitted Encumbrances) have been delivered to the Administrative Agent in satisfactory form for filing and all taxes, recording or other fees relating thereto have been paid or delivered to the Title Company(s) issuing the Title Policies with respect to the Real Property Assets;

     (g) the written opinion of Willkie Farr & Gallagher, counsel to the Credit Parties, addressed to the Agents, the Issuing Bank and the other Secured Parties relating to the ancillary documentation referred to in this Section 4.3, the perfection of the security interests and Liens in the Collateral contemplated hereby and by the other Fundamental Documents, which opinion shall be in form and substance reasonably satisfactory to both of the Agents and to Morgan, Lewis & Bockius LLP, counsel to Agents;

     (h) the written opinions addressed to the Agents, the Issuing Bank and the other Secured Parties of local counsel in each of the states listed on Schedule 4.3(h) hereto in which a Mortgage, Assignment of Leases and Rents and/or any UCC financing statement relating to a Real Property Asset is to be filed, which opinions shall cover such matters as either Agent or its counsel shall reasonably request and shall be in form and substance reasonably satisfactory to both of the Agents and to Morgan, Lewis & Bockius LLP, counsel to the Agents; and

     (i) (i) a summary of all existing insurance coverage maintained by a Credit Party, a Subsidiary thereof or Vencor with respect to the Real Property Assets subject to a Master Lease and the Collateral, which summary shall include for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date, (ii) evidence reasonably acceptable to the Agents that the insurance policies required by Section 5.5 have been obtained and are in full force and effect and (iii) Certificates of Insurance with respect to all existing insurance coverage maintained by the Credit Parties and/or their Subsidiaries which is set forth on the summary delivered pursuant to clause (i) above, which certificates shall comply with the requirements set forth in
Section 5.5 hereof.


5. AFFIRMATIVE COVENANTS

     From the date hereof and for so long as the Revolving Credit Commitments shall be in effect, any amount remains outstanding with respect to any Loan, any Letter of Credit shall remain outstanding (or not cash collateralized in an amount equal to 102% of the then current L/C Exposure) or any Obligation remains unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will, and will cause each of its Subsidiaries to:

     SECTION 5.1. Financial Statements and Reports. Subject to the last paragraph of this Section 5.1, furnish or cause to be furnished to the Agents, the Issuing Bank and each of the Lenders:

     (a) As soon as available, but in any event within one hundred five (105) days after the end of each fiscal year of Ventas (commencing with fiscal year
1999), the audited consolidated balance sheet of Ventas and its Consolidated Subsidiaries, in each case as at the end of, and the related statements of income, stockholders' equity and cash flows for, such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of Ernst & Young, any other "Big Five" accounting firm or another independent public accountant of recognized standing as shall be retained by Ventas and be satisfactory to the Agents, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements; provided, however, that such report and opinion may contain such exceptions and/or qualifications as are required to be taken as a result of (w) the date set forth in Section 7(p) hereof being within one year of the applicable audit, (x) the exceptions and/or qualifications required to be taken by Vencor with respect to its financial statements, (y) the financial condition of Vencor or (z) either the pendency of the Vencor Bankruptcy Case or material disputes between Vencor and Ventas;

     (b) [Intentionally Omitted]

     (c) As soon as available, but in any event within fifty (50) days after the end of each of the first three fiscal quarters of each of its fiscal years, the unaudited, consolidated balance sheets of Ventas and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of income and cash flows (except that after the Specified Pay Down Date, no quarterly statement of cash flows shall be required under this Section 5.1(c)) for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for the corresponding period, in the preceding fiscal year, together with a certificate signed by an Authorized Officer of Ventas, on behalf of Ventas, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of Ventas, all adjustments necessary to present fairly the financial position of Ventas and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

     (d) [Intentionally Omitted]

     (e) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (c) of this Section 5.1, a certificate of an Authorized Officer of Ventas, in form and substance reasonably satisfactory to the Administrative Agent (i) stating whether or not such Authorized Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default and, if so, specifying each such condition or event and the nature thereof and what action any Credit Party is taking or proposes to take with respect thereto and (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.10, 6.11 and 6.12 hereof;

     (f) Together with each set of audited financial statements required by paragraph (a) above, a letter from the independent public accountants rendering the report thereon stating (i) whether in their opinion, the calculations set forth in the officer's certificate delivered pursuant to clause (e) above, to the extent derived from historical data contained in the accounting records of Ventas and its Consolidated Subsidiaries, have been determined in accordance with the relevant provisions of this Credit Agreement and (ii) whether any Event of Default existed on the date of such financial statements by reason of a violation of such provisions;

     (g) Promptly upon their becoming available, copies of all accounting audits prepared for, or submitted to, any of the Credit Parties by any outside professional firm or service, and any comment letter submitted by Ventas' accountants to management in connection with their annual audit;

     (h) Promptly upon their becoming available, copies of all registration statements, proxy statements, notices and reports which Ventas, the Borrower or any other Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency;

     (i) Promptly upon the mailing thereof to the shareholders of Ventas, copies of all financial statements, reports, proxy statements and other material written communications so mailed;

     (j) As soon as possible and, in any event, within ten (10) days after a Credit Party or an ERISA Affiliate knows or has reason to know of the occurrence of any of the following, a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such Credit Party or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Credit Party, the Plan Administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan or Multiemployer Plan participant, and any notices received by such Credit Party or ERISA Affiliate from the PBGC or any other Governmental Authority that a Reportable Event has occurred with respect to any Plan which might constitute grounds for a termination of such Plan (except to the extent that the Borrower has previously delivered a certificate and notices (if any) concerning such event pursuant to the next clause hereof): that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; or that a Credit Party or an ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204, or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409, 502(i) or 502(1) of ERISA;

     (k) In the event that any portion of the Minimum REIT Dividend or Standard REIT Dividend for a tax year is paid at any time prior to the filing of Ventas' federal tax return for such year, then (i) at least three (3) Business Days prior to each payment of a portion of such Minimum REIT Dividend or Standard REIT Dividend, as applicable, a certificate of the chief financial officer of Ventas setting forth in reasonable detail the calculation of the estimated Minimum REIT Dividend or Standard REIT Dividend, as applicable, for such tax year and any underlying assumptions made in connection with such calculation and stating that such calculation has been made in consultation with Ventas' independent public accountants and (ii) promptly following the filing of Ventas' federal tax return for such year, a true and complete copy of such tax return;

     (l) Promptly and in any event within five (5) Business Days after receipt of any material notice or correspondence from any company or agent for any company providing insurance coverage with respect to any Real Property Asset, which notice or correspondence relates to any material loss with respect to such Real Property Asset, copies of such notice and/or correspondence;

     (m) Without limiting any Credit Party's other obligations to give notice under the Fundamental Documents, within fifteen (15) days of the end of each calendar quarter, a schedule setting forth each sale or other disposition of any Collateral effected during such quarter, the date of each such sale or disposition, the sales price with respect to such Collateral sold or disposed of and the Net Cash Proceeds received during such quarter from each such sale or disposition of any Collateral;

     (n) As soon as practicable but in any event within five (5) Business Days after a Credit Party knows or has received a notice thereof, notice of any material default by the tenant under any Material Lease;

     (o) With respect to each Mortgage, as soon as commercially reasonable after the recording of such Mortgage, a Title Policy dated as of the recordation date of such Mortgage;

     (p) By no later than the Vencor Effective Date, projections relating to Ventas and its Consolidated Subsidiaries consisting of balance sheets, income statements and cash flows, together with a statement of the underlying assumptions, which projected statements shall cover a period commencing on the day which is the first day of the first calendar month immediately following the Vencor Effective Date and ending on December 31, 2007 and shall be based on good faith estimates and assumptions believed to be reasonable at the time made after consultation with the Credit Parties' financial advisor; and

     (q) From time to time such additional information regarding the financial condition or business of any of the Credit Parties or any of their respective Subsidiaries, any Real Property Asset or the Collateral, as either of the Agents, the Issuing Bank or any Lender acting through the Administrative Agent may reasonably request including, without limitation, copies of management projections prepared at the reasonable request of either of the Agents; provided, however, that a Lender may not request any such additional information unless reasonably related to the servicing of the Loans hereunder, the protection or enforcement any rights and/or remedies in connection with any Fundamental Document or any proceeding in connection with any Fundamental Document or any of the transactions contemplated thereby.

Information required to be delivered pursuant to clauses (a), (c), or (h) of this Section 5.1 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent (which the Administrative Agent shall promptly forward to the Lenders) that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered to the Administrative Agent pursuant to subsection (e) hereof and (ii) the Borrower shall deliver paper copies of the information referred to in paragraphs (a), (c) and (h) of this Section 5.1 to any Lender that requests such delivery. All other notices and information required to be provided pursuant to this Section 5.1 shall be deemed delivered pursuant to this Section 5.1 when delivered to the Administrative Agent, provided that the Borrower shall deliver paper copies of any such notice or information to any Lender that requests such delivery.

     SECTION 5.2. Existence; Compliance with Laws. (a) Except as otherwise expressly permitted by Section 6.8 hereof or as set forth on Schedule 5.2, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its existence, licenses, permits, franchises, certificates (including, without limitation, certificates of need), authorization, accreditations, easements, rights of way and other rights, consents and approvals the nonexistence of which is reasonably likely to have a Material Adverse Effect and (ii) to comply with all applicable statutes, ordinances, rules, regulations and orders of, and all applicable restrictions or requirements imposed by, any Governmental Authority (including, without limitation, Environmental Laws, all zoning and building codes and ERISA) or any other Requirements except (x) with respect to those matters set forth on
Schedule 5.2 hereto, (y) where the necessity of compliance therewith is contested in good faith by the appropriate proceedings provided that the applicable Credit Party or Subsidiary of a Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP and (z) where noncompliance is not reasonably likely to have a Material Adverse Effect.

     (b) Obtain or make all further authorizations, approvals, orders, consents, licences, registration or filings from or with any Governmental Authority required for the performance by any Credit Party or Ventas (as the Borrower's general partner on behalf of the Borrower) of this Credit Agreement and the other Fundamental Documents to which it is a party.

     SECTION 5.3. Maintenance of Properties. Subject to the terms hereof, the restrictions on any such action contained in the lease for the applicable Real Property Asset and the Borrower's ability to enforce the lease for the applicable Real Property Asset in a commercially reasonable manner, keep the tangible Collateral and each Real Property Asset, in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

     SECTION 5.4. Notice of Material Events. (a) Promptly upon, but in any event within five (5) Business Days (subject to the proviso contained in clause (vi) below) after, an Authorized Officer of any Credit Party obtaining knowledge of
(i) any (X) Default or (Y) Event of Default, (ii) any Material Adverse Effect,
(iii) any action, event or condition which is reasonably likely to have a Material Adverse Effect, (iv) the opening of any office of any Credit Party or the change of the chief executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral or any Real Property Asset, or the location of any item of Collateral, (v) any change in the name or the jurisdiction of organization of any Credit Party, (vi) any other event which would materially decrease the value of the Collateral or any Real Property Asset, provided that notice of any such event shall be given within thirty (30) days after such event, (vii) any material amendment to any agreements that are part of the Collateral or relate to any Real Property Asset, (viii) any Person taking any action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraphs (g), (h) or (i) of Article 7,
(ix) any strike, walkout, work stoppage or other material labor difficulty with respect to any Credit Party or Subsidiary of a Credit Party or (x) any pending or contemplated condemnation proceeding affecting any Real Property Asset which would result in Condemnation Proceeds of $300,000 or more, give written notice thereof to the Agents specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Event of Default or condition and what action any Credit Party has taken, is taking and proposes to take with respect thereto.

     (b) Promptly upon (i) but in any event (x) within five (5) days after, an Authorized Officer of any Credit Party obtains knowledge of the institution of any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets and (y) within ten (10) days after, an Authorized Officer of any Credit Party obtains knowledge of the threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets (including in the case of clause (x) or (y), without limitation, any Real Property Asset but excluding any condemnation proceeding or any sale or disposition in lieu of condemnation with respect to any Real Property Asset which would result in Condemnation Proceeds of less than $300,000) and (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Agents), which, in the case of clause (i) or
(ii) above, is reasonably likely to have a Material Adverse Effect, give written notice thereof to the Agents and provide such other information as may be available to it to enable the Agents to evaluate such matters; and, in addition to the requirements set forth in this subsection (b), such Credit Party upon request shall promptly give notice to the Agents of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Agents pursuant to this subsection (b) and provide such other information as may be reasonably available to it to enable the Agents to evaluate such matters.

     SECTION 5.5. Insurance. (a) Keep its assets, or cause its tenants under applicable leases to keep its assets, which are of an insurable character (including, without limitation, all Real Property Assets) insured at all times with financially sound and reputable insurance companies, against such risks as is customary for companies of the same or similar size in the same or similar businesses; provided, however, that with respect to a Real Property Asset, such insurance shall be obtained by the date that a Mortgage or an Assignment of Leases and Rents is recorded, and shall in all events be obtained no later than February 28, 2000. All such insurance maintained by a Credit Party or a Subsidiary of a Credit Party shall (i) contain a Lender's Loss Payable Endorsement in favor of the Administrative Agent on behalf of the Secured Parties in all loss or damage insurance policies and have a severability of interest clause in all liability insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after written notice to the Administrative Agent (on behalf of the Secured Parties) thereof, (iii) name the Administrative Agent (for the benefit of the Secured Parties) as loss payee for physical damage insurance with respect to property which constitutes Collateral or a Real Property Asset as to which a Lien has been granted to the Administrative Agent, with the right, if an Event of Default has occurred and is then continuing, to adjust losses and claims with respect to such property, and as an additional insured for liability insurance (provided, that with respect to property to which a Lien permitted hereunder has been granted to another creditor, such other creditor may also be named as loss payee, with payment to be made as their interests may appear and as an additional insured, with the Administrative Agent), (iv) state that neither the Agents, any of the Lenders, nor any other Secured Party shall be responsible for premiums, commissions, club calls, assessments or advances, (v) contain a waiver of all rights of set-off, counterclaim, deduction or subrogation against the Agents and the other Secured Parties and (vi) be reasonably satisfactory in all other respects (including deductibles) to the Agents.

     (b) Upon the request of either Agent, furnish to the Agents, an updated schedule describing all insurance maintained by the Credit Parties, which schedule shall set forth, for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date.

     (c) Furnish to the Administrative Agent, to the extent not previously delivered, original certificates of insurance for all insurance maintained by a Credit Party which certificates shall comply with the requirements of this
Section 5.5 set forth above and contain signatures of duly authorized representatives of the insurer, at all times prior to policy termination, cessation or cancellation.

     (d) Maintain or cause to be maintained such other insurance or self insurance as may be required by Applicable Law.

     SECTION 5.6. Books and Records. (a) Maintain or cause to be maintained at all times, in accordance with GAAP, true and complete books and records of its financial operations.

     (b) Provide either Agent, the Issuing Bank and their representatives (at the Borrower's expense) or any Lender and its representatives (at such Lender's expense) access to such books and records and to any of its properties or assets (subject in the case of access to its properties or assets, to any applicable restrictions contained in the leases for the Real Property Assets) upon reasonable notice and during regular business hours in order that such Agent, the Issuing Bank or such Lender (as applicable) may make such audits and examinations and make abstracts from such books, accounts, records and other papers of a Credit Party or a Subsidiary of a Credit Party pertaining to the Collateral or any Real Property Asset and upon notification to the Borrower, permit such Agent, the Issuing Bank or such Lender (as applicable) or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as such Agent, the Issuing Bank or such Lender (as applicable) may deem appropriate for the purpose of verifying any report delivered by any Credit Party to either of the Agents, the Issuing Bank and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

     SECTION 5.7. Third Party Audit Rights. On a quarterly basis notify the Agents of, and at all times allow the Agents access to the results of, all audits conducted by any Credit Party of any third party under any agreement in the Collateral, any lessee of any Real Property Asset or of any Joint Venture. The Credit Parties will use commercially reasonable efforts to exercise their audit rights with respect to any such third parties, lessees and Joint Ventures upon the reasonable request of the Agents to the extent that the applicable Credit Party shall have the right to conduct such audits.

     SECTION 5.8. Observance of Agreements. (a) Duly observe and perform all material terms and conditions of (i) any agreement relating to any Real Property Asset or (ii) any other agreement, in either case the absence of which agreement is reasonably likely to have a Material Adverse Effect (subject in each case, to the right of the Credit Parties to lawfully assert a defense to performance or to lawfully contest any claims for breach under any such agreement), and diligently protect and enforce the rights of the Credit Parties and their Subsidiaries under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

     (b) Promptly provide the Agents copies of any and all agreements amending, altering, modifying, waiving or supplementing in any material respect, any material agreement relating to any Real Property Asset or any other agreement the absence of which is reasonably likely to have a Material Adverse Effect.

     SECTION 5.9. Taxes and Charges. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or Subsidiary of a Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any Collateral or any Real Property Asset; provided, however, that any tax, assessment, levy, governmental charge or claims for labor, material or supplies need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party or Subsidiary of a Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP; and provided, further, that such Credit Party or Subsidiary of a Credit Party will pay all such taxes, assessments, levies or other governmental charges and claims for labor, material or supplies forthwith prior to the foreclosure of any Lien which has attached as security therefor.

     SECTION 5.10. Liens. Subject to the restrictions on any of the following actions contained in the lease for the applicable Real Property Asset and the Borrower's ability to enforce the lease for the applicable Real Property Asset in a commercially reasonable manner, (a) defend, or cause to be defended, the Collateral and the Real Property Assets against any and all Liens, claims and other impediments howsoever arising, other than Permitted Encumbrances, and (b) defend, or cause to be defended, the same against any attempted foreclosure.

     SECTION 5.11. Further Assurances; Security Interests. (a) Upon the request of either of the Agents, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary in the reasonable judgment of either Agent or their counsel to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

     (b) Upon the request of either of the Agents, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of either Agent or their counsel, to provide the Administrative Agent for the benefit of the Secured Parties a first perfected Lien in the Collateral and all the Real Property Assets, and any and all documents (including, without limitation, an amendment or supplementation of any financing statement, a continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction which either Agent may deem reasonably necessary or advisable, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant and maintain in favor of the Administrative Agent for the benefit of the Secured Parties the security interest in the Collateral and the Real Property Assets contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

     (c) Promptly undertake to deliver or cause to be delivered to the Administrative Agent, the Lenders or the other Secured Parties (as applicable) from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Agents, as either Agent or their counsel shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Administrative Agent for the benefit of the Secured Parties.

     (d) Without limiting the generality of the foregoing provisions of this
Section 5.11, use commercially reasonable efforts to correct as soon as practicable, matters with respect to title concerning the properties set forth on Schedule 3.11 hereto.

     SECTION 5.12. Environmental Laws. (a) Promptly notify the Agents upon any Credit Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other pending violations of, or liability under, Environmental Laws is reasonably likely to have a Material Adverse Effect, and promptly furnish to the Agents all notices of any nature which any Credit Party or any Subsidiary of a Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or when taken together with all such other notices, is reasonably likely to have a Material Adverse Effect.

     (b) Subject to any restrictions contained in applicable lease documents to which a Credit Party or a Subsidiary of a Credit Party is a party, comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

     (c) Subject to any restrictions contained in applicable lease documents to which a Credit Party or a Subsidiary of a Credit Party is a party, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto.

     (d) Indemnify, defend and hold harmless the Administrative Agent, the Documentation Agent, the Issuing Bank, the Lenders, the Cash Management Banks and the

Hedging Banks, and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against any liability, fine, penalty, loss, damage, suit, settlement, action, expense and cost (including, but not limited to, reasonable attorneys' fees (including cost of in-house counsel) and environmental consultant fees), arising out of or relating to: (A) the presence or Release of any Hazardous Materials at, to, on, under, from, or about any Premises; (B) any violation of any Environmental Law or Environmental Permit by any Credit Party or any Subsidiary of any Credit Party; (C) the transportation or the arrangement for the transportation, handling, treatment, or disposal of any Hazardous Materials to any location other than any Premises by or on behalf of any Credit Party or any Subsidiary of any Credit Party; (D) any Environmental Claim relating to any Premises or any activities conducted at any Premises; and (E) any breach of any environmental representation or covenant in this Credit Agreement or any other Fundamental Document (but excluding any such liability, fine, penalty, loss, damage, suit, settlement, action, expense or cost of an indemnified party to the extent primarily caused by the gross negligence or willful misconduct of such indemnified party). The obligations of the Borrower under this Section 5.12(d) shall survive the Bank Credit Termination Date, the termination of this Credit Agreement, the payment of the Obligations and the expiration, termination and/or cancellation of the Letters of Credit hereunder indefinitely.

     SECTION 5.13. Subsidiaries. (a) Deliver to the Administrative Agent reasonably promptly after formation or acquisition of any new Subsidiary (but in any event prior to commencement of operations by such Subsidiary), an Instrument of Assumption and Joinder executed by such Subsidiary, appropriate UCC-1 financing statements, Mortgages and/or other security documents, organizational documents and written opinions of counsel, all as may be reasonably requested by either of the Agents or their counsel and all in form and substance reasonably satisfactory to the Agents and their counsel and certificates or other instruments (if any) representing 100% of the stock or other equity interests of such Subsidiary together with an undated stock power (or other appropriate document) executed in blank for each such certificate or other instrument.

     (b) In the event that the Borrower forms or acquires a Subsidiary after the Closing Date, deliver to the Administrative Agent a Contribution Agreement duly executed by all the Credit Parties then in existence.

     SECTION 5.14. Lease Agreements. From time to time (i) furnish to the Agents such information and reports regarding any lease agreement to which a Credit Party or any Subsidiary thereof is a party as either Agent may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of either Agent, make such demands and requests for information, reports or action to the other parties to a lease agreement to which a Credit Party or any Subsidiary thereof is a party, as the Credit Party or Subsidiary is entitled to make under each such lease agreement.

     SECTION 5.15. Interest Rate Protection. Maintain or cause to be maintained either (a) the existing Hedging Agreement with Morgan Guaranty Trust Company of New York until June 30, 2003 or (b) Interest Rate Protection Agreements having terms, conditions and tenors reasonably acceptable to the Agents to the extent necessary so that until June 30, 2003, interest on Indebtedness of the type described in clauses (i) and (ii) of the definition of such term hereunder and Indebtedness under this Credit Agreement, in a principal amount equal to at least 75% of the total outstanding principal amount of such Indebtedness of Ventas and its Consolidated Subsidiaries at any time, is effectively fixed or capped at rates which are reasonably acceptable to the Agents.

     SECTION 5.16. After-Acquired Real Property Assets. If, after the Closing Date, any Credit Party purchases, leases or otherwise acquires any Real Property Asset, (a) promptly, but in any event within thirty (30) days, after such purchase, lease or other acquisition, provide written notice thereof to the Agents, setting forth with specificity a description of such Real Property Asset acquired and an appraisal or such Credit Party's good faith estimate of the current fair market value of such Real Property Asset and (b) if either Agent so requests, promptly execute and deliver to the Administrative Agent, a Mortgage, an Assignment of Leases and Rents and such other documents or instruments as either Agent shall reasonably request with respect to such Real Property Asset, including, without limitation, a Phase I environmental report, any of the documents set forth in paragraphs (b), (c), (d), (e), (f) and (h) of Section 4.3 hereof and a Title Policy (subject in the case of a Title Policy to the time frame set forth in Section 5.1(o) hereof).

     SECTION 5.17. Lender Meetings. From time to time as requested by either Agent or the Required Lenders, participate in, and cause an Authorized Officer of the Borrower and/or Ventas to be available for and to participate in, a meeting of the Agents and the Lenders to be held, at reasonable intervals, at locations and at times reasonably requested by such Agent (or, if applicable, the Required Lenders).

     SECTION 5.18. Use of Proceeds of Revolving Credit Loans. Use the proceeds of Revolving Credit Loans for working capital purposes which are not otherwise prohibited by the terms of this Credit Agreement.

     SECTION 5.19. Bank Accounts. Maintain all cash which constitutes Collateral (including, without limitation, proceeds of Real Property Assets) in a deposit account with one of the Agents, a Lender which is a commercial bank or such other commercial bank that has executed a depository letter in form and substance reasonably acceptable to the Administrative Agent; provided, that if any Agent or Lender with whom a deposit account is maintained ceases to be a Lender hereunder, such Credit Party or Subsidiary thereof, as applicable, shall, as soon as practicable, but no later than fifteen (15) days after such Agent or Lender ceases to be a Lender hereunder, transfer the funds maintained in such deposit account from such deposit account to a deposit account with an entity that meets the requirements set forth above; provided, however, that up to $10,000,000 in the aggregate at any time may be maintained by the Credit Parties with banks other than one of the Agents, a Lender or other commercial bank that has executed a depository letter.

     SECTION 5.20. Release in the Vencor Bankruptcy Case. Obtain, pursuant to the Vencor Plan of Reorganization, a release from Vencor and its Subsidiaries which are debtors in the Vencor Bankruptcy Case, of Ventas and the Borrower of any and all rights or claims any of them may have pursuant to Sections 544, 547 and 548 of the Bankruptcy Code or other similar non-bankruptcy laws relating to preferential transfers and fraudulent conveyances.

     SECTION 5.21. Subordination, Non-Disturbance and Attornment Agreements, Etc. Use all commercially reasonable efforts to deliver to the Administrative Agent as soon as reasonably practicable after the Closing Date, executed and acknowledged subordination, non-disturbance and attornment agreements and estoppel certificates, in form and substance reasonably satisfactory to the Agents and the Borrower, with respect to all leases encumbering the Real Property Assets; provided, that commercially reasonable efforts shall not be construed as requiring payment of any consent fee or other consideration for any third party's execution and delivery of any such agreement.

     SECTION 5.22. Restricted Payments to Ventas and VLPR. With respect to Ventas and VLPR, (a) make all Restricted Payments expressly permitted by Sections 6.5(c) through (f), Section 6.5(h) and Sections 6.5(j) and (k) hereof within thirty (30) days of Ventas' or VLPR's receipt (as applicable) of funds or other assets from the Borrower to be used for the payment of such Restricted Payments and (b) if such Restricted Payments are not made by Ventas or VLPR (as applicable) within such thirty (30) day period, forthwith return such funds or other assets to the Borrower.


6. NEGATIVE COVENANTS

     From the date hereof and for so long as the Revolving Credit Commitments shall be in effect, any amount remains outstanding with respect to any Loan, any Letter of Credit shall remain outstanding (or not cash collateralized in an amount equal to 102% of the then current L/C Exposure) or any Obligation remains unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

     SECTION 6.1. Limitations on Indebtedness. Incur, create, assume or suffer to exist any preferred stock or Indebtedness, or permit any partnership or joint venture in which any Credit Party is a general partner to incur, create, assume or suffer to exist any Indebtedness other than:

          (a) the Indebtedness and other Obligations under this Credit
     Agreement;

          (b) to the extent not otherwise permitted hereunder, Indebtedness refinancing a portion of the Indebtedness and/or other Obligations under this Credit Agreement, other than the Revolving Credit Commitments, the Revolving Credit Loans and Letters of

     Credit hereunder; provided, that the terms of any such Indebtedness refinancing only a portion of the Indebtedness and other Obligations under this Credit Agreement shall have been approved in writing by the Agents and the Required Lenders;

          (c) Indebtedness refinancing a portion of the Indebtedness and/or other Obligations under this Credit Agreement, other than the Revolving Credit Commitments, the Revolving Credit Loans and Letters of Credit hereunder; provided that any such Indebtedness refinancing only a portion of the Indebtedness and other Obligations under this Credit Agreement (i)
     (x) is unsecured or, (y) is Indebtedness the holders of which have recourse only to specified assets of the Credit Parties (and not to the Credit Parties in general) and which does not have a loan to value ratio in excess of the then customary loan to value ratio for such type of Indebtedness ("Permitted Nonrecourse Indebtedness"), or (z) is secured by assets reasonably related to the transaction and does not have a loan to value ratio in excess of the then customary loan to value ratio for such type of Indebtedness, and (ii) other than with respect to Permitted Nonrecourse Indebtedness, has terms, conditions and covenants not substantially more restrictive than those contained in this Credit Agreement and if applicable, has financial covenants which are no more restrictive than those contained in this Credit Agreement (provided, that the interest rate may be at the then prevailing rate for the same type of Indebtedness), and
     (iii) has a final maturity date, or a committed term ending, after December 31, 2007, and (iv) other than with respect to Permitted Nonrecourse Indebtedness, has aggregate required principal amortization payments in any year which do not exceed the aggregate amount of principal amortization payments required for such year by the terms of the Indebtedness being refinanced; and provided that with respect to any Indebtedness permitted under this Section 6.1(c), at least ten (10) Business Days prior to the issuance of any such refinancing Indebtedness, the Agents shall have received a certificate of an Authorized Officer of the Borrower confirming that such refinancing Indebtedness complies with the requirements set forth in this Section 6.1(c);

          (d) a Guaranty by a Credit Party of Indebtedness permitted to be incurred pursuant to Sections 6.1(b) and 6.1(c) hereof;

          (e) Indebtedness in respect of Capital Leases to the extent permitted under Section 6.7 hereof;

          (f) existing Indebtedness described on Schedule 6.1 hereto, but not any extensions or renewals or refinancings thereof unless effected (i) on substantially the same terms or terms more favorable to the applicable Credit Party or Subsidiary thereof which is the obligor of such Indebtedness (provided, that the interest rate may be at the then prevailing rate for the same type of Indebtedness) or (ii) on terms otherwise agreed to in writing by the Agents;

          (g) Indebtedness in respect of intercompany advances constituting Investments permitted under Section 6.4 hereof;

          (h) Indebtedness in respect of secured purchase money financing (including Capital Leases), to the extent permitted by Section 6.2(e);

          (i) Indebtedness incurred in connection with Interest Rate Protection Agreements to the extent entered into by the applicable Credit Party as required by Section 5.15 hereof or for bona fide hedging purposes;

          (j) Indebtedness of a Person which becomes a Subsidiary of a Credit Party after the Closing Date; provided, that (1) such Indebtedness existed at the time the Person became a Subsidiary and was not created in anticipation of the acquisition of such Person, (2) immediately after giving effect to the acquisition of such Person by a Credit Party, no Default or Event of Default shall have occurred and be continuing and (3) such Indebtedness is non-recourse to the Borrower or any other Credit Party (other than such Person and its Subsidiaries to the extent such Indebtedness was with recourse to such Subsidiaries at the time such Person became a Subsidiary of a Credit Party);

          (k) Indebtedness secured by any asset at the time of acquisition of such asset by a Credit Party or a Subsidiary of a Credit Party (not in violation of any of the terms hereof) at any time after the Closing Date; provided, that (1) such Indebtedness existed at the time the asset was acquired by a Credit Party and was not created in anticipation of the acquisition thereof, (2) such Indebtedness is non-recourse to the Borrower or any other Credit Party (other than to the specific asset acquired) and
     (3) the aggregate principal amount of Indebtedness of all of the Credit Parties permitted by this Section 6.1(k) shall not exceed $10,000,000 at any time;

          (l) Guarantees permitted pursuant to Section 6.3 hereof;

          (m) Indebtedness in connection with the Government Settlement;

          (n) Indebtedness evidenced by bonds issued by Ventas to tenants of residential units of New Pond Village in Walpole, Massachusetts evidencing the obligation to repay at the end of their tenancies, amounts paid by them at the beginning of their tenancies (such Indebtedness shall be referred to herein as the "Atria Liability"), provided that the aggregate outstanding principal amount of all such Indebtedness referred to in this Section 6.1(n) shall not exceed at any time $40,000,000 (provided that such amount shall be permanently decreased dollar for dollar as such Indebtedness is repaid) and provided, further, that (i) any indemnity obligation that was in existence at the time the foregoing Indebtedness was entered into or incurred by Ventas remains in full force and effect and (ii) if at any time, the amount of the Indebtedness referred to in this Section 6.1(n) is required to be determined, such amount shall be determined net of any revenues generated by the Atria Property and net of any proceeds of indemnities actually received by Ventas with respect to such Indebtedness;

          (o) [Intentionally Omitted]

          (p) obligations under or pursuant to the Sandwich Leases and/or agreements entered into by a Credit Party or a Subsidiary thereof in connection with the 1998 spin-off of Vencor; provided that with respect to each of the foregoing, any indemnity obligation that was in existence at the time the foregoing lease, agreement or other obligation was entered into or incurred by the applicable Credit Party or Subsidiary remains in full force and effect and provided, further, that if at any time, the amount of any obligation permitted under this Section 6.1(p) is required to be determined, such amount shall be determined net of any revenues generated by the property relating to such obligation and net of any proceeds of indemnities actually received by a Credit Party or a Subsidiary thereof with respect to such obligation;

          (q) the obligations under or pursuant to the Tax Allocation Agreement;

          (r) deferred payment obligations resulting from the adjudication or settlement of any litigation involving a Credit Party or a Subsidiary of a Credit Party; provided that (i) the aggregate amount of such obligations for all of the Credit Parties and their Subsidiaries shall not exceed $10,000,000 at any time (excluding (x) a judgment as to which, and only to the extent that, a reputable insurance company has acknowledged coverage of such claim in writing, (y) a judgment relating to those obligations described in Schedule 7(j) hereto as to which Vencor has assumed liability as primary obligor and as to which it has indemnified the applicable Credit Party or Subsidiary, provided such indemnity remains in full force and effect and has not been cancelled or terminated or (z) a judgment as to which the applicable Credit Party or Subsidiary has been indemnified, provided such indemnity remains in full force and effect and has not been cancelled or terminated) and (ii) the judgment(s) to which such obligations relate would not be an Event of Default hereunder;

          (s) Indebtedness secured by Liens permitted by Section 6.2(b); and

          (t) unsecured Indebtedness in an aggregate outstanding principal amount not in excess of $5,000,000 at any time.

Neither the accrual of interest, nor the accretion of accreted value shall be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     SECTION 6.2. Limitations on Liens. Incur, create, assume or suffer to exist any Lien on any of its revenue stream, property or assets, whether now owned or hereafter acquired, except:

          (a) deposits under worker's compensation, unemployment insurance and social security and similar laws or to secure statutory obligations or surety, appeal, performance, completion or other similar bonds, to secure performance as lessee under leases of real or personal property or to secure performance of tenders, bids, contracts (other than for the repayment of Indebtedness) and other obligations of a like nature, in each case incurred in the ordinary course of business;

          (b) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by carriers, warehouses, suppliers of materials and equipment, mechanics and repairmen and other Liens imposed by Applicable Law which Liens (i) are contemplated by Section
     11.1 of the Master Leases (or a successor provision) or any other comparable provision in any other lease with respect to a Real Property Asset or (ii) do not in the aggregate secure obligations in excess of $3,000,000 at any time, and in each case, do not secure obligations which are due and payable (unless such obligations are being contested in good faith and with respect to which appropriate reserves have been established in accordance with GAAP to the extent any such reserves are required by
     GAAP);

          (c) the Liens of the Administrative Agent (for the benefit of the Secured Parties) under this Credit Agreement, the other Fundamental Documents and any other document contemplated hereby or thereby;

          (d) existing Liens listed on Schedule 6.2 hereto;

          (e) Liens granted to a Person financing the acquisition of property, plant or equipment if (i) the Lien is limited to the particular assets acquired; (ii) the Indebtedness secured by the Lien does not exceed the acquisition cost of the particular asset for which such Lien is granted;
     (iii) such transaction does not otherwise violate this Credit Agreement; and (iv) the aggregate amount of all Indebtedness secured by such Liens does not exceed $25,000,000 at any one time outstanding for all of the Credit Parties and their Subsidiaries;

          (f) Liens arising out of attachments, judgments or awards (i) as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) or (ii) as to which the Borrower is subject to certain enforcement restrictions contained in the applicable leases and subleases and is exercising its applicable lease and sublease rights in a commercially reasonable and diligent manner and, in each case, as to which appropriate reserves have been established in accordance with GAAP to the extent any such reserves are required by GAAP;

          (g) Liens for taxes, assessments or other governmental charges or levies due and payable, (i) the validity or amount of which is currently being contested in good faith by appropriate proceedings or (ii) as to which the Borrower is subject to certain enforcement restrictions contained in the applicable leases and subleases and is exercising its applicable lease and sublease rights in a commercially reasonable and diligent manner and, in each case, for which reserves have been set aside on the books of the applicable Credit Party or Subsidiary, in each case pursuant to and in accordance with the terms of Section 5.9 hereof;

          (h) financing statements filed in connection with a Capital Lease or an operating lease, in each case not prohibited hereunder; provided that no such financing statement extends, covers or refers to any property or assets of a Credit Party or a Subsidiary thereof, other than the property or assets which are subject to such Capital Lease or such operating lease;

          (i) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, Requirements, restrictions (including, without limitation, zoning restrictions), covenants, consents, reservations, encroachments, variations and other similar restrictions, charges, encumbrances (whether or not recorded) (but specifically excluding rights of first refusal, options and other contractual rights to sell, assign or otherwise dispose of any Real Property Asset or any interest therein) on any Real Property Asset which, in the aggregate, (i) do not materially detract from the value of the applicable Real Property Asset subject thereto, (ii) do not materially interfere with the ordinary conduct of the business of the Credit Parties, any Subsidiary of a Credit Party or any lessee under a lease, or (iii) do not materially impair the use of the applicable Real Property Asset by any Credit Party, any Subsidiary of a Credit Party or any lessee under a lease;

          (j) Liens on the property or assets of a Person which becomes a Subsidiary of a Credit Party after the Closing Date securing Indebtedness permitted under Section 6.1(j) hereof; provided, that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation of the acquisition of such Person, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, and
     (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary;

          (k) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts;

          (l) Liens on assets at the time of acquisition of the asset by a Credit Party or a Subsidiary thereof; provided, that (i) such Liens existed at the time of such acquisition and were not created in anticipation of the acquisition of such asset, (ii) any such Lien does not by its terms cover any property or assets other than the asset acquired, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness permitted pursuant to Section 6.1(k);

          (m) Liens to secure Indebtedness permitted by Section 6.1(b) or
     Section 6.1(c) to the extent such Indebtedness is permitted to be secured pursuant to the terms of such Section 6.1(b) or Section 6.1(c) (as applicable);

          (n) Liens securing refinancing Indebtedness permitted by Section 6.1(f); provided, that, such Liens shall by their terms cover only such property or assets as is covered by the Liens securing the Indebtedness being refinanced and no new or additional property or assets;

          (o) Liens incurred in the ordinary course of business with respect to obligations that do not exceed $2,000,000 at any one time outstanding and that are not incurred in connection with Indebtedness or the obtaining of advances or credit (other than trade credit in the ordinary course of business);

          (p) Liens securing additional Indebtedness permitted hereunder in an aggregate amount not in excess of $110,000,000 (provided that such amount shall be permanently decreased dollar for dollar as such Indebtedness is repaid); and

          (q) Rights of first refusal, options or other contractual rights to sell, assign or otherwise dispose of any Real Property Asset or interest therein which right of first refusal, option or contractual right (i) is described on Schedule 6.2 hereto, (ii) has been consented to in writing by the Agents in the exercise of their reasonable discretion, (iii) is in connection with an asset sale permitted by Section 6.8 hereof, or (iv) has been granted after the Closing Date and which when taken with all other rights of first refusal, options and other contractual rights permitted by this clause (iv), do not over the term of this Credit Agreement affect Real Property Assets having an aggregate fair market value exceeding $5,000,000.

     SECTION 6.3. Limitation on Guaranties. Incur, create, assume or suffer to exist any Guaranty, except:

          (a) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

          (b) the Guaranty by Ventas of the obligations of the Borrower by reason of Ventas being the general partner of the Borrower;

          (c) the Guaranties made by the Guarantors pursuant to Article 9 hereof;

          (d) Guaranties of obligations of a Credit Party which obligations are not prohibited hereunder;

          (e) Guaranties set forth on Schedule 6.1 hereto;

          (f) Guaranties permitted by Sections 6.1(d), (p) and (q) hereof; and

          (g) Guaranties constituting Investments that are not prohibited by
     Section 6.4.

     SECTION 6.4. Limitations on Investments. Create, make or incur any Investment, except:

          (a) cash and Cash Equivalents provided, that with respect to Investments permitted by this paragraph (a), no more than $10,000,000 of cash (whether or not constituting Collateral) may be held in banks which are not Approved Banks;

          (b)(i) loans and advances to the chairman of the Board of Directors of Ventas on the Closing Date pursuant to existing contractual agreements in existence and as in effect on the Closing Date and (ii) other loans and advances to officers and employees of the Credit Parties of not more than $4,500,000 in the aggregate at any one time outstanding provided that the $4,500,000 amount set forth above in this clause (ii) shall be reduced by the aggregate amount of any such loans and advances permitted by this clause (ii) which have been forgiven by a Credit Party;

          (c) Investments (whether as equity or loans) by a Subsidiary of the Borrower in the Borrower;

          (d) Investments (whether as equity or loans) by the Borrower in another Credit Party (other than Ventas) or a Person that immediately becomes a Credit Party;

          (e) additional Investments received in settlement of Indebtedness or other obligations created in the ordinary course of business and owing to any Credit Party or a Subsidiary of a Credit Party;

          (f) Investments in Joint Ventures and partnerships permitted by
     Section 6.18 hereof;

          (g) existing Investments listed on Schedule 6.4 hereto;

          (h) an Investment by the Borrower in securities of Vencor pursuant to a rights offering by Vencor which rights offering is made available to the Borrower and to other classes of creditors of Vencor; provided, that (i) the aggregate amount of any such Investment by the Borrower shall not exceed $5,000,000; (ii) the securities of Vencor acquired by the Borrower pursuant to such rights offering shall be distributed to the shareholders of Ventas in full or partial satisfaction of Ventas' Minimum REIT Dividend (or Standard REIT Dividend if applicable) obligation, or sold and the proceeds of such sale used to pay dividends or distributions in full or partial satisfaction of Ventas' Minimum REIT Dividend (or Standard REIT Dividend if applicable) obligation, or, with the prior written consent of the Administrative Agent, sold and the proceeds of such sale applied to repay the Loans as provided in Sections 2.8(d) and 12.2(b) hereof, and (iii) the terms and conditions of the rights offering by Vencor, and the Borrowers' participation therein, shall be reasonably acceptable to the Agents;

          (i) Investments received pursuant to the terms of the Vencor Plan of Reorganization provided, that (i) such Investments may only be held by the Credit Parties to the extent permitted by Applicable Law and (ii) if not held by a Credit Party, then such Investments shall be (A) distributed to the shareholders of Ventas but only in full or partial satisfaction of Ventas' Minimum REIT Dividend (or Standard REIT Dividend if applicable) obligation, or (B) with the prior written consent of the Administrative Agent, sold and the proceeds of such sale applied to repay the Loans as provided in Sections 2.8(d) and 12.2(b) hereof or (C) contributed to a trust pursuant to or in accordance with Section 6.4(j) hereof or (D) sold and the proceeds of such sale used to pay dividends or distributions in full or partial satisfaction of Ventas' Minimum REIT Dividend (or Standard REIT Dividend if applicable) obligation;

          (j) the contribution of Investments received pursuant to the terms of the Vencor Plan of Reorganization into a trust for the benefit of the holders of the common stock of Ventas, but only to the extent that the distribution of such Investments to such holders on the date of contribution to the trust would have been permitted pursuant to Section 6.5 hereof and provided, that such contribution to the trust will satisfy all or a portion of Ventas' obligation to pay the Minimum REIT Dividend or the Standard REIT Dividend permitted hereunder, as applicable;

          (k) Investments made as a result of the receipt of non-cash consideration from an asset sale made in compliance with Section 6.8 hereof;

          (l) Investments constituting transactions with Affiliates permitted by
     Section 6.16 hereof;

          (m) Investments made as a result of the repurchase, redemption or other acquisition or retirement of any equity interests in the Credit Parties held by any member of the Credit Parties' management upon termination of such Person's employment in an aggregate amount not to exceed $5,000,000 over the term of this Credit Agreement or pursuant to contracts in existence and as in effect on the Closing Date; and

          (n) Guaranties permitted by Section 6.3.

provided, however, that notwithstanding the foregoing, (i) until such time as the aggregate outstanding principal amount of the Term Loans hereunder is less than, or equal to, $400,000,000, no Investments made pursuant to this Section
6.4 by any of the Credit Parties or any of their Subsidiaries may be in non-healthcare related assets and (ii) at any time on or after the date on which the aggregate outstanding principal amount of the Term Loans hereunder is less than, or equal to, $400,000,000, the aggregate amount of Investments made pursuant to this Section 6.4 by the Credit Parties and their Subsidiaries in non-healthcare related assets, may not exceed $10,000,000 at any time.

     SECTION 6.5. Restricted Payments. Pay, declare, make or become obligated to make any Restricted Payment, except:

          (a) the declaration and payment of dividends and/or distributions by any direct or indirect wholly-owned Subsidiary of a Credit Party to a Credit Party (other than to Ventas);

          (b) to the extent permitted under Section 13.16 hereof, payments with respect to intercompany Indebtedness, intercompany receivables or intercompany advances constituting Investments permitted under Section 6.4 hereof;

          (c) the declaration and payment of dividends and/or distributions by Ventas for the 1999 taxable year in an aggregate amount not exceeding the reasonable good faith estimate of the Minimum REIT Dividend for such taxable year; provided, however, that notwithstanding the foregoing, no dividend or other distribution by Ventas pursuant to this Section 6.5(c) shall be permitted hereunder if at the time of declaration or payment of such dividend or other distribution, a default under Section 7(b) or
     Section 7(c) hereof shall have occurred and then be continuing or there shall exist a legal prohibition on the declaration or payment of such dividend or other distribution;

          (d) other than the 1999 taxable year, at any time prior to the later of the Specified Pay Down Date and the Vencor Effective Date, the declaration and payment of dividends and/or distributions by Ventas for any taxable year in an aggregate amount not exceeding the reasonable good faith estimate of the Minimum REIT Dividend for such taxable year; provided, however, that notwithstanding the foregoing, no dividend or other distribution by Ventas pursuant to this Section 6.5(d) shall be permitted hereunder if at the time of declaration or payment of such dividend or other distribution, a default under Section 7(b) or Section 7(c) hereof shall have occurred and then be continuing or there shall exist a legal prohibition on the declaration or payment of such dividend or other distribution;

          (e) subject to the provisions of the last paragraph of this Section 6.5, at any time after the later of the Specified Pay Down Date and the Vencor Effective Date, the declaration and payment of dividends and/or distributions by Ventas for any taxable year in an aggregate amount not exceeding the reasonable good faith estimate of the Standard REIT Dividend for such taxable year; provided, however, that notwithstanding the foregoing, no dividend or other distribution by Ventas pursuant to this Section 6.5(e) shall be permitted hereunder if at the time of declaration or payment of such dividend or other distribution, a default under Section 7(b) or Section 7(c) hereof shall have occurred and then be continuing or there shall exist a legal prohibition on the declaration or payment of such dividend or other distribution;

          (f) the declaration and payment of distributions by the Borrower to Ventas solely to the extent necessary to enable Ventas to pay dividends or make other distributions which are expressly permitted by this Section 6.5 (it being understood that the Borrower may elect to make any distributions permitted hereunder to Ventas through the distribution of cash and/or shares of common stock of Vencor received by the Borrower in connection with the Vencor Plan of Reorganization or pursuant to a rights offering specified in Section 6.4(h)); provided, however, that notwithstanding the foregoing, no distribution by the Borrower pursuant to this Section 6.5(f) shall be permitted hereunder if at the time of declaration or payment thereof (i) the Borrower has not made all the mandatory repayments and prepayments of the Loans required by Article 2 hereof to be made prior to such date or (ii) a default under Section 7(b) or Section 7(c) hereof shall have occurred and then be continuing or (iii) there shall exist a legal prohibition on the declaration or payment of such distribution;

          (g) the declaration and payment of any dividend or distribution by a Joint Venture of the Borrower, (which Joint Venture is a Subsidiary of the Borrower) to the holders of its equity interests on a pro rata basis provided, that such declaration and payment have been consented to by the Agents;

          (h) distributions, loans or advances to Ventas in an amount sufficient to enable it to pay its income and other taxes and reasonable, out of pocket operating and administrative expenses, including without limitation, directors fees, legal and audit expenses, SEC compliance expenses and corporate franchise and other taxes and no other purposes;

          (i) so long as no Default or Event of Default has occurred and is continuing, required payments (but not prepayments) of interest (in cash only to the extent required) with respect to subordinated Indebtedness incurred pursuant to Section 6.1 provided, that such payment of interest is not prohibited by the subordination provisions of such subordinated Indebtedness;

          (j) Investments permitted under Section 6.4(m); and

          (k) distributions, loans or advances to VLPR in an amount sufficient to enable it to pay reasonable de minimus expenses related solely to the maintenance of VLPR's existence as a Delaware limited liability company and its status as a limited partner of the Borrower.

     In the event that (a) in any taxable year prior to the later of the Specified Pay Down Date and the Vencor Effective Date, Ventas pays dividends or other distributions in excess of the Minimum REIT Dividend for such taxable year, or (b) in any taxable year after the later of the Specified Pay Down Date and the Vencor Effective Date, Ventas pays dividends in excess of the Standard REIT Dividend for such taxable year, then Ventas will deduct such overpayment from Standard REIT Dividends permitted to be made by it hereunder in subsequent taxable years (beginning with the first taxable year occurring after the overpayment in which Ventas is permitted to pay a Standard REIT Dividend) provided, that in no event shall deductions required to be made pursuant to this sentence result in Ventas paying less than the Minimum REIT Dividend in any such subsequent taxable year.

     SECTION 6.6. Timing of Permitted Restricted Payments. Pay, declare, make or become obligated to make any Restricted Payment pursuant to Section 6.5(c) through (f) above, more frequently than quarterly, except that payments with respect to the balance of the Minimum REIT Dividend payable for any tax year may be paid more frequently than quarterly solely to the extent necessary to reduce or minimize any tax penalties, or to prevent the disqualification of Ventas as a real estate investment trust or the preclusion of Ventas from electing to become a real estate investment trust.

     SECTION 6.7. Limitation on Leases. Create, incur or assume any commitment to make, any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of real and/or personal property (including Capital Leases but excluding the Sandwich Leases) if immediately thereafter the aggregate of all such payments that shall be payable by a Credit Party and any of their Subsidiaries during any twelve consecutive months would exceed $5,000,000, net of rent and other revenues received with respect to such property.

     SECTION 6.8. Merger, Sale of Assets, Purchases, etc.

     (a) Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any capital stock of any Subsidiary of any Credit Party, or any of its property, stock or assets or agree to do or suffer any of the foregoing, except for:

          (i) the merger by any solvent Guarantor (other than Ventas) or Subsidiary into the Borrower or another Guarantor (other than Ventas) if after such merger, no Default or Event of Default exists;

          (ii) the transfer by any solvent Guarantor (other than Ventas) of all of its assets to the Borrower or another Guarantor and the subsequent dissolution of such solvent Guarantor if after such transactions, no Default or Event of Default exists;

          (iii) the lease of any Real Property Asset;

          (iv) sales or other dispositions of assets (other than Real Property Assets) in the ordinary course of business which assets are obsolete or no longer useful in the operation of the Credit Parties' businesses;

          (v) the transfer of assets to a Joint Venture, partnership or other Person to the extent permitted by Section 6.18 hereof;

          (vi) sales or other dispositions of the capital stock of a Guarantor or of tangible or intangible assets (including, without limitation, any Real Property Asset) whether in one transaction or a series of related transactions; provided, (X) that within 180 days after any such sale or other disposition, if the applicable asset being sold or disposed of is not a Real Property Asset either (1) the applicable Credit Party or Subsidiary of a Credit Party shall have applied the Net Cash Proceeds of such sale or other disposition to purchase or otherwise acquire replacement property or assets of equal or greater value or (2) the applicable Credit Party shall have prepaid the Loans hereunder as required by Section 2.8(d) hereof and
     (Y) if the applicable asset being sold or disposed of is a Real Property Asset, then the applicable Credit Party shall have prepaid the Loans hereunder as required by Section 2.8(d) hereof; and provided, further, that in the case of the sale or disposition of any tangible asset (whether or not it is a Real Property Asset) (A) the sale price of each such asset sold or disposed of shall not be less than the fair market value of such asset at the time of sale or disposition thereof (and, if the sale price thereof is equal to or greater than $25,000,000 in a single transaction or a series of related transactions, then the fair market value of such asset shall be determined in good faith and approved by the Board of Directors of Ventas) provided, however, that in the case of assets (I) subject to contractual purchase options on the Closing Date, where copies of the contracts granting such purchase options have been furnished to the Administrative Agent, or (II) subject to contractual purchase options permitted hereunder granted after the Closing Date which purchase options were at fair market value on the date such purchase options were granted, such sale price shall be determined in accordance with the applicable contract and may be less than the fair market value of the asset at the time of sale or disposition thereof; (B) prior to, or concurrently with, each such sale or disposition for which the sale price is equal to or greater than $25,000,000, the Borrower shall deliver to the Agents a certificate of an Authorized Officer of the Borrower setting forth the fair market value at the time of sale or disposition of the asset being sold or disposed of as determined by the Board of Directors of Ventas, together with the material reviewed by the Board of Directors of Ventas in connection with making such determination;
     (C) not less than 90% of the sale price for each asset sold or disposed of pursuant to this Section 6.8 (a) (vi) shall be payable in cash on the date of such sale or disposition; (D) the non-cash portion of the sale price therefor, if any, shall be evidenced by one or more promissory notes maturing no later than three (3) years after the date of such sale or disposition (which notes shall be pledged to the Administrative Agent (for the benefit of the Secured Parties)) and additional consideration may be received by the applicable Credit Party or Subsidiary with respect to rent escalation provisions, reset rights or other rights substantially similar to either of the foregoing, provided such additional consideration and/or rights shall be pledged to the Administrative Agent for the benefit of the Secured Parties, and by no other form of consideration, and (E) if such sale or disposition is to an Affiliate, it is made in compliance with Section 6.16 hereof.

     The applicable Credit Party shall deliver to the Agents, no less than ten
     (10) Business Days prior to the date of any expected sale or other disposition permitted under this Section 6.8(a)(vi) (which sale or disposition relates to a Real Property Asset), written notice of the identity of the purchaser or transferee, the expected date of the closing of such sale or other disposition, the expected date of receipt by the applicable Credit Party of the Net Cash Proceeds with respect thereto, the principal terms of the sale or disposition and such other information as either of the Agents may reasonably request (which notice shall also contain a statement that the sale price is greater than or equal to the fair market value of the asset being sold or disposed of, unless the proviso in clause (A) above is applicable);

          (vii) the use of cash in the ordinary course of business, subject to the provisions of this Credit Agreement;

          (viii) sales or other dispositions of assets not constituting Collateral or Real Property Assets, outside of the ordinary course of business not in excess of $1,000,000 in a single transaction or series of related transactions, and not in excess of $5,000,000 in a single calendar year;

          (ix) the granting of Permitted Liens; and

          (x) the transfers of assets constituting Investments permitted by
     Section 6.4 or Restricted Payments permitted by Section 6.5.

     (b) Purchase or otherwise acquire any stock or asset of any other Person, except for:

          (i) transactions contemplated by Sections 6.8(a)(i) and 6.8(a)(ii) above;

          (ii) the purchase or other acquisition of assets for consideration not exceeding $3,000,000 per calendar year;

          (iii) the creation of new Subsidiaries in accordance with Section 5.13 hereof;

          (iv) Investments permitted by Section 6.4 hereof; and

          (v) Capital Expenditures permitted by Section 6.10 hereof.

     SECTION 6.9. Places of Business; Change of Name. Change the location of its chief executive office or principal place of business or any of the locations where it keeps any portion of the Collateral or its books and records with respect to the Collateral, change its name or change its jurisdiction of incorporation or organization, without in each case (i) giving the Agents thirty
(30) days prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents reasonably requested by either Agent to maintain perfection of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral and in each Real Property Asset.

     SECTION 6.10. Limitations on Capital Expenditures. Make or incur any obligation to make Capital Expenditures (including obligations under Capital Leases) for Ventas and its Consolidated Subsidiaries (determined on a consolidated basis) (i) in respect of Real Property Assets which are subject to a lease where a Credit Party or Subsidiary of a Credit Party is the lessor, where such lease contains "triple net" terms and where the tenants are performing their obligations under such leases, in an aggregate amount in any fiscal year in excess of $750,000 (net of Capital Expenditure Reimbursements)) and (ii) in respect of Real Property Assets (x) which are subject to a lease where a Credit Party or Subsidiary of a Credit Party is the lessor, such lease contains "triple net" terms but the tenants are not performing their obligations under such leases or (y) which are healthcare related properties and are not subject to a lease containing "triple net" terms, in an aggregate amount in excess of $35,000,000 (net of Capital Expenditure Reimbursements) in any rolling three (3) consecutive fiscal year period (beginning with the fiscal year 1999) or in excess of $25,000,000 (net of Capital Expenditure Reimbursements) in any one (1) fiscal year.

     SECTION 6.11. Minimum EBITDA After the Vencor Effective Date. On the last day of each of Ventas' fiscal quarters after the Vencor Effective Date (determined for the Trailing Four Quarters), permit Consolidated EBITDA to be less than an amount equal to 80% of the Projected Consolidated EBITDA for such period as set forth in the projections required to be delivered pursuant to
Section 5.1(p) hereof.

     The Projected Consolidated EBITDA for any quarter shall be decreased as appropriate to exclude the effect on such Projected Consolidated EBITDA of any asset (i) sold or disposed of in accordance with the terms hereof (provided the Net Cash Proceeds of such sale or disposition are used to repay the Loans and other Obligations hereunder) or (ii) released from the Lien granted to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the

Fundamental Documents in connection with a refinancing of a portion of the Loans and/or the Obligations hereunder as permitted by Section 6.1(b) or Section 6.1(c) hereof.

     SECTION 6.12. Interest Coverage Ratio. For and during each of Ventas' fiscal quarters after the Vencor Effective Date, permit the ratio of Consolidated EBITDA to Consolidated Interest Expense (in each case determined for the Trailing Four Quarters) to be less than 1.20: 1.00 for such period; provided, however, that for purposes of determining compliance with this Section 6.12, Consolidated Interest Expense shall not include interest expense with respect to any Indebtedness permitted by Section 6.1(s) hereof.

     SECTION 6.13. Minimum Cash on Hand of the Credit Parties. On the Vencor Effective Date, permit the Credit Parties to have less than $50,000,000 of cash on hand or Cash Equivalents of the type described in clauses (i) through (vi) or clause (ix) of the definition of "Cash Equivalents" appearing in Article 1 hereof ((a) provided, that in each case, such Cash Equivalent matures no later than twenty-eight (28) days after the Vencor Effective Date and (b) excluding any proceeds of Revolving Credit Loans or Letters of Credit issued hereunder), as evidenced by a certificate executed by an Authorized Officer of Ventas delivered to the Agents on the Vencor Effective Date.

     SECTION 6.14. Minimum Projected EBITDA. Permit (a) the aggregate Projected Consolidated EBITDA for the period of two hundred seventy (270) days commencing with the day which is the first day of the first calendar month immediately following the Vencor Effective Date to be less than $99,000,000 or (b) the average quarterly Projected Consolidated EBITDA for the period commencing with the first day of the first calendar month immediately following the Vencor Effective Date and ending on December 31, 2003 to be less than $33,000,000, in each case as evidenced by a certificate executed by an Authorized Officer of Ventas delivered to the Agents on the Vencor Effective Date setting forth in reasonable detail the computation of such Projected Consolidated EBITDA.

     SECTION 6.15. Total Indebtedness. On the Vencor Effective Date, subject to the representation and warranty set forth in Section 3.7(b) and the provisions of Sections 6.1 and 6.3 hereof, permit the amount of Total Indebtedness to exceed $1,100,000,000, as evidenced by a certificate executed by an Authorized Officer of Ventas, delivered to the Agents on the Vencor Effective Date setting forth in reasonable detail the computation of Total Indebtedness.

     SECTION 6.16. Transactions with Affiliates. Enter into any transaction with, or make any payment to, any of its Affiliates that is less favorable to such Credit Party or such Subsidiary than would have been the case if such transaction had been effected on an arms-length basis with a Person other than an Affiliate except that (a) a Credit Party or a Subsidiary of a Credit Party may enter into transactions with Affiliates (other than purchases or sales of Real Property Assets or loan transactions) which involve (i) underwriting or placement agent agreements as to which no amounts are payable by a Credit Party or a Subsidiary of a Credit Party other than expenses payable to third parties or customary indemnity obligations, in each case not less favorable to a Credit Party or any Subsidiary of a Credit Party than those which are generally available in the market, (ii) collective insurance agreements, (iii) investments in Joint Ventures permitted hereunder,
(iv) customary employment and compensation agreements, (v) the Existing Affiliate Agreements and (vi) Restricted Payments permitted pursuant to Section
6.5 and Investments permitted pursuant to Section 6.4 and (b) the Borrower may enter into transactions with its Subsidiaries that are Credit Parties and (c) Subsidiaries of the Borrower that are Credit Parties may enter into transactions with other Subsidiaries of the Borrower that are Credit Parties.

     SECTION 6.17. Business Activities. (a) Except for holding Investments permitted by the last paragraph of Section 6.4, engage in any business activities other than activities relating to the ownership and leasing of healthcare related properties; in each case, subject to the various limitations contained in this Credit Agreement and the other Fundamental Documents.

     (b) In the case of Ventas, carry on its business operations other than primarily through the Borrower and its Subsidiaries and Joint Ventures permitted hereunder.

     (c) Enter into leases (as lessor) for substantially all of the Credit Parties' Real Property Assets, which do not provide for "triple net" terms with respect to substantially all property related expenses.

     SECTION 6.18. Joint Ventures or Partnerships. Enter into any Joint Venture or partnership (including, without limitation, by way of selling the capital stock or other equity interests of a Subsidiary) unless (a) such arrangement has been consented to by the Agents and the Required Lenders in writing, (b) any interest received by a Credit Party in such Joint Venture or partnership is pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant hereto and (c) the applicable Credit Party shall have prepaid the Loans hereunder as required by Section 2.8(d) hereof.

     SECTION 6.19. Receivables. Sell, discount or otherwise dispose of notes or other obligations (including, without limitation, any rental payments) owing to any Credit Party or any Subsidiary of a Credit Party except to the extent not prohibited under Section 6.8.

     SECTION 6.20. Sale and Leaseback. Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Credit Party or any Subsidiary of a Credit Party sells essentially all of its right, title and interest in an asset and, in connection therewith, acquires, leases or licenses back the right to use such asset, except to the extent the asset subject to such sale and leaseback arrangement was sold by the applicable Credit Party or Subsidiary of a Credit Party as permitted by Section 6.8 hereof and leased by the applicable Credit Party or Subsidiary as permitted under Section 6.7 hereof.

     SECTION 6.21. Changes to Material Agreements.

     (a) Terminate or replace any Material Lease (other than in connection with a sale of one or more Real Property Assets pursuant to and in accordance with
Section 6.8 or a refinancing of a portion of the Indebtedness and/or other Obligations hereunder permitted by Section 6.1 hereof) without the prior written consent of the Agents and the Required Lenders not to be unreasonably withheld.

     (b) After the Vencor Effective Date, without the prior written consent of the Agents and the Required Lenders not to be unreasonably withheld, consent to any amendment, waiver, supplement or other modification of any of the economic terms of any Material Lease (including, without limitation, (i) any provision for or relating to rent, fees or charges payable thereunder, (ii) any escalation provision, (iii) the time for payment of any amount thereunder, (iv) the term thereof, (v) any assignment or subletting provision thereunder, (vi) the triple net provisions thereunder, (vii) any personal property buy-back or license transfer provision thereunder or (viii) the Real Property Asset(s) subject thereto), where the changes to be made to such Material Lease pursuant to such amendment, waiver, supplement or other modification (which alone or taken with all other amendments, waivers, supplements or other modifications since the Closing Date or proposed amendments, waivers, supplements or other modifications) could adversely affect the Credit Parties' ability to repay the Obligations as and when due.

     (c) If the consent of a Credit Party or a Subsidiary of a Credit Party is required under any Material Lease with respect to (i) any assignment of such Material Lease (whether in connection with a foreclosure of a leasehold mortgage, assignment or transfer in lieu thereof, or an assignment by the tenant thereunder, including as a result of a change of control or otherwise), or (ii) any subletting of any portion of any Real Property Asset subject to such Material Lease, consent thereto without the prior written consent of the Agents and the Required Lenders (which consent shall not be unreasonably withheld provided that, in the case of a Master Lease, the proposed assignee or sublessee meets the criteria set forth in Section 22.6(b) or Section 25.1.2 (as applicable) of such Master Lease or, in the case of any other Material Lease, meets the criteria in substantially similar provisions contained in such other Material Lease).

     (d) Consent to any modification or waiver of any material agreement (other than the Material Leases) including, without limitation, those agreements listed on Schedule 3.18 hereto if such modification or waiver would have a Material Adverse Effect.

     (e) Amend the articles of limited partnership of the Borrower in any material respect; provided, however, that the Borrower may amend its agreement of limited partnership in connection with the admission of additional limited partners in connection with the acquisition of additional Real Property Assets not prohibited by the terms hereof.

     SECTION 6.22. Hazardous Materials. Subject to any restrictions contained in the applicable lease documents to which a Credit Party or a Subsidiary of a Credit Party is a party, (a) cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws; nor (b) release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law or in a manner that could result in liability under any Environmental Law, except in the case of (a) and (b) as are not reasonably likely to have a Material Adverse Effect.

     SECTION 6.23. Use of Proceeds of Loans.

     (a) Use the proceeds of Revolving Credit Loans hereunder other than for the purposes set forth in Section 5.18 hereof.

     (b) Use, directly or indirectly, the proceeds of any Loan hereunder for the purpose (whether immediate, incidental or ultimate) of buying or carrying any Margin Stock.

     SECTION 6.24. Fiscal Year; Fiscal Quarter. Change its fiscal year or any of its fiscal quarters without the consent of the Required Lenders, which shall not be unreasonably withheld.

     SECTION 6.25. Development Activities. Engage in any development activities except for development in connection with the repositioning or restoration (i) following a casualty of existing improvements on a Real Property Asset to the extent permitted by Section 2.8(e) hereof or (ii) to the extent permitted by the other terms of this Credit Agreement.

     SECTION 6.26. Currency Agreements. Enter into, or become obligated with respect to, any Currency Agreement.


7. EVENTS OF DEFAULT

     In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

     (a) any representation, warranty, certification or statement made by a Credit Party in this Credit Agreement or any other Fundamental Document to which it is a party or in any statement or representation made by or on behalf of any Credit Party in any report, financial statement, certificate or other document furnished to either of the Agents, the Issuing Bank or any Lender pursuant to this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

     (b) default shall be made in the payment of principal of any of the Loans as and when due and payable, whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration or otherwise;

     (c) default shall be made in the payment of interest on the Loans, the Commitment Fees, the Letter of Credit Fees or other amounts payable to any of the Agents, the Issuing Bank or a Lender under this Credit Agreement, with respect to any Letter of Credit or under either of the Fee Letters, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for three (3) Business Days;

     (d) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in Sections 5.1(k), 5.1(p), 5.4(a)(i)(Y), 5.4(a)(ii), 5.20 or Article 6 of this Credit
Agreement;

     (e) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement contained in Sections
5.1 (other than Sections 5.1(k), 5.1(p) and 5.1(q)), 5.4(a)(i)(X), 5.4(a)(iv),
5.4(a)(v), 5.4(a)(viii), 5.4(b), 5.5, 5.9, 5.13, 5.16, 5.18 and 5.19 of this
Credit Agreement, and such default shall continue unremedied for thirty (30) days after a Credit Party receives notice or an Authorized Officer obtains knowledge of such occurrence;

     (f) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document (other than those covered by paragraphs (a), (b), (c), (d) or (e) of this Article 7), and such default shall continue unremedied for thirty
(30) days after a Credit Party receives notice thereof from any of the Secured Parties;

     (g) default shall be made with respect to any payment, when due, of any Indebtedness in excess of $10,000,000 (other than the Obligations) of any Credit Party or any Subsidiary of a Credit Party, or any other default shall occur, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit (without any further requirement of notice, lapse of time or any action) the holder or holders thereof or any trustee or agent for such holders to accelerate the maturity of such Indebtedness, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto; or any other circumstance arises (other than the mere passage of time) by reason of which any Credit Party or any Subsidiary of a Credit Party (as applicable) is required to repurchase or offer to holders of Indebtedness of any such Person, the opportunity to have repurchased, any such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity;

     (h) any Credit Party or any Subsidiary of a Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party or any Subsidiary of a Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party or any Subsidiary of a Credit Party shall take any action to authorize any of the foregoing;

     (i) any involuntary case, proceeding or other action against any Credit Party or any Subsidiary of a Credit Party which Subsidiary owns any Real Property Asset or Collateral, shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

     (j) final, non-appealable judgment(s) for the payment of money in excess of $10,000,000 in the aggregate (other than (x) a judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or (y) a judgment relating to those obligations described on
Schedule 7(j) hereto as to which Vencor has assumed liability as primary obligor and as to which it has indemnified the Borrower provided such indemnity remains in full force and effect and has not been cancelled or terminated or (z) a judgment as to which the Borrower has been indemnified provided such indemnity remains in full force and effect and has not been cancelled or terminated) shall be rendered against any Credit Party or any Subsidiary of a Credit Party and either (i) within thirty (30) days from the entry of such judgment, shall not have been discharged or stayed pending appeal, or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment;

     (k) (i) failure by any Credit Party or ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or a Multiemployer Plan, any accumulated funding deficiency (within the meaning of Section 4971(c) of the Code) shall exist with respect to any Plan (whether or not waived), the present value of all benefits under all Plans subject to Title IV of ERISA determined on a plan termination basis (based on those actuarial assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the fair market value of the assets of such Plans allocable to such benefits, any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, a Reportable Event with respect to a Plan shall have occurred, the withdrawal by any Credit Party or ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of section 4001(a)(2) or 4062(e) of ERISA), the termination of a Plan, or the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA, the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC, any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of a Lien pursuant to section 412 of the Code or section 302 of ERISA as to any Credit Party or ERISA Affiliate, and (ii) any such event, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect;

     (l) any Credit Party or any Subsidiary of any Credit Party is liable for a payment under any Environmental Law which is reasonably likely to have a Material Adverse Effect;

     (m) (i) this Credit Agreement, any Mortgage, or any other Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Administrative Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or (ii) the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Fundamental Documents shall be contested by any Credit Party or any of their respective Affiliates; provided, that no such defect pursuant to clause (i) above with respect to a Lien granted or purported to be granted by any of the Fundamental Documents shall give rise to an Event of Default under this paragraph (m) unless such defect shall affect Collateral or Real Property Assets that are or should be subject to a Lien in favor of the Administrative Agent having an aggregate value in excess of $50,000,000;

     (n) a Change in Control shall occur and shall not have been consented to by the Required Lenders (such consent not to be unreasonably withheld);

     (o) at any time, for any reason, any Credit Party shall repudiate, or seek to repudiate, any of its Obligations under any Fundamental Document to which it is a party;

     (p) the Vencor Effective Date shall not have occurred by December 31, 2000;

     (q) at any time after the Vencor Effective Date, the continuing failure of Vencor to make three (3) consecutive payments of monthly rent under any of the Master Leases; or

     (r) a default by any party to the Government Settlement in the payment of its obligations under the Government Settlement if the effect of such default is to accelerate the maturity of the obligations of Ventas thereunder;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and if directed by the Required Lenders shall, take any or all of the following actions, at the same or different times: (x) terminate forthwith the Revolving Credit Commitments and/or
(y) declare the principal of and the interest on the Loans and the notes evidencing the Loans hereunder and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding and/or (z) require the Borrower to deliver to the Administrative Agent from time to time cash or Cash Equivalents in an amount equal to 102% of the amount of the L/C Exposure or to furnish other security therefor acceptable to the Issuing Bank and the Required Revolving Lenders. If an Event of Default specified in paragraphs (h) or (i) above shall have occurred, the Revolving Credit Commitments shall automatically terminate and the principal of, and interest on, the Loans and the notes evidencing the Loans hereunder and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or any note evidencing any Loan hereunder to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to any of the Secured Parties pursuant to Applicable Law or otherwise.


8. GRANT OF SECURITY INTEREST; REMEDIES

     SECTION 8.1. Security Interests. The Borrower, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding) and each of the Guarantors, as security for its obligations under Article 9 hereof, hereby mortgage, pledge, assign, transfer, set over, convey and deliver to the Administrative Agent (for the benefit of the Secured Parties) and grant to the Administrative Agent (for the benefit of the Secured Parties) a security interest in the Collateral.

     SECTION 8.2. Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner except as otherwise provided hereunder.

     SECTION 8.3. Credit Parties to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, each of the Credit Parties will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Administrative Agent, segregate such sum or instrument from their own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of either of the Agents, or any other Secured Party being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 8.6 hereof.

     SECTION 8.4 Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, in its name (on behalf of the Secured Parties) or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Administrative Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Administrative Agent's (on behalf of the Secured Parties) security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the security interests of the Administrative Agent (on behalf of the Secured Parties) in the Collateral and any Liens not expressly permitted by this Credit Agreement.

     SECTION 8.5. Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may lawfully enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Administrative Agent may take such measures as it deems necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Administrative Agent shall decide, in one or more sales or parcels, at such prices as the Administrative Agent may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, with 10 days' written notice to the Credit Parties of the time and place of any such public sale or sales (which notice the Credit Parties hereby agree is reasonable) and with such other notices as may be required by Applicable Law and cannot be waived, and neither the Administrative Agent, the Issuing Bank, the Lenders nor any other Secured Party shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and any Secured Party or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this
Article 8, the Administrative Agent and/or the Lenders may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Agents or the Lenders by any Credit Party hereunder as a credit against the purchase price. The Administrative Agent and/or the Lenders shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Administrative Agent nor any other Secured Party shall be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Agents, the Issuing Bank, the Lenders and any other Secured Party harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Administrative Agent, the Lenders or any other Secured Party pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any Person (other than a Secured Party) prior to such taking of actual possession or control by such Secured Party (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party or its Affiliates or agents before or after the commencement of such actual possession or control by such Secured Party; and (ii) no Secured Party shall have liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence as determined by a final order or judgment of a court of competent jurisdiction. In any action hereunder, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders or any other Secured Party shall be entitled, if permitted by Applicable Law, to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, either Agent, the Issuing Bank, any Lender and/or any other Secured Party shall be entitled to apply, without prior notice to any of the Credit Parties, any cash or cash items constituting Collateral in the possession of such Secured Party to payment of the Obligations.

     SECTION 8.6. Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, the balance in any account of any Credit Party with a Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by either Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs, reasonable attorney's fees and expenses and reasonable financial consultants' fees incurred by either Agent, then to satisfy or provide cash collateral for all Obligations relating to the Letters of Credit and then to the indefeasible payment in full in cash of the Obligations in accordance with Section 12.2(b) hereof. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

     SECTION 8.7. Power of Attorney. Each Credit Party hereby irrevocably, in the name of such Credit Party, authorizes and empowers the Administrative Agent, and assigns and transfers unto the Administrative Agent, and constitutes and appoints the Administrative Agent its true and lawful attorney-in-fact and as its agent, irrevocably, with full power of substitution for it and in its name, for the purpose of carrying out the provisions of this Credit Agreement and the other Fundamental Documents and taking any action and executing any instrument which either Agent may deem necessary or advisable to accomplish the purposes hereof. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Required Lenders, (a) each Credit Party does hereby irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Administrative Agent, such other Person or such Credit Party to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent with full power and right to cause the mail of such Persons to be transferred to the Administrative Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue hereof; and (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Administrative Agent or any Credit Party (i) to enforce all of such Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent (for the benefit of the Secured Parties),
(ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Administrative Agent for the benefit of the Secured Parties hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. Each of the Credit Parties hereby ratifies and confirms in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.


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


     SECTION 8.8. Financing Statements, Direct Payments. Each Credit Party hereby authorizes the Administrative Agent to file UCC financing statements and any amendments thereto or continuations thereof, and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Administrative Agent (for the benefit of the Secured Parties) on the Collateral, in all cases without the signature of any Credit Party or to execute such items as attorney-in-fact for any Credit Party; provided, that the Administrative Agent shall provide copies of any such documents or instruments to the Borrower. Each Credit Party further authorizes the Administrative Agent upon the occurrence of a default under Section 7(b) or
Section 7(c) hereof, and during the continuation of any such default, to notify any account debtors or tenants that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Administrative Agent.

     SECTION 8.9. Further Assurances. Upon the request of the Administrative Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the reasonable judgment of the Administrative Agent, to carry out the provisions and purposes of this Article 8 or to perfect and preserve the Liens of the Administrative Agent for the benefit of the Secured Parties hereunder and under the Fundamental Documents, in the Collateral or any portion thereof.

     SECTION 8.10. Termination and Release. The security interests granted under this Article 8 shall terminate on the Bank Credit Termination Date (or, if applicable, as provided in Section 12.1(b)(i) or Section 12.1(b)(ii) with respect to specific assets contemplated by such Sections). Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Administrative Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, to terminate the security interest granted to it (for the benefit of the Secured Parties) hereunder.

     SECTION 8.11. Remedies Not Exclusive. The remedies conferred upon or reserved to the Administrative Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall have all rights and remedies of a secured creditor under Article 9 of the UCC and under any other Applicable Law.

     SECTION 8.12. Continuation and Reinstatement. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Credit Party or otherwise.


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


9. GUARANTY

     SECTION 9.1. Guaranty. (a) Each Guarantor unconditionally and irrevocably guarantees to the Secured Parties the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Obligation.

     (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of any Secured Party to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, any notes evidencing any of the Loans hereunder or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of any Secured Party to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; or
(vi) the release or substitution of any Guarantor or guarantor.

     (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by any Secured Party to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of any Secured Party in favor of the Borrower or any Guarantor, or to any other Person.

     (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Guarantors and any other guarantors and any circumstances affecting the Collateral or the Real Property Assets or the ability of the Borrower to perform under this Credit Agreement.

     (e) Each Guarantor's obligations under the Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, any notes evidencing any of the Loans hereunder or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any Lien on any Collateral or Real Property Asset securing any Obligation or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agents, the Issuing


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


Bank nor any of the Lenders make any representation or warranty with respect to any such circumstances or have any duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

     SECTION 9.2. No Impairment of Guaranty, etc. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except indefeasible payment and performance in full in cash of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Secured Party to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Bank Credit Termination Date.

     SECTION 9.3. Continuation and Reinstatement, etc. (a) Each Guarantor further agrees that its Guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which any Secured Party may have at law or in equity against the Borrower, a Guarantor or any other Person by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by any Secured Party, forthwith pay or cause to be paid to the Administrative Agent for the benefit of the Secured Parties (as applicable) in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.9(a) hereof, and thereupon the Administrative Agent shall assign such Obligation, together with all security interests, if any, then held by the Administrative Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent on behalf of the Secured Parties with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding) and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

     (b) All rights of a Guarantor against the Borrower, arising as a result of the payment by such Guarantor of any sums to the Administrative Agent for the benefit of the Secured Parties or directly to the Lenders hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior indefeasible payment in full in cash of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of the Secured Parties to be credited and applied to the Obligations, whether matured or unmatured.

     SECTION 9.4. Limitation on Guaranteed Amount etc. Notwithstanding any other provision of this Article 9, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 9, any other agreement or Applicable Law shall be taken into account.

10. PLEDGE

     SECTION 10.1. Pledge. Each Pledgor, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding) in the case of the Borrower and as security for its obligations under Article 9 hereof in the case of a Pledgor which is a Guarantor, hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent for the benefit of the Secured Parties, a security interest in all Pledged Collateral now owned or hereafter acquired by it. The Pledgors shall deliver to the Administrative Agent the definitive instruments (if any) representing all Pledged Securities, accompanied by undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Administrative Agent or its counsel shall reasonably request. Each delivery of securities being pledged hereunder shall be accompanied by a schedule showing a description of the securities theretofore and then being pledged hereunder. Each schedule so delivered shall supersede any prior schedules so delivered.

     SECTION 10.2. Covenant. Each Pledgor covenants that as stockholder or partner or member of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities or interests of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Administrative Agent (for the benefit of the Secured Parties) as security for the Obligations.

     SECTION 10.3. Registration in Nominee Name; Denominations. The Administrative Agent shall have the right (in its sole discretion) to hold the certificates representing any Pledged Securities (a) in its own name (on behalf of the Secured Parties) or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. The Administrative Agent shall have the right to exchange the certificates representing any of the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

     SECTION 10.4. Voting Rights; Dividends; etc. (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in paragraph (c) below.

     (b) All dividends or distributions of any kind whatsoever (other than (x) cash dividends or (y) distributions expressly permitted by Section 6.5 hereof) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and shall immediately be delivered to the Administrative Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection
(b) shall be received in trust for the benefit of the Secured Parties, segregated from such Pledgor's own assets, and shall be delivered to the Administrative Agent.

     (c) Immediately upon the occurrence and during the continuance of an Event of Default and notice from the Administrative Agent of the transfer of such rights to the Administrative Agent, all rights of a Pledgor (i) to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section and (ii) to receive and retain any dividends and distributions (except for dividends and distributions expressly permitted pursuant to the terms of Sections 6.5(c) through 6.5(f) so long as no default under Section 7(b) or Section 7(c) hereof has occurred and is continuing and there is no legal prohibition on the payment of any such dividend or distribution), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and receive such dividends and distributions until such time as such Event of Default has been cured.

     SECTION 10.5. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Secured Parties, may sell the Pledged Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor. The Administrative Agent shall give the Pledgors ten (10) days' written notice of any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Collateral. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold shall be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any sale or sales made pursuant to this Section 10.5, the Administrative Agent (on behalf of the Secured Parties) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Secured Parties by any Credit Party as a credit against the purchase price; and the Administrative Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Collateral without further accountability therefor to any Pledgor or any third party (other than to the Secured Parties). The Administrative Agent shall in any such sale make no representations or warranties with respect to the Pledged Collateral or any


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part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. The Administrative Agent may exercise, either by itself or by its nominee or designee, in the name of the applicable Pledgor(s), all of the rights, powers and remedies granted to the Administrative Agent in Section 10 hereof in respect of any Pledged Collateral, any organizational document pursuant to which any Pledgor owns its Pledged Collateral, and may exercise and enforce all of the Administrative Agent's rights and remedies hereunder and under law. Each Pledgor hereby agrees (i) it will indemnify and hold the Secured Parties harmless from and against any and all claims with respect to the Pledged Collateral asserted before the taking of actual possession or control of the Pledged Collateral by the Administrative Agent pursuant to this Credit Agreement, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Administrative Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Administrative Agent and (ii) the Secured Parties shall not have any liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral under this Credit Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

     SECTION 10.6. Application of Proceeds of Sale and Cash. The proceeds of sale of the Pledged Collateral sold pursuant to Section 10.5 hereof shall be applied by the Administrative Agent on behalf of the Secured Parties as follows:

          (i) to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by either Agent in connection with such sale, including, without limitation, all court costs, the reasonable fees and expenses of counsel for either Agent in connection therewith, the reasonable fees and expenses of any financial consultants in connection therewith and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by either Agent in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs, the reasonable attorney's fees and expenses incurred by either Agent in connection therewith and the reasonable fees and expenses of any financial consultants in connection therewith;

          (ii) to satisfy or provide cash collateral for all Obligations relating to Letters of Credit; and

          (iii) to the indefeasible payment in full in cash of the Obligations in accordance with Section 12.2(b) hereof;

Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

     SECTION 10.7. Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Administrative Agent may perhaps be held to have certain general duties and obligations to a Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Administrative Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 10.7 would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Administrative Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

     SECTION 10.8. Continuation and Reinstatement. Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

     SECTION 10.9. Termination. The pledge referenced herein shall terminate on the Bank Credit Termination Date, at which time the Administrative Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through any Lender but


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shall otherwise be without recourse upon or warranty by the Administrative Agent and at the expense of the Pledgors.

11. CASH COLLATERAL

     SECTION 11.1. Cash Collateral Account. There shall be established with the Administrative Agent an account (the "Cash Collateral Account") in the name of the Administrative Agent (for the benefit of the Secured Parties), into which the Borrower may from time to time deposit Dollars pursuant to, and in accordance with, Section 2.8(j) hereof. Except to the extent otherwise provided in this Article 11, the Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent.

     SECTION 11.2. Investment of Funds. (a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent, provided that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents described in clause (i) of the definition of Cash Equivalents, or described in clause (iii) or clause (iv) of the definition of Cash Equivalents to the extent issued by Bank of America, N.A.

     (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account; and any net loss on any such investment shall be charged against the Cash Collateral Account.

     (c) Neither of the Agents, any of the Lenders nor any other Secured Party shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein and except that the Administrative Agent shall have the obligations of a secured party under the UCC. Neither of the Agents, any of the Lenders nor any other Secured Party shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this Section 11.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

     SECTION 11.3. Grant of Security Interest. For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to enter into this Credit Agreement and to make Loans to the Borrower and to acquire participations in Letters of Credit from time to time as provided for in this Credit Agreement, as security for the payment of all of the Obligations,


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each of the Credit Parties hereby assigns to the Administrative Agent (for the benefit of the Secured Parties) and grants to the Administrative Agent (for the benefit of the Secured Parties), a first and prior Lien upon all of such Credit Party's rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account, and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Account shall immediately and without any need for any further action on the part of any of the Credit Parties, the Administrative Agent or any other Secured Party, become subject to the Lien set forth in this Section 11.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

     SECTION 11.4. Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 12.2(b).

12. THE AGENTS AND THE ISSUING BANK

     SECTION 12.1. Administration by the Agents. (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement or any other Fundamental Document shall be by the Administrative Agent, the Documentation Agent or their respective designees. Except as otherwise expressly provided herein, the Issuing Bank, and each of the Lenders hereby irrevocably authorizes the Administrative Agent or the Documentation Agent (as applicable), at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, any notes evidencing any of the Loans hereunder and any other documents contemplated by this Credit Agreement or any other Fundamental Document as are expressly delegated by the terms hereof or thereof, as appropriate, to such Agent together with all powers reasonably incidental thereto. Neither of the Agents shall have any duties or responsibilities except as set forth in the Fundamental Documents.

     (b) The Secured Parties hereby authorize the Administrative Agent (in its sole discretion):

          (i) in connection with the sale or other disposition of any asset included in the Collateral or in the Real Property Assets or all of the capital stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Secured Parties) on such asset or capital stock and/or to release such Guarantor from its obligations hereunder;


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


          (ii) in connection with any refinancing of a portion of the Indebtedness and/or the Obligations under this Credit Agreement to the extent permitted by Section 6.1(b) or Section 6.1(c) hereof, to release a Lien granted to it (for the benefit of the Secured Parties) on any Collateral or Real Property Asset which is to secure such refinancing Indebtedness;

          (iii) to determine that the cost to the Borrower or another Credit Party is disproportionate to the benefit to be realized by the Agents and the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or other Credit Party should not be required to perfect such Lien in favor of the Administrative Agent (for the benefit of the Secured Parties);

          (iv) to appoint subagents to be the holder of record of a Lien to be granted to the Administrative Agent (for the benefit of the Secured Parties) or to hold on behalf of the Administrative Agent such Collateral or instruments relating thereto;

          (v) to enter into and perform its obligations under the other Fundamental Documents;

          (vi) to execute and deliver the agreements contemplated by Section
     12.13 hereof; and

          (vii) to enter into intercreditor and/or subordination agreements on terms acceptable to the Administrative Agent with Persons who have been granted Liens which are permitted pursuant to Section 6.2 hereof.

     The Administrative Agent hereby agrees to release the Lien granted to it (for the benefit of the Secured Parties) pursuant to any Fundamental Document in the case of any event described in clause (b)(i) or (b)(ii) above.

     SECTION 12.2. Advances and Payments. (a) On the date of each Revolving Credit Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Revolving Credit Lenders, the amount of the Revolving Credit Loan to be made by it in accordance with its Revolving Credit Percentage hereunder. Each of the Revolving Credit Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Revolving Credit Loan to be made by it, and each of the Revolving Credit Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Revolving Credit Lender, such Revolving Credit Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of obtaining


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


overnight funds in the New York Federal Funds Market for the first three days following the time when the Revolving Credit Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Revolving Credit Loans. If and to the extent that any such reimbursement shall not have been made to the Administrative Agent, the Borrower agrees to repay to the Administrative Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Revolving Credit Loans.

     (b) As between the Administrative Agent on the one hand and the Secured Parties on the other hand, any amounts received by the Administrative Agent in connection with the Fundamental Documents (other than amounts to which either Agent, the Issuing Bank or any Lender is entitled pursuant to Section 2.9(b), 2.11, 2.12, 2.13, 2.14, 2.17, 13.4 or 13.5 hereof), the application of which is not otherwise provided for, shall be applied as follows:

          (1) at a time when no Event of Default has occurred and is then continuing first, to pay the accrued but unpaid Commitment Fees, Letter of Credit Fees and outstanding Obligations of the type described in clause
     (a)(iii) of the definition of "Obligations" appearing in Article 1 hereof on a pro rata basis determined in accordance with amounts owed with respect to the foregoing; second, to pay accrued but unpaid interest on the Revolving Credit Loans in accordance with the amount of outstanding Revolving Credit Loans owed to each Lender; third, to pay the principal outstanding balance of the Revolving Credit Loans (with amounts payable to each Lender to be determined in accordance with the amount of outstanding Revolving Credit Loans owed to such Lender); fourth, to pay accrued but unpaid interest on the Term Loans in accordance with the amount of outstanding Term Loans owed to each Lender; fifth, to pay the principal outstanding balance of the Tranche A Loans (to be applied against the scheduled amortization payments of the Tranche A Loans in the order of the maturity thereof and with amounts payable to each Lender to be determined in accordance with the amount of outstanding Tranche A Loans owed to such Lender); sixth, to pay the principal outstanding balance of the Tranche B Loans (to be applied against the scheduled amortization payments of the Tranche B Loans in the order of the maturity thereof and with amounts payable to each Lender to be determined in accordance with the amount of outstanding Tranche B Loans owed to such Lender); seventh, to pay the principal outstanding balance of the Tranche C Loans (to be applied in the order of maturity thereof and with amounts payable to each Lender to be determined in accordance with the amount of outstanding Tranche C Loans owed to such Lender); and eighth, to pay the remainder of the Obligations or any other amounts then due under this Credit Agreement or any other Fundamental Document; and

          (2) at a time when an Event of Default has occurred and is then continuing, first, to pay all unreimbursed costs and expenses of the Agents which are payable by the


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


     Borrower or any of the other Credit Parties pursuant to any of the Fundamental Documents and then all unreimbursed costs and expenses of the Lenders which are payable pursuant to this Credit Agreement, second, to pay the accrued but unpaid Commitment Fees in accordance with each Revolving Credit Lender's Revolving Credit Percentage, Letter of Credit Fees and outstanding Obligations of the type described in clause (a)(iii) of the definition of "Obligations" appearing in Article 1 hereof on a pro rata basis determined in accordance with amounts owed with respect to the foregoing; third, to pay accrued but unpaid interest on the Revolving Credit Loans in accordance with the amount of outstanding Revolving Credit Loans owed to each Revolving Credit Lender; fourth, to pay the principal outstanding balance of the Revolving Credit Loans (with amounts payable to each Revolving Credit Lender to be determined in accordance with the amount of outstanding Revolving Credit Loans owed to such Revolving Credit Lender), to cash collateralize Letters of Credit in accordance with the terms of this Credit Agreement and to pay the Issuing Bank for all unreimbursed drawings under the Letters of Credit on a pro rata basis determined in accordance with amounts owed with respect to the foregoing; fifth, to pay accrued but unpaid interest on the Term Loans in accordance with the amount of outstanding Term Loans owed to each Lender; sixth, to pay the principal outstanding balance of the Tranche A Loans, the Tranche B Loans and the Tranche C Loans pro rata (to be applied in the inverse order of the maturity of such Loans within each tranche and with amounts payable to each Lender to be determined in accordance with the amount of outstanding Loans within each tranche owed to such Lender); and seventh, to pay the remainder of the Obligations or any other amounts then due under this Credit Agreement or any other Fundamental Document. All amounts to be paid to any Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall agree in writing from time to time.

     SECTION 12.3. Sharing of Setoffs and Cash Collateral. (a) Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, set off or counterclaim against any Credit Party (including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of Loans of any of the other Lenders then (a) if such Lender is a Revolving Credit Lender, it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Revolving Credit Lenders, a participation in the Revolving Credit Loans and Letters of Credit of such other Revolving Credit Lenders, so that the aggregate unpaid principal amount of each of the Revolving Credit Lender's Loans (and obligations with respect to Letters of Credit) and its participation in the Revolving Credit Loans (and obligations with respect to Letters of Credit) of the other Revolving Credit Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Loans


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


(and obligations with respect to Letters of Credit) then outstanding as the principal amount of its Revolving Credit Loans (and obligations with respect to Letters of Credit) prior to the obtaining of such payment was to the principal amount of all Revolving Credit Loans (and obligations with respect to Letters of Credit) outstanding prior to the obtaining of such payment, (b) if such Lender is a Term Lender and there are Revolving Loans (and obligations with respect to Letters of Credit) outstanding (other than obligations in which participations have been purchased pursuant to this Section), then such Lender shall promptly purchase at par and shall be deemed to have thereupon purchased a subordinated participation in such obligations in the amount of such payment (provided, that such Lender shall not be entitled to receive any payments in respect of such participation until all obligations in respect of the Revolving Credit Loans (and obligations with respect to Letters of Credit) in which participations have not been purchased pursuant to this Section shall have been paid in full) and shall pay over the amount received to the Administrative Agent for the ratable distribution to the Revolving Credit Lenders until all amounts owing in respect of Revolving Credit Loans (and obligations in respect of Letters of Credit) shall have been paid or purchased in full (and payments received in respect of such participation shall be subject to sharing pursuant to clause (c) below and
(c) if no Revolving Credit Loans (or obligations with respect to Letters of Credit) are outstanding other than Revolving Credit Loans (or obligations with respect to Letters of Credit) in which participations have been purchased pursuant to this Section, and if such Lender is a Term Lender, it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Term Lenders a participation in the Term Loans of such other Term Lenders, so that the aggregate unpaid principal amount of each of the Term Lender's Loans and its participation in Term Loans of the other Term Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans then outstanding as the principal amount of its Term Loans prior to the obtaining of such payment was to the principal amount of all Term Loans outstanding prior to the obtaining of such payment. Such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share any such payment pro rata; provided, that if all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery (without interest); provided, further, that notwithstanding anything to the contrary contained in this Section, (x) the Issuing Bank shall be entitled to retain any payments it receives in respect of unreimbursed amounts drawn under Letters of Credit as a result of exercising any right of setoff against the Cash Collateral Account, (y) the Hedging Bank shall be entitled to retain any payments it receives in respect of the Hedging Obligations as a result of exercising any right of setoff, and (z) any Cash Management Bank shall be entitled to retain any payments it receives in respect of Obligations of the type described in clause (a)(iii) of the definition of "Obligations" appearing in Article 1 hereof as a result of exercising any right of setoff. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, set off or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held such and was the original obligee on such Loan or on any note evidencing such Loan (if applicable), in the amount of such participation.


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


     (b) The Administrative Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all amounts received by the Administrative Agent for the account of a Defaulting Lender to the satisfaction of the unpaid obligations owing by such Defaulting Lender to the Administrative Agent, the Documentation Agent or the Issuing Bank and the rights of such Defaulting Lender with respect to all such amounts shall be subject and subordinate to the rights of the Administrative Agent, the Documentation Agent and the Issuing Bank, as the case may be, to be paid the amounts owing to it by such Defaulting Lender.

     SECTION 12.4. Notice to the Lenders. Upon receipt by the Administrative Agent or the Issuing Bank from any of the Credit Parties of any communication calling for an action on the part of the Lenders or the Revolving Credit Lenders, as the case may be, or upon written notice to the Administrative Agent of any Event of Default, the Administrative Agent or the Issuing Bank will in turn promptly inform the other Lenders or the Revolving Credit Lenders, as the case may be, in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

     SECTION 12.5. Liability of the Administrative Agent, Documentation Agent and the Issuing Bank. (a) The Administrative Agent, the Documentation Agent or the Issuing Bank, when acting on behalf of the Lenders (or in the case of the Administrative Agent, when acting on behalf of the Secured Parties), may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees, and neither the Administrative Agent, the Documentation Agent, the Issuing Bank nor their respective officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct as determined by a final order or judgment of a court of competent jurisdiction. The Administrative Agent, the Documentation Agent, the Issuing Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or the Required Revolving Lenders, as the case may be, or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Administrative Agent, the Documentation Agent, the Issuing Bank nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement, any other Fundamental Document or any related agreement, document or order, or for freedom of any of the Collateral or any of the Real Property Assets from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Fundamental Document, or any related agreement or document.


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


     (b) None of the Administrative Agent (in its capacity as agent for the Lenders), the Documentation Agent (in its capacity as agent for the Lenders), the Issuing Bank or any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any of the Lenders (other than Bank of America, N.A. in the case of the Administrative Agent or the Issuing Bank and Morgan Guaranty Trust Company of New York in the case of the Documentation Agent) of any of such Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith. No Lender nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any other Lender of such other Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith.

     (c) The Administrative Agent and the Documentation Agent, in each case, as agent for the Lenders hereunder, and the Issuing Bank shall be entitled to rely on any communication, instrument, or document believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

     SECTION 12.6. Reimbursement and Indemnification. Each of the Lenders agrees
(i) to reimburse the Administrative Agent and/or the Documentation Agent for such Lender's Pro Rata Share of any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents, employees, financial advisors and other professionals paid for services rendered on behalf of the Agents or the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by or on behalf of the Borrower and (ii) to indemnify and hold harmless the Administrative Agent, the Documentation Agent and any of their respective directors, officers, employees, or agents, on demand, in accordance with such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of any of the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under any of the Fundamental Documents or any related agreement or document, to the extent not reimbursed by or on behalf of the Borrower or any other Credit Party (except such as shall result from the gross negligence or willful misconduct as determined by a final order or judgment of a court of competent jurisdiction of the Person to be reimbursed, indemnified or held harmless, as applicable) and
(iii) to indemnify and hold harmless the Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of


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them in any way relating to or arising out of the issuance of any letters of credit or the failure to issue letters of credit if such failure or issuance was at the direction of the Required Revolving Lenders (except as shall result from the gross negligence or willful misconduct (as determined by a final order or judgment of a court of competent jurisdiction) of the Person to be reimbursed, indemnified or held harmless, as applicable). To the extent indemnification payments made by the Lenders pursuant to this Section 12.6 are subsequently recovered by the Administrative Agent, the Documentation Agent or the Issuing Bank from a Credit Party, the Administrative Agent, the Documentation Agent or the Issuing Bank, as applicable, will promptly refund such previously paid indemnity payments to the Lenders.

     SECTION 12.7. Rights of the Agents. It is understood and agreed that each of the Agents shall have the same duties, rights and powers as a Lender hereunder (including the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party or Affiliate thereof, as though it were not the Administrative Agent or the Documentation Agent (as applicable) or the Issuing Bank under this Credit Agreement and the other Fundamental Documents.

     SECTION 12.8. Independent Investigation by Lenders. Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and the other Fundamental Documents, to convert and continue the Existing Loans, to make the Revolving Credit Loans and to participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that neither the Administrative Agent, the Documentation Agent nor the Issuing Bank shall bear any responsibility therefor.

     SECTION 12.9. Agreement of the Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent or the Documentation Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13.11 hereof.

     SECTION 12.10. Notice of Transfer. The Administrative Agent, the Documentation Agent and the Issuing Bank may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and shall have become effective in accordance with Section 13.3 hereof.

     SECTION 12.11. Relations Among Lenders. Each Lender in its capacity as a Lender hereunder agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower or any other Credit Party hereunder or under any other


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Fundamental Document, or with respect to any Collateral or any Real Property
Asset, it being understood and agreed that all such actions are to be taken by the Administrative Agent on behalf of the Lenders. Without limiting the generality of the foregoing, no Lender may unilaterally terminate its Revolving Credit Commitment or accelerate, or otherwise enforce or seek to enforce any rights or remedies with respect to, any Loans or other Obligations owed to it, except statutory or common law rights of banker's liens and setoff with respect to accounts maintained with such Lender.

     SECTION 12.12. Successor Administrative Agent or Documentation Agent. The Administrative Agent or the Documentation Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent or the retiring Documentation Agent (as applicable) shall promptly appoint a successor agent from among the Lenders which successor shall be experienced and sophisticated in lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders, the Issuing Bank and the Borrower; provided, however, that such approval by the Borrower shall not be required at any time when an Event of Default is continuing. If no successor agent shall have been so appointed by the retiring Administrative Agent or the retiring Documentation Agent (as applicable) and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, the Borrower may appoint a successor agent (provided that such successor is experienced and sophisticated in lending and reasonably acceptable to the Required Lenders and the Issuing Bank), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $250,000,000 and shall be experienced and sophisticated in lending. Upon the acceptance of any appointment as Administrative Agent or Documentation Agent (as applicable) hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or the retiring Documentation Agent (as applicable), and the retiring Administrative Agent or the retiring Documentation Agent (as applicable) shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's or retiring Documentation Agent's (as applicable) resignation hereunder as Administrative Agent or Documentation Agent (as applicable), the provisions of this Article 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Documentation Agent (as applicable) under this Credit Agreement and the other Fundamental Documents.

     SECTION 12.13. Tenant's Quiet Enjoyment. Upon the written request of Borrower, the Administrative Agent shall deliver a subordination, non-disturbance and attornment agreement, in favor of the lessee under any lease of Real Property Assets, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, pursuant to which agreement the Administrative Agent shall agree (to the extent required by the applicable lease or sublease) (a) to give the tenant or subtenant thereunder the same notice, if any, given to


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


the Borrower of any default or acceleration of any obligation underlying the applicable Mortgage or any sale in foreclosure under such Mortgage, (b) to permit the tenant or subtenant thereunder to cure any such default on the Borrower's behalf within any applicable cure period, (c) to permit the tenant or subtenant thereunder to appear by its representative and to bid at any sale in foreclosure made with respect to the applicable Mortgage and (d) subject to the terms to be included in the applicable subordination, non-disturbance and attornment agreement, not to disturb the aforesaid tenant's or subtenant's possession so long as it is not in default in performing its obligations under such lease or sublease.

     SECTION 12.14. Lender Payments. (a) Except as otherwise provided herein, all payments by any Lender hereunder shall be made to the Administrative Agent at the office of Bank of America, N.A., 101 North Tryon, Charlotte, NC 28255, NC1-001-1504; Attention: Credit Services (wiring information: ABA053000196; Acct. No. 1366212250600, Account Name: Credit Services; Ref: Ventas Realty, Limited Partnership) not later than 1:00 p.m., Eastern time. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

     (b) If the Administrative Agent, the Issuing Bank or any Secured Party is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under any Debtor Relief Law, any portion of a payment made by the Borrower, each Secured Party shall, on demand of the Administrative Agent, return its share of the amount to be returned which is received by the applicable Secured Party, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

13. MISCELLANEOUS

     SECTION 13.1. Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed, (a) if to the Administrative Agent, or Bank of America, N.A., to it at 901 Main Street, 66th floor, TX1-492-66-01, Dallas, TX 75202, Attn: Jay Wampler, Facsimile No.:
214-209-3533 with a copy to Bank of America, N.A., 101 North Tryon, Charlotte, NC 28255, NC1-001-1504, Attn: Credit Services, Facsimile No.: 704-409-0023, with a courtesy copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, Attn: Margot B. Schonholtz, Esq., Facsimile No.: 212-309-6273, or (b) if to the Issuing Bank, to it at Trade Operations-Los Angeles #226521, 333 S. Beaudry Avenue, 19th Floor, Mail Code: CA9-19-23, Los Angeles, CA 90017-1466,
Attn: Sandra Leon, Facsimile No: 213-345-6694, or (c) if to the Documentation Agent or Morgan Guaranty Trust Company of New York, to it at 60 Wall Street, New York, NY 10260, Attn: Anna Marie Fallon, Facsimile No.: 212-648-5005 with a courtesy copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, Attn: Margot B. Schonholtz, Esq., Facsimile No.: 212-309-6273, or (d) if to any Credit


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


Party to it at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642,
Attn: General Counsel, Facsimile No.: 502-357-9001, with a courtesy copy to Maurice M. Lefkort, Esq., Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019-6099, Facsimile No.: 212-728-8111 or (e) if to a Lender, to it at its address set forth on its signature page hereto, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of any Person giving notice pursuant to this
Section 13.1 to provide a courtesy copy to a party as provided herein shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given (x) on the date of receipt, when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (y) when delivered, if delivered by hand or overnight courier service or
(z) when receipt is acknowledged, if by facsimile communications equipment, in each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

     (b) No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 13.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by any of the Credit Parties herein, in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the execution and delivery of this Credit Agreement, the conversion and continuation of the Existing Loans, the making of the Revolving Credit Loans and the issuance of the Letters of Credit herein contemplated and the execution and delivery of any notes evidencing any Loan hereunder regardless of any investigation made by the Administrative Agent, the Documentation Agent, the Issuing Bank or the Lenders or on their behalf. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

     SECTION 13.3. Successors and Assigns; Syndications; Loan Sales; Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that neither the Borrower nor any other Credit Party may assign its rights hereunder without the prior written consent of the Administrative Agent, the Documentation Agent, the Issuing Bank and all of the Lenders, and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders.


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     (b) Each of the Lenders may (but only with the prior written consent of the
Agents and the Borrower and in the case of an assignment of a Revolving Credit Commitment and/or Revolving Loans, the Issuing Bank, which consent in each case shall not be unreasonably withheld and which consent by the Borrower shall not be required if at the time of the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing) assign to one or more Lenders or an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Term Loans at the time owing to it, any note held by it evidencing such Loans, or all or a portion of its Revolving Credit Commitment and the same portion of all Revolving Credit Loans at the time owing to it, any notes held by it evidencing its Revolving Credit Loans and its obligations with regard to Letters of Credit); provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interests, rights and obligations under this Credit Agreement, (ii) each assignment shall
(x) in the case of a Revolving Credit Loan, be in a minimum Revolving Credit Commitment amount of $5,000,000 (or such lesser amount as shall equal any Lender's entire Revolving Credit Commitment or Revolving Credit Loan), or (y) in the case of a Term Loan, be in a minimum Term Loan amount of $5,000,000 (or such lesser amount as shall equal any Lender's entire Term Loan), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit A hereto, together with the assigning Lender's original note (if any) evidencing the Loans being assigned and a processing and recordation fee of $3,500 (which fee shall also be payable in the case of assignments to Affiliates of assigning Lenders or from an assigning Lender to another Lender or to a Related Fund hereunder) to be paid to the Administrative Agent by the assigning Lender or the assignee and (v) if the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to the exemption from deduction or withholding of any United States federal income taxes in accordance with Section
2.14. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Administrative Agent) be earlier than five (5) Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrower due to any such breach. In the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto. It shall not be necessary for any Lender to sell the same percentage of its Revolving Credit Commitment and Revolving Credit Loans and its


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Term Loans (as the case may be) (although each such percentage of its Revolving
Credit Commitment and Revolving Credit Loans and its Term Loans must be a constant, not varying percentage). It is hereby agreed that nothing shall prohibit a Lender from separately assigning all or a portion of its Term Loans within a particular tranche without assigning its Loans in a different tranche (provided, that any such assignment shall be subject to the provisions of this Section 13.3 in all respects).

     (c) Each Lender, in accordance with Section 13.3(b), may at any time make an assignment of its interests, rights and obligations under this Credit Agreement, (i) without the consent of the Agents, the Issuing Bank or the Borrower to any Affiliate of such Lender or (ii) with the prior written consent of the Agents and the Borrower, and, in the case of an assignment of a Revolving Credit Commitment and/or Revolving Loans, the Issuing Bank, which consent shall not be unreasonably withheld and which consent by the Borrower shall not be required if at the time of the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing, to any other Lender hereunder; provided, that with respect to any assignment to another Lender hereunder (x) the assigning Lender shall have been a Lender hereunder for a period of at least 120 days and (y) in the case of an assignment of a Term Loan, be in a minimum Term Loan amount of $1,000,000 (or such lesser amount as shall equal any Lender's entire Term Loan). Any such assignment to any Affiliate of the assigning Lender or to a Related Fund shall not be subject to the requirement of
Section 13.3(b), that the amount of (x) the Revolving Credit Commitment and Revolving Credit Loans of the assigning Lender subject to each assignment be in a minimum principal amount of $5,000,000 and (y) the Term Loans of the assigning Lender subject to each assignment be in a minimum principal amount of $5,000,000 and any such assignment to any Affiliate of the assigning Lender or to a Related Fund shall not release the assigning Lender from its remaining obligations hereunder, if any.

     (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their respective obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(c) (or if none of such financial statements shall have then been delivered, then copies of the


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


financial statements referred to in Section 3.7 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Administrative Agent, the Issuing Bank, the Documentation Agent, any other Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement or any of the other Fundamental Documents or any other instrument or document furnished pursuant thereto; (v) such assignee appoints and authorizes the Administrative Agent, the Documentation Agent and the Issuing Bank to take such action as agent(s) on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent, the Documentation Agent or the Issuing Bank (as applicable) by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and the other Fundamental Documents and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement and the other Fundamental Documents are required to be performed by it as a Lender.

     (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by any Credit Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the assigning Lender's original note (if any) evidencing the Loans being assigned thereby, the processing and recordation fee, and evidence of the Agents' and the Borrower's written consent to such assignment (as required), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for any surrendered note, a new note to the order of such assignee in an amount equal to the Revolving Credit Commitment or the principal amount of the applicable Term Loan (as appropriate) assumed by the assignee Lender pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Revolving Credit Commitment or any portion of the applicable Term Loan (as appropriate) hereunder, a new note to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or the principal amount of the


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


applicable Term Loan (as appropriate) retained by it hereunder. Such new notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered note (or if applicable, the outstanding principal amount of the applicable Loan owed to the assigning Lender immediately preceding the relevant assignment), shall be dated the date of the surrendered note and shall otherwise be in substantially the form of the surrendered note.

     (g) Each of the Lenders may, without the consent of any of the Credit Parties or either of the Agents, the Issuing Bank or the other Lenders, sell participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Term Loans at the time owing to it and any note held by it evidencing such Loans, or all or a portion of its Revolving Credit Commitment and the same portion of all Revolving Credit Loans at the time owing to it and any notes held by it evidencing its Revolving Credit Loans and its participation in Letters of Credit); provided, however, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement, except that such participant may be granted voting rights (or a right to control the vote of such Lender under this Credit Agreement) with respect to (A) proposed decreases to interest rates or fees, (B) subject to Section 13.11 hereof, changes to the amount of the Revolving Credit Commitments (except for a ratable decrease in the Total Revolving Credit Commitment of all Lenders holding Revolving Credit Commitments), (C) final maturity of any Loan and fees (in each case, as applicable to such participant), (D) releases of all or substantially all the Collateral and the Real Property Assets and (E) any release of Ventas as a Guarantor hereunder, (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.11, 2.12, 2.13, 2.17 and 12.3 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive and (v) the Credit Parties, the Administrative Agent, the Documentation Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement.

     (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any of the Credit Parties furnished to the Administrative Agent, the Documentation Agent, the Issuing Bank or such Lender by or on behalf of the Borrower or any other Credit Party; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 13.17 hereof.

     (i) Any assignment pursuant to paragraph (b) or (c) of this Section 13.3 shall constitute an amendment of the Schedule of Outstanding Term Loans and Revolving Credit Commitments as of the effective date of such assignment.


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     SECTION 13.4. Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Documentation Agent in connection with, or arising out of, the performance of due diligence, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the making of the Revolving Credit Loans and the issuance of the Letters of Credit, the Collateral, any Real Property Asset or any Fundamental Document, including but not limited to, the reasonable out-of-pocket fees and disbursements of outside legal counsel and of out-of-pocket costs and internally allocated charges of audit or field examinations of the Administrative Agent and the Documentation Agent in connection with the administration of this Credit Agreement, the verification of financial data or the transactions contemplated hereby, and the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Agents and Conway, Del Genio, Gries & Co., LLP, financial advisors to Morgan, Lewis & Bockius LLP and any other counsel that either of the Agents shall retain, (b) all reasonable out-of-pocket expenses incurred by the individual members of the steering committee in connection with, or arising out of, the performance of due diligence, the negotiation, preparation, execution, and delivery of this Credit Agreement and any other documentation contemplated hereby; provided, however, that the aggregate amount of such out-of-pocket expenses of all of the individual steering committee members shall not exceed $150,000, and (c) if an Event of Default occurs, and subject to Section 12.11, all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, the Documentation Agent or any Lender in the enforcement or protection (as distinguished from administration) of the rights and remedies of the Agents, the Issuing Bank or the Lenders in connection with this Credit Agreement, the other Fundamental Documents, the Letters of Credit or any notes evidencing the Loans hereunder, or as a result of any transaction, action or non-action arising from any of the foregoing, including but not limited to, the reasonable fees and disbursements of any counsel for either of the Agents, the Issuing Bank or the Lenders. Such payments shall be made on the date this Credit Agreement is executed by the Borrower and thereafter shall be due upon receipt of invoices but payable no later than thirty (30) days after receipt. The Borrower agrees that it shall indemnify the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any U.S. Governmental Authority by reason of the execution and delivery of this Credit Agreement or any notes evidencing any of the Loans hereunder or the issuance of Letters of Credit. The obligations of the Borrower under this Section shall survive the Bank Credit Termination Date, the termination of this Credit Agreement, the payment of the Loans and/or the expiration of the Letters of Credit.

     SECTION 13.5. Indemnity. The Borrower agrees to indemnify and hold harmless the Agents and the Lenders, their respective directors, officers, employees, trustees, investment advisors and agents, and any professionals retained by them and, in addition, in connection with matters relating to a Letter of Credit, the Issuing Bank and its directors, officers, employees, trustees, investment advisors and agents (each an "Indemnified Party") (to the full extent permitted by Applicable Law) from and against any and all claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of any Fundamental Document or the use of the proceeds of any Loans hereunder or the issuance of any Letter of Credit or the consummation of any other transaction contemplated in any Fundamental Document, including, without limitation, the reasonable fees and disbursements of outside counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Party to the extent incurred (x) by reason of the gross negligence or willful misconduct, as determined by a final order or judgment of a court of competent jurisdiction, of such Indemnified Party, or (y) in any litigation in which the Indemnified Party and one or more Credit Parties are adverse to each other, and in which the Credit Parties prevail on their claims and the Indemnified Party does not prevail on its defenses or its counterclaims interposed in such litigation). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable fees and expenses. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the employment of such separate counsel has been specifically authorized by the Borrower or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Borrower and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or in addition to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnified Party). At any time after the Borrower has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Borrower, such Indemnified Party may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by one of the Agents or the Issuing Bank or by any other Person either against one of the Agents, the Issuing Bank or the Lenders or in connection with which any officer or employee of one of the Agents, the Issuing Bank or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Agents and any out-of-pocket costs incurred by the Administrative Agent, the Documentation Agent, the Issuing Bank or the Lenders in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Borrower under this Section 13.5 shall survive the Bank Credit Termination Date, the termination of this Credit Agreement, the payment of the Loans and/or the expiration or termination of the Letters of Credit and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and its Revolving Credit Commitment hereunder.

     Subject to the terms hereof, the restrictions on any such action contained in the leases for the Real Property Assets and the Borrower's ability to enforce any lease for any Real Property Asset in a commercially reasonable manner, if a Credit Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Fundamental Document, or any representation or warranty of a Credit Party shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at a rate per annum set forth in Section 2.9(a)(iii) from time to time in effect from the date advanced to the date of repayment.

     SECTION 13.6. CHOICE OF LAW. THIS CREDIT AGREEMENT, THE OTHER FUNDAMENTAL DOCUMENTS AND ANY NOTE EVIDENCING ANY OF THE LOANS HEREUNDER SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGE FILED IN A JURISDICTION OUTSIDE THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH MORTGAGE WAS FILED SHALL APPLY.

     SECTION 13.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.7 WITH ANY

COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     SECTION 13.8. WAIVER WITH RESPECT TO DAMAGES. EACH CREDIT PARTY ACKNOWLEDGES THAT NEITHER THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ISSUING BANK NOR ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY CREDIT PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ISSUING BANK AND THE LENDERS, ON THE ONE HAND, AND THE CREDIT PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ISSUING BANK AND THE LENDERS ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT OR PUNITIVE DAMAGES (AS OPPOSED TO CONSEQUENTIAL OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 13.9. No Waiver. No failure on the part of the Administrative Agent, the Documentation Agent, the Issuing Bank or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under any note evidencing any Loan hereunder, with regard to any Letter of Credit, or any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 13.10. Extension of Payment Date. Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on any of the Loans or any other amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 13.11. Amendments, etc. Unless otherwise specifically provided herein, any provision of this Credit Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Credit Parties and the Required Lenders (and, if the rights or duties of either of the Agents are affected thereby, by the applicable Agent);

provided that if such amendment or waiver affects only the Lenders holding Tranche A Loans, Tranche B Loans, Tranche C Loans or Revolving Credit Loans (or Revolving Credit Commitments), as applicable, then only Lenders holding more than 50% of the Loans in the applicable Tranche (or the Revolving Credit Commitments, if applicable) shall be required to sign such amendment or waiver; provided, further, that no such amendment or waiver shall (i) increase or decrease the Revolving Credit Commitment of any Revolving Credit Lender (except for a ratable decrease in the Total Revolving Credit Commitment of all Lenders holding Revolving Credit Commitments), without the prior written consent of such Revolving Credit Lender, (ii) reduce the principal of, or rate of interest on, any Loan or any fees specified herein, due to a Lender without the prior written consent of such Lender, (iii) postpone the date fixed for any payment of principal of, or interest on, any Loan or any fees hereunder due to a Lender or for any reduction or termination of the Total Revolving Credit Commitment of a Lender, without the prior written consent of each such Lender, (iv) increase the amount of the Tranche A Loans, the Tranche B Loans, the Tranche C Loans or the Revolving Credit Loans of a Lender, without the prior written consent of such Lender, (v) decrease any amount payable to a Lender pursuant to the provisions of Section 2.8 or Section 12.2 hereof, without the prior written consent of each such Lender, (vi) release Ventas from its obligations hereunder or otherwise release all or substantially all of the Collateral and the Real Property Assets from the Liens created by the Fundamental Documents (except as expressly permitted hereby), without the prior written consent of all the Lenders, (vii) amend or modify the provisions of this Section 13.11, without the prior written consent of all the Lenders or (viii) amend the definition of "Required Lenders," without the prior written consent of all the Lenders. No such amendment, modification, waiver or consent shall amend Section 2.17 hereof or adversely affect the rights and obligations of an Agent or the Issuing Bank hereunder without their prior written consent. Notwithstanding the other provisions set forth in this Section 13.11, upon the request of the Borrower, one or more Revolving Credit Lenders may in their sole discretion extend their Revolving Credit Commitment hereunder beyond the then existing Revolving Credit Commitment Termination Date and may increase their Revolving Credit Commitment following the then existing Revolving Credit Commitment Termination Date, all on mutually agreeable terms and with the same rights with regard to the Collateral and the Real Property Assets as are in existence on the Closing Date; provided that no Revolving Credit Lender may increase its Revolving Credit Commitment pursuant to this sentence so that the Total Revolving Credit Commitment exceeds $25,000,000. Each holder of a Loan, a Revolving Credit Commitment or a note evidencing any Loan hereunder shall be bound by any amendment, modification, waiver or consent authorized as provided herein (whether or not any applicable note shall have been marked to indicate such amendment, modification, waiver or consent); and any consent by any holder of a Loan, a Revolving Credit Commitment or a note shall bind any Person subsequently acquiring such Loan, Revolving Credit Commitment or note (whether or not any applicable note is so marked).

     If a condition to Borrowing or the issuance of a Letter of Credit hereunder is not satisfied or some other event occurs that would prohibit the Borrower from borrowing or receiving a Letter of Credit hereunder, then in order to waive such condition or consent to such event, the consent of the Required Revolving Lenders (as a separate group) shall be required in addition to any other consent required pursuant this Credit Agreement.

     Notwithstanding the foregoing provisions of this Section 13.11 or anything to the contrary contained in this Credit Agreement, any Lender which has requested that it not receive material, non-public information concerning the Borrower or any of the other Credit Parties and which is therefore unable or unwilling to vote with respect to an issue arising under this Credit Agreement will agree to vote and will be deemed to have voted its Credit Exposure under this Credit Agreement pro rata in accordance with the percentage of Credit Exposure voted in favor of, and the percentage of Credit Exposure voted against, any such issue under this Credit Agreement.

     If the Borrower shall have requested a waiver, consent, or amendment from the Lenders of any of the matters described in clauses (i) through (vii) of
Section 13.11, and the Borrower shall have received such waiver, consent, or amendment from Lenders holding greater than 50% of the Total Credit Exposure (or in the case of such a waiver, consent or amendment relating to a single Tranche, greater than 50% of the Total Credit Exposure with respect to such Tranche), then with respect to any Lender that has not consented (the "Non-Consenting Lenders"), the Borrower may, upon at least five (5) Business Days' prior written or facsimile notice to such Lender and the Agents, identify to the Agents a Purchasing Lender which will purchase (for an amount, in immediately available funds, equal to the principal amount of outstanding Loans payable to such Non-Consenting Lender, plus all accrued but unpaid interest and fees payable to such Non-Consenting Lender) the Revolving Credit Commitment (if applicable) and the amount of outstanding Loans from the Non-Consenting Lender, and such Non-Consenting Lender shall thereupon assign its Revolving Credit Commitment (if applicable) and any Loans owing to such Non-Consenting Lender, and any notes held by such Non-Consenting Lender to such Purchasing Lender pursuant to Section
13.3 hereof; provided that the consent of the Agents required pursuant to
Section 13.3 shall not be unreasonably withheld.

     SECTION 13.12. Severability. Any provision of this Credit Agreement or of any note evidencing any Loan hereunder which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 13.13. VENUE; SERVICE OF PROCESS. EACH PARTY HERETO (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT

(INCLUDING, BUT NOT LIMITED TO, THE LETTERS OF CREDIT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF). EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 13.1 HEREOF. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER SUBMITTING PARTIES. FINAL JUDGMENT AGAINST ANY SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

     SECTION 13.14. Headings. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

     SECTION 13.15. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Credit Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Credit Agreement.

     SECTION 13.16. Subordination of Intercompany Indebtedness, Receivables and Advances. (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness, receivable or advance shall be made (i) except intercompany receivables and intercompany advances permitted pursuant to the terms hereof may be repaid and intercompany Indebtedness permitted pursuant to the terms hereof may be repaid, in each case so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by the Agents and the Required Lenders in writing, until the prior payment in full of all the Obligations, termination of the Revolving Credit Commitments and the expiration and/or termination of all Letters of Credit (or the cash collateralization of the outstanding Letters of Credit in an amount equal to 102% of the then current L/C Exposure).

     (b) In the event that any payment on any such Indebtedness shall be received by such Credit Party other than as permitted by Section 13.16(a) before payment in full of all Obligations, termination of the Revolving Credit Commitments and the expiration and/or termination of all Letters of Credit (or the cash collateralization of the outstanding Letters of Credit in an amount equal to 102% of the then current L/C Exposure), such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent on behalf of the Secured Parties all such sums to the extent necessary so that the Secured Parties shall have been paid all Obligations owed or which may become owing.

     SECTION 13.17. Confidentiality. Each of the Lenders understands that some of the information furnished to it pursuant to this Credit Agreement may be received by it prior to the time that such information shall have been made public, and each of the Lenders hereby agrees that it will keep all the information received by it in connection with this Credit Agreement confidential except that a Lender shall be permitted to disclose information (i) to such of its officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investment advisors, lawyers and affiliates as need to know such information in connection with this Credit Agreement or any other Fundamental Document; (ii) to a proposed assignee or participant in accordance with Section 13.3(h) hereof; (iii) to the extent required by Applicable Law and regulations or by any subpoena or other legal process (in any which event such Lender shall promptly notify the Borrower to the extent not prohibited by Applicable Law); (iv) to the extent requested by any bank regulatory authority or other regulatory authority; (v) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to such Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates, which source is not known to such Lender to be prohibited from transmitting the information to such Lender by any contractual or other obligation to the Borrower or (C) was available to such Lender on a nonconfidential basis prior to its disclosure to such Lender; (vi) to the extent the Borrower shall have consented to such disclosure in writing; or (vii) in connection with the servicing of the Loans hereunder, in protecting or enforcing any rights and/or remedies in connection with any Fundamental Document or in any proceeding in connection with any Fundamental Document or any of the transactions contemplated thereby.

     SECTION 13.18. Entire Agreement. This Credit Agreement (including the Exhibits and Schedules hereto) represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letters) prior to the execution of this Credit Agreement which relate to Loans to be made or Letters of Credit to be issued hereunder shall be replaced by the terms of this Credit Agreement.

     SECTION 13.19. Release. As additional consideration for the agreement by the Agents, the Issuing Bank and the Lenders to enter into this Credit Agreement, for the Issuing Bank, to issue Letters of Credit, for the Lenders to convert and continue the Existing Loans as provided herein and for the Revolving Credit Lenders to make the Revolving Credit Loans to the Borrower and to participate in Letters of Credit, upon the terms and conditions provided herein, each Credit Party hereby releases and discharges each of the Agents, the Issuing Bank each Lender (in its capacity as Lender to Ventas or its predecessors) and its subsidiaries, affiliates and parent companies, and its present and former shareholders, directors, officers, employees, agents, attorneys, advisors, consultants, trustees, investment advisors and representatives, together with their respective predecessors, successors and assigns, from any and all actions, causes of action, suits, proceedings, debts, dues, sums of money, accounts, accountings, reckonings, demands, losses, claims, damages, liabilities, acts, omissions, misfeasances, malfeasances, breaches of contract, breaches of duties, breaches of relationships, deficiencies, expenses and all other controversies of every type, kind, nature or description whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, from the beginning of the world through the Closing Date arising from or relating in any way, directly or indirectly to any and all transactions, relationships or dealings arising from or relating in any way, directly or indirectly, to the Prior Credit Agreement, any agreement prior to the Prior Credit Agreement pursuant to which any credit accommodation was made to any Credit Party by a Lender, and any and all instruments or agreements executed or delivered in connection with any of the foregoing.

     SECTION 13.20. Enforcement of Rights; No Obligation to Marshall Assets. In enforcing any rights under this Credit Agreement or any other Fundamental Document, neither the Administrative Agent nor any of the other Secured Parties shall be required to resort to any particular security, right or remedy through foreclosure or otherwise, or to proceed in any particular order of priority, or to otherwise act or refrain from acting; and, to the extent permitted by Applicable Law, each Credit Party hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

     SECTION 13.21. Reproduction of Documents. The Credit Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Fundamental Documents; and (c) financial statements, certificates, and other information previously or hereafter furnished to either of the Agents, the Issuing Bank or any Lender may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by applicable law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                              BORROWER:

                              VENTAS REALTY, LIMITED PARTNERSHIP
                              By: Ventas, Inc., its General Partner

                              By: /s/ Debra A. Cafaro
                                  ------------------------------
                                  Name:  Debra A. Cafaro
                                  Title: Chief Executive Officer
                                  Website address:


                              GUARANTORS:

                              VENTAS, INC.

                              By: /s/ Debra A. Cafaro
                                  ------------------------------
                                  Name:  Debra A. Cafaro
                                  Title: Chief Executive Officer


                              VENTAS LP REALTY, L.L.C.
                              By:  Ventas, Inc., its Sole Member

                              By: /s/ Debra A. Cafaro
                                  ------------------------------
                                  Name:  Debra A. Cafaro
                                  Title: Chief Executive Officer

                              LENDERS:

                              BANK OF AMERICA, NA,
                              individually, as Issuing Bank and as the Administrative Agent

                              By: /s/ Jay T. Wampler
                                  ------------------------------
                                  Name:  Jay T. Wampler
                                  Title: Managing Director
                                  Notice Address: TX1-492-66-01
                                                  901 Main Street - 66th Floor
                                                  Dallas, TX  75202
                                  Attention:      Jay Wampler
                                  Facsimile No.:  214-209-3533

                              Credit Contact and Notice Address:

                                  101 North Tryon
                                  Charlotte, NC  28255
                                  NC1-001-1504
                                  Attn:  Credit Services
                                  Facsimile No.: 704-409-0023

                              Address for Issuing Bank:

                                  Trade Operations - Los Angeles #226521
                                  333 S. Beaudry Avenue, 19th Floor
                                  Mail Code:  CA9-19-23
                                  Los Angeles, CA  90017-1466

                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, individually and as Documentation
                              Agent

                              By: /s/ Anna Marie Fallon
                                  ------------------------------
                                  Name:  Anna Marie Fallon
                                  Title: Vice President
                                  Address:       60 Wall Street
                                                 New York, NY  10260
                                  Attention:     Anna Marie Fallon
                                  Facsimile No.: 212-648-5005


                              AG CAPITAL FUNDING PARTNERS, L.P.
                              By: Angelo, Gordon & Co., L.P.,
                                  as Investment Adviser

                              By: /s/ Jeffrey H. Aronson
                                  ------------------------------
                                  Name:  Jeffrey H. Aronson
                                  Title: Authorized Signatory
                                  Address:       c/o Angelo, Gordon & Co, LP
                                                 245 Park Avenue - 26th Floor
                                                 New York, NY  10167
                                  Attention:     Marnie Gordon
                                  Facsimile No.: 212-867-6395

                              AMSOUTH BANK OF ALABAMA

                              By: /s/ Samuel Ballesteros, SVP
                                  ------------------------------
                                  Name:  Samuel Ballesteros
                                  Title: Senior Vice President
                                  Address:       1900 5th Avenue North
                                                 Birmingham, AL  35203
                                  Attention:     Carl M. Ferris
                                  Facsimile No.: 205-801-0745

                              APPALOOSA INVESTMENT LIMITED
                              PARTNERSHIP I

                              By: /s/ James E. Bolin
                                  ------------------------------
                                  Name:  James E. Bolin
                                  Title: Vice President
                                  Address:       26 Main Street
                                                 1st Floor
                                                 Chatham, NJ  07928
                                  Attention:     James Bolin
                                  Facsimile No.: 973-701-7309


                              BANK OF LOUISVILLE

                              By: /s/ John Z. Barr
                                  ------------------------------
                                  Name:  John Z. Barr
                                  Title: Senior Vice President
                                  Address:       500 West Broadway
                                                 Louisville, KY  40202
                                  Attention:     John Barr
                                  Facsimile No.: 502-562-6990\


                              THE BANK OF NEW YORK AS TRUSTEE ON
                              BEHALF OF NATS LOAN TRUST 14 AND NOT
                              IN ITS INDIVIDUAL CAPACITY

                              By: /s/ Betty A. Cocozza
                                  ------------------------------
                                  Name:  Betty A. Cocozza
                                  Title: Vice President
                                  Address:       1 East 4th Street - 3rd Floor
                                                 Cincinnati, OH  45202
                                  Attention:     David P. Meyer
                                  Facsimile No.: 513-579-2910

                              BANKERS TRUST

                              By: /s/ Peter Schellbach
                                  ------------------------------
                                  Name:  Peter Schellbach
                                  Title: Vice President
                                  Address:       31 West 52nd St., 3rd Floor
                                                 New York, NY  10019
                                  Attention:     Thomas Fitzgerald
                                  Facsimile No.: 212-469-2884


                              BEAR, STEARNS & CO. INC.

                              By: /s/ Gregory A. Hanley
                                  ------------------------------
                                  Name:  Gregory A. Hanley
                                  Title: Senior Managing Director
                                  Address:       245 Park Avenue
                                                 New York, NY  10167
                                  Attention:     Paul Marhan/Laura Torrado, Esq.
                                  Facsimile No.: 212-272-8629/212-272-6161


                              CHASE SECURITIES INC. as agent for
                              THE CHASE MANHATTAN BANK

                              By: /s/ Eric Rosen
                                  ------------------------------
                                  Name:  Eric Rosen
                                  Title: Managing Director
                                  Address:       1 Chase Manhattan Plaza
                                                 New York, NY  10008
                                  Attention:     Kenitta Joseph
                                  Facsimile No.: 212-552-7389

                              COMERICA BANK

                              By: /s/ John F. Regan
                                  ------------------------------
                                  Name:  John F. Regan
                                  Title: Vice President
                                  Address:       500 Woodward Avenue
                                                 MC 3205
                                                 Detroit, MI  48226
                                  Attention:     John Regan
                                  Facsimile No.: 313-222-5706


                              CREDIT LYONNAIS  NEW YORK BRANCH

                              By: /s/ Alan P. Sidrane
                                  ------------------------------
                                  Name:  Alan P. Sidrane
                                  Title: Senior Vice President
                                  Address:       1301 Avenue of the Americas
                                                 New York, NY  10019
                                  Attention:     Alan P. Sidrane
                                  Facsimile No.: 212-261-3259


                              BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.

                              By: /s/ John G. Taylor
                                  ------------------------------
                                  Name:  John G. Taylor
                                  Title: Vice President


                              By: /s/ Robert M. Biringer
                                  ------------------------------
                                  Name:  Robert M. Biringer
                                  Title: Executive Vice President
                                  Address:       Two Ravinia Drive
                                                 Suite 1680
                                                 Atlanta, GA  30346
                                  Attention:     John G. Taylor
                                  Facsimile No.: 770-390-1851

                              DELANO COMPANY
                              By: Pacific Investment Management Company, as its
                                  Investment Advisor

                              By: /s/ Raymond Kennedy
                                  ------------------------------
                                  Name:  Raymond Kennedy
                                  Title: Senior Vice President
                                  Address:       c/o Pacific Investment
                                                 Management Company
                                                 840 Newport Center Drive
                                                 Newport Beach, CA  92658
                                  Attention:     Melissa Fejdasz
                                  Facsimile No.: 949-718-2623


                              DEPARTMENT OF PENSIONS
                              CITY OF LOS ANGELES
                              By: Magten Asset Management Corporation
                                  as its investment advisor

                              By: /s/ Robert J. Capozzi
                                  ------------------------------
                                  Name:  Robert J. Capozzi
                                  Title: Managing Director
                                  Address:       c/o Magten Asset Management
                                                   Corp.
                                                 35 East 21st Street
                                                 New York, NY  10010
                                  Attention:     Robert J. Capozzi
                                  Facsimile No.: 212-505-0484

                              FC CBO II LTD (BANK OF MONTREAL)

                              By: /s/ E.J. Thompson
                                  ------------------------------
                                  Name:  E.J. Thompson
                                  Title: Secretary
                                  Address:       Bank of Montreal
                                                 First Canadian Place
                                                 Toronto, Ontario M5X1A1
                                  Attention:     Sadhana Valia
                                  Facsimile No.: 416-359-5155


                              FERNWOOD ASSOCIATES LP

                              By: /s/ Thomas P. Burger
                                  ------------------------------
                                  Name:  Thomas P. Burger
                                  Title: Managing Director
                                  Address:       c/o Intermarket Corporation
                                                 667 Madison Avenue
                                                 New York, NY  10021
                                  Attention:     Jay Teevan
                                  Facsimile No.: 212-832-4997


                              FIRST AMERICAN NATIONAL BANK

                              By: /s/ Samuel M. Ballesteros
                                  ------------------------------
                                  Name:  Samuel M. Ballesteros
                                  Title: Senior Vice President
                                  Address:       First American Center
                                                 315 Deaderick Street -
                                                   10th Floor
                                                 Nashville, TN  37238-1051
                                  Attention:     Samuel M. Ballesteros
                                  Facsimile No.: 615-736-6633

                              FIRST DOMINION FUNDING I

                              By: /s/ Michael A. Monteleone
                                  ------------------------------
                                  Name:  Michael A. Monteleone
                                  Title: Managing Director
                                  Address:       1330 Avenue of the Americas
                                                 37th Floor
                                                 New York, NY  10019
                                  Attention:     Andrew Marshak
                                  Facsimile No.: 212-603-8505


                              FIRSTAR BANK N.A. (STAR BANK)

                              By: /s/ Stephen J. Jones
                                  ------------------------------
                                  Name:  Stephen J. Jones
                                  Title: Vice President
                                  Address:       425 Walnut Street, M6 8025
                                                 8th Floor
                                                 Cincinnati, OH  45202
                                  Attention:     Stephen J. Jones
                                  Facsimile No.: 513-632-2540


                              FOOTHILL INCOME TRUST
                              By FIT GP, its General Partner

                              By: /s/ M.E. Stearns
                                  ------------------------------
                                  Name:  M.E. Stearns
                                  Title: Managing Member
                                  Address:       11111 Santa Monica Blvd. -
                                                   #1500
                                                 Los Angeles, CA  90025-3333
                                  Attention:     Ed Stearns
                                  Facsimile No.: 310-479-0461

                              FOOTHILL PARTNERS III LP

                              By: /s/ M.E. Stearns
                                  ------------------------------
                                  Name:  M.E. Stearns
                                  Title: Managing General Partner
                                  Address:       11111 Santa Monica Blvd. -
                                                   #1500
                                                 Los Angeles, CA  90025-3334
                                  Attention:     Ed Stearns
                                  Facsimile No.: 310-479-0461


                              FRANKLIN FLOATING RATE TRUST

                              By: /s/ Chauncey Lufkin
                                  ------------------------------
                                  Name:  Chauncey Lufkin
                                  Title: Vice President
                                  Address:       777 Mariners Island Blvd.
                                                 San Mateo, CA  94403-7777
                                  Attention:     Mary Anne Chase
                                  Facsimile No.: 650-312-3346


                              FRANKLIN MUTUAL ADVISERS, LLC

                              By: /s/ Jeffrey A. Altman
                                  ------------------------------
                                  Name:  Jeffrey A. Altman
                                  Title: Senior Vice President
                                  Address:       51 John F. Kennedy Parkway
                                                 Short Hills, NJ  07078
                                  Attention:     Bradley Takahashi
                                  Facsimile No.: 973-912-0646

                              GOLDMAN SACHS CREDIT PARTNERS L.P.

                              By: /s/ Mark De Natale
                                  ------------------------------
                                  Name:  Mark De Natale
                                  Title: Authorized Signatory
                                  Address:       85 Broad Street, 27th Floor
                                                 New York, NY  10004
                                  Attention:     Jason Colodne
                                  Facsimile No.: 212-902-3757


                              LEHMAN COMMERCIAL PAPER INC.

                              By: /s/ Steven Pomerantz
                                  ------------------------------
                                  Name:  Steven Pomerantz
                                  Title: Authorized Signature
                                  LCPI
                                  Address:       3 World Financial Center,
                                                   8th Fl.
                                                 New York, NY  10285
                                  Attention:     Steven Pomerantz
                                  Facsimile No.: 212-526-6082


                              ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.
                              By: Pilgrim Investment, Inc., as its investment
                                  manager

                              By: /s/ Jason T. Groom
                                  ------------------------------
                                  Name:  Jason T. Groom
                                  Title:    Assistant Vice President
                                  Address:       Two Renaissance Square
                                                 40 North Central Avenue
                                                 Suite 1200
                                                 Phoenix, AZ  85004-3444
                                  Attention:     Jason Groom
                                  Facsimile No.: 602-417-8327

                              ML CLO XX PILGRIM AMERICA (CAYMAN) LTD.
                              By: Pilgrim Investment, Inc., as its investment manager

                              By: /s/ Jason T. Groom
                                  ------------------------------
                                  Name:  Jason T. Groom
                                  Title: Assistant Vice President
                                  Address:       Two Renaissance Square
                                                 40 North Central Avenue
                                                 Suite 1200
                                                 Phoenix, AZ  85004-3444
                                  Attention:     Jason Groom
                                  Facsimile No.: 602-417-8327


                              NATIONAL WESTMINSTER BANK PLC
                              By: NatWest Capital Markets Limited; its Agent
                              By: Greenwich Capital Markets, Inc., its Agent

                              By: /s/ Richard J. Jacoby
                                  ------------------------------
                                  Name:  Richard J. Jacoby
                                  Title: Assistant Vice President
                                  Address:       c/o American Money Management
                                                 1 East 4th Street
                                                 Cincinnati, Ohio  45202
                                  Attention:     David P. Meyer
                                  Facsimile No.: 513-579-2910


                              ORIX USA CORPORATION

                              By: /s/ Hiro Miyauchi
                                  ------------------------------
                                  Name:  Hiro Miyauchi
                                  Title: Executive Vice President
                                  Address:       1177 Avenue of the Americas,
                                                 10th Floor
                                                 New York, NY  10036
                                  Attention:     Paula Penkal
                                  Facsimile No.: 212-739-1705

                              PERRY PARTNERS INTERNATIONAL, INC.

                              By: /s/ William J. Vernon
                                  ------------------------------
                                  Name:  William J. Vernon
                                  Title: Managing Director and Chief Financial
                                         Officer
                                  Address:       c/o Perry Corp.
                                                 599 Lexington Avenue,
                                                   36th Floor
                                                 New York, NY  10022
                                  Attention:     Jedd Bonnen
                                  Facsimile No.: 212-583-4099


                              PERRY PARTNERS LP

                              By: /s/ William J. Vernon
                                  ------------------------------
                                     Name:   William J. Vernon
                                     Title:  Managing Director and Chief
                                             Financial Officer
                                     Address:      c/o Perry Corp.
                                                   599 Lexington Avenue,
                                                     36th Floor
                                                   New York, NY  10022
                                    Attention:     Jedd Bonnen
                                    Facsimile No.: 212-583-4099


                              PILGRIM PRIME RATE TRUST
                              By: Pilgrim Investments, Inc., as its investment
                                  manager

                              By: /s/ Jason T. Groom
                                  ------------------------------
                                  Name:  Jason T. Groom
                                  Title: Assistant Vice President
                                  Address:       c/o Pilgrim Investments, Inc.
                                                 Two Renaissance Square
                                                 40 North Central Avenue
                                                 Suite 1200
                                                 Phoenix, AZ  85004-3444
                                  Attention:     Jason Groom
                                  Facsimile No.: 602-417-8327

                              MORGAN STANLEY DEAN WITTER
                              PRIME INCOME TRUST

                              By: /s/ Sheila Finnerty
                                  ------------------------------
                                     Name:  Sheila Finnerty
                                     Title: Senior Vice President
                                     Address:       Two World Trade Center
                                                    New York, NY  10048
                                     Attention:     Kevin Egan
                                     Facsimile No.: (212) 392-5345


                              ROYALTON COMPANY
                              By: Pacific Investment Management Company, as its
                                  Investment Advisor

                              By: /s/ Raymond Kennedy
                                  ------------------------------
                                  Name:  Raymond Kennedy
                                  Title: Senior Vice President
                                  Address:       c/o Pacific Investment
                                                 Management Company
                                                 840 Newport Center Drive
                                                 Newport Beach, CA  92658
                                  Attention:     Travis Carr
                                  Facsimile No.: 949-720-8586


                              SILVER OAK CAPITAL LLC

                              By: /s/ Jeffrey H. Aronson
                                  ------------------------------
                                  Name:  Jeffrey H. Aronson
                                  Title: Authorized Signatory
                                  Address:       c/o Angelo, Gordon & Co, LP
                                                 245 Park Avenue - 26th Floor
                                                 New York, NY  10167
                                  Attention:     Marnie Gordon
                                  Facsimile No.: 212-867-6395

                              SOCIETE GENERALE

                              By: /s/ Harry T. Nullet
                                  ------------------------------
                                  Name:  Harry T. Nullet
                                  Title: Director
                                  Address:       560 Lexington Avenue
                                                 New York, NY  10022
                                  Attention:     Harry T. Nullet
                                  Facsimile No.: 212-278-6460


                              THE TORONTO DOMINION BANK

                              By: /s/ Jorge A. Garcia
                                  ------------------------------
                                  Name:  Jorge A. Garcia
                                  Title: Mgr. Cr. Adm.
                                  Address:        909 Fannin Street, Suite 1700
                                                  Houston, TX  77010
                                  Attention:      Jorge A. Garcia
                                  Facsimile No.:  713-652-0914


                              TYLER TRADING, INC.

                              By: /s/ Johnny E. Graves
                                  ------------------------------
                                  Name:  Johnny E. Graves
                                  Title: President
                                  Address:       100 North Tryon, Trading Floor
                                                 NC1-007-06-07
                                                 Charlotte, NC  28255
                                  Attention:     Kelly C. Walker
                                  Facsimile No.: 704-388-0648

                              VAN KAMPEN PRIME RATE INCOME TRUST
                              By: Van Kampen Investment Advisory Corp.

                              By: /s/ Darvin D. Pierce
                                  ------------------------------
                                  Name:  Darvin D. Pierce
                                  Title: Vice President
                                  Address:       One Parkview Plaza
                                                 Oakbrook Terrace, IL  60181
                                  Attention:     Douglas Smith
                                  Facsimile No.: 630-684-6740/6741


                              VAN KAMPEN SENIOR INCOME TRUST
                              By: Van Kampen Investment Advisory Corp.

                              By: /s/ Darvin D. Pierce
                                  ------------------------------
                                  Name:  Darvin D. Pierce
                                  Title: Vice President
                                  Address:       One Parkview Plaza
                                                 Oakbrook Terrace, IL  60181
                                  Attention:     Douglas Smith
                                  Facsimile No.: 630-684-6740/6741


                              VAN KAMPEN CLO I, LIMITED
                              By: Van Kampen Management Inc.,
                                  as Collateral Manager

                              By: /s/ Darvin D. Pierce
                                  ------------------------------
                                  Name:  Darvin D. Pierce
                                  Title: Vice President
                                  Address:       One Parkview Plaza
                                                 Oakbrook Terrace, IL  60181
                                  Attention:     Douglas Smith
                                  Facsimile No.: 630-684-6740/6741

                              WACHOVIA BANK, NA

                              By: /s/ John C. Coffin
                                  ------------------------------
                                  Name:  John C. Coffin
                                  Title: Senior Vice President
                                  Address:       191 Peachtree Street NE
                                                 GA 3940
                                                 Atlanta, GA  30303
                                  Attention:     John Coffin
                                  Facsimile No.: 404-332-5016


                              DK ACQUISITION PARTNERS, L.P.
                              By: M.H. Davidson & Co., its General Partner

                              By: /s/ Thomas L. Kempner, Jr.
                                  ------------------------------
                                  Name:  Thomas L. Kempner, Jr.
                                  Title: Partner
                                  Address:       885 Third Avenue
                                                 New York, NY  10022
                                  Attention:     Anthony A. Yoseloff
                                  Facsimile No.: 212-371-4318


                              MORGENS WATERFALL, VINTIADIS
                              & COMPANY, INC., acting on behalf of certain investment advisory clients

                              By: /s/ Neil A. Augustine
                                  ------------------------------
                                 Name:  Neil A. Augustine
                                 Title: Authorized Agent
                                 Address:       10 East 50th Street
                                                26th Floor
                                                New York, NY  10022
                                 Attention:     Jason M. Sudol
                                 Facsimile No.: 212-838-5540

                              WHIPPORWILL ASSOCIATES

                              By: /s/ Shelby S. Werner
                                  ------------------------------
                                  Name:  Shelby S. Werner
                                  Title: Managing Director
                                  Address:       11 Martine Avenue
                                                 White Plains, New York  10606
                                  Attention:     Shelby Werner
                                  Facsimile No.: 914-683-1242

                              BLACK DIAMOND CLO 1998-1, LTD.

                              By: /s/ John Cullinane
                                  ------------------------------
                                  Name:  John Cullinane
                                  Title: Director
                                  Address:       1 Conway Park
                                                 100 Field Dr. Suite 100
                                                 Lake Forest, IL  60045
                                  Attention:     Les Meier
                                  Facsimile No.: 847-615-9064


                              BLACK DIAMOND INTERNATIONAL FUNDING LTD.

                              By: /s/ John Cullinane
                                  ------------------------------
                                  Name:  John Cullinane
                                  Title: Director
                                  Address:       1 Conway Park
                                                 100 Field Dr. Suite 100
                                                 Lake Forest, IL  60045
                                  Attention:     Les Meier
                                  Facsimile No.: 847-615-9064


                              CANADIAN IMPERIAL BANK OF COMMERCE

                              By: /s/ Koren Volk
                                  ------------------------------
                                  Name:   Koren Volk
                                  Title:  Authorized Signatory
                                  Address:       425 Lexington Avenue -
                                                   7th Floor
                                                 New York, NY  10017
                                  Attention:     Kenneth Anton
                                  Facsimile No.: 212-856-3799


                              SPECIAL SITUATIONS FUND ADVISORS, INC,
                              as agent for The Chase Manhattan Bank

                              By:
                                  ------------------------------
                                  Title:
                                  Address:       380 Madison Avenue
                                                 New York, New York 10017
                                                 Attn: Greg Felton
                                  Facsimile No.: 212-622-5549